FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-184376-07

September 16, 2013

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET
$1,077,793,714
(Approximate Total Mortgage Pool Balance)

$754,455,000
(Approximate Offered Certificates)

COMM 2013-LC13

Deutsche Mortgage & Asset Receiving Corporation
Depositor

Ladder Capital Financial LLC
German American Capital Corporation
Natixis Real Estate Capital LLC
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities
Sole Bookrunner and Lead Manager

Natixis Securities Americas LLC	Wells Fargo Securities

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust
Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated September 16, 2013, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Key Features:		Pooled Collateral Facts(1)(2):
Sole Bookrunner & Lead	Deutsche Bank Securities Inc.	Initial Outstanding Pool Balance:	$1,077,793,714
Manager:		Number of Mortgage Loans:	57
Co-Managers:	Natixis Securities Americas LLC	Number of Mortgaged Properties:	97
	Wells Fargo Securities	Average Mortgage Loan Cut-off Date Balance:	$18,908,662
Mortgage Loan Sellers:	Ladder Capital Finance LLC (“LCF”) (44.1%),	Average Mortgaged Property Cut-off Date Balance:	$11,111,275
	German American Capital Corporation* (“GACC”)	Weighted Avg Mortgage Loan U/W NCF DSCR:	1.86x
	(29.4%), Natixis Real Estate Capital LLC (“Natixis”)	Range of Mortgage Loan U/W NCF DSCR:	1.23x – 6.60x
	(26.5%)	Weighted Avg Mortgage Loan Cut-off Date LTV(3):	61.4%
	*An indirect wholly owned subsidiary of Deutsche Bank AG.	Range of Mortgage Loan Cut-off Date LTV(3):	14.6% – 75.0%
Master Servicer:	Midland Loan Services	Weighted Avg Mortgage Loan Maturity Date or ARD LTV(3):	52.3%
Operating Advisor:	Park Bridge Lender Services LLC	Range of Mortgage Loan Maturity Date or ARD LTV(3):	14.6% – 67.4%
Special Servicer:	Rialto Capital Advisors, LLC	Weighted Avg U/W NOI Debt Yield:	12.1%
Certificate Administrator:	Deutsche Bank Trust Company Americas	Range of U/W NOI Debt Yield:	8.6% – 28.5%
Trustee:	U.S. Bank National Association	Weighted Avg Mortgage Loan
Rating Agencies:	Moody’s Investors Service, Inc., Standard & Poor’s	Original Term to Maturity (months)(4):	105
	Ratings Services and Kroll Bond Rating Agency, Inc.	Weighted Avg Mortgage Loan
Determination Date:	The 6th day of each month, or if such 6th day is not a	Remaining Term to Maturity (months)(4):	103
	business day, the following business day,	Weighted Avg Mortgage Loan Seasoning (months):	2
	commencing in October 2013.	% Mortgage Loans with Amortization for Full Term(5):	62.0%
Distribution Date:	4th business day following the Determination Date in	% Mortgage Loans with Partial Interest Only:	30.4%
	each month, commencing October 2013.	% Mortgage Loans with Full Interest Only(6):	7.6%
Cut-off Date:	Payment Date in September 2013 (or related	% Mortgage Loans with Upfront or Ongoing Tax Reserves:	90.3%
	origination date, if later). Unless otherwise noted, all	% Mortgage Loans with Upfront or
	Mortgage Loan statistics are based on balances as	Ongoing Replacement Reserves(7):	88.9%
	of the Cut-off Date.	% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	64.7%
Settlement Date:	On or about September 26, 2013	% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	87.9%
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds,	% Mortgage Loans with Upfront Engineering Reserves:	48.2%
	with accrued interest.	% Mortgage Loans with Upfront or Ongoing Other Reserves:	45.6%
ERISA Eligible:	All of the Offered Certificates are expected to be	(1)	With respect to the 15 MetroTech Center Loan, LTV, DSCR and Debt Yield calculations include the related pari passu companion loans.
	ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA	(2)
With respect to The Ritz Tower loan, LTV, DSCR and Debt Yield calculations are based on underwritten NOI, underwritten NCF and/or an appraised value that were determined assuming that the related mortgaged property, which is a residential cooperative, is operated as a multifamily rental property.

	eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2046	(3)
With respect to the Colinx Industrial Building loan, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “As Stabilized” appraised value of $46.3 million. The “As-is” Cut-off Date LTV and “As-is” Maturity Date or ARD LTV are 83.8% and 69.6%, respectively.

Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.
Clean-up Call:	1%
		(4)	For the ARD loan, the original term to maturity and remaining term to maturity are through the anticipated repayment date.
		(5)	Amortizing through the maturity date, or in the case of the ARD loan, through the anticipated repayment date.
		(6)	Interest only through the maturity date.
		(7)	Includes FF&E Reserves.
		(8)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.

Distribution of Collateral by Property Type

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/S&P/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$68,822,000	30.000%(6)	2.64	1 - 58	43.0%	17.3%
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$237,427,000	30.000%(6)	4.94	58 - 61	43.0%	17.3%
Class A-SB	Aaa(sf) / AAA(sf) / AAA(sf)	$73,298,000	30.000%(6)	7.39	61 - 115	43.0%	17.3%
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$47,500,000	30.000%(6)	6.37	77 - 77	43.0%	17.3%
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$100,000,000	30.000%(6)	9.70	109 - 119	43.0%	17.3%
Class A-5	Aaa(sf) / AAA(sf) / AAA(sf)	$227,408,000	30.000%(6)	9.87	119 - 120	43.0%	17.3%
Class X-A(7)	Aaa(sf) / AAA(sf) / AAA(sf)	$847,415,000(8)	N/A	N/A	N/A	N/A	N/A

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/S&P/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR / NR / NR	$164,363,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR / NR / NR	$66,015,713(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aaa(sf) / AAA(sf) / AAA (sf)	$92,960,000	21.375%	9.96	120 - 120	48.3%	15.4%
Class B	Aa3(sf) / AA-(sf) / AA-(sf)	$68,709,000	15.000%	9.96	120 - 120	52.2%	14.2%
Class C	A3(sf) / A-(sf) / A-(sf)	$45,806,000	10.750%	9.96	120 - 120	54.8%	13.6%
Class D	NR / BBB-(sf) / BBB-(sf)	$49,848,000	6.125%	9.96	120 - 120	57.6%	12.9%
Class E	NR / BB-(sf) / BB-(sf)	$28,292,000	3.500%	9.96	120 - 120	59.3%	12.5%
Class F	NR / B+(sf) / B(sf)	$9,431,000	2.625%	9.96	120 - 120	59.8%	12.4%
Class G	NR / NR / NR	$28,292,713	0.000%	10.01	120 - 121	61.4%	12.1%
(1)
The pass–through rates applicable to the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5, Class A–M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass–through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%.
(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions and prepayment assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and the mortgage loan with an anticipated repayment date is repaid on its anticipated repayment date.

(4)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut–off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4 and Class A–5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4 and Class A–5 Certificates are represented in the aggregate.
(7)
The pass–through rate applicable to the Class X–A, Class X–B and Class X–C Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360–day year consisting of twelve 30–day months), over (ii)(A) with respect to the Class X–A Certificates, the weighted average of the pass–through rates of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5 and Class A–M Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus, (B) with respect to the Class X–B Certificates, the weighted average of the pass–through rates of the Class B, Class C and Class D Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus and (C) with respect to the Class X–C Certificates, the weighted average pass–through rates of the Class E, Class F and Class G Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

(8)
The Class X–A, Class X–B and Class X–C Certificates (the “Class X Certificates”) will not have a Certificate Balance.  None of the Class X–A, Class X–B or Class X–C Certificates are entitled to distributions of principal.  The interest accrual amounts on the Class X–A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5 and Class A–M Certificates. The interest accrual amounts on the Class X–B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class B, Class C and Class D Certificates. The interest accrual amounts on the Class X–C Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class E, Class F and Class G Certificates.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

SUMMARY OF THE CERTIFICATES

Short–Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut–off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-1 / A-2	Natixis	Washington Group Plaza	Office	$35,103,154	58	69.6%	2.16x	14.4%
A-1 / A-2	Natixis	DP II Portfolio	Various	$28,989,326	58	72.8%	1.45x	11.4%
A-2	Natixis	Saratoga & WestShore	Office	$25,477,607	59	57.5%	1.57x	10.1%
A-2	GACC	Sheraton Baltimore Inner Harbor	Hospitality	$22,477,090	59	45.0%	2.27x	18.4%
A-2	LCF	1 Apollo Drive	Mixed Use	$7,489,759	59	59.4%	1.38x	11.0%
A-2	Natixis	Uma Hospitality Portfolio	Hospitality	$14,000,000	60	62.2%	1.58x	14.0%
A-2	LCF	The Center Building	Office	$62,000,000	61	66.7%	1.82x	11.4%
A-2	GACC	Plaza Frontenac	Retail	$52,000,000	61	31.3%	5.34x	17.2%
A-3	Natixis	The Galleria - 115 East 57th Street	Office	$52,500,000	77	52.5%	1.37x	9.4%

(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses on the indicated loans. See “Yield and Maturity Considerations– Yield Considerations” in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

TRANSACTION HIGHLIGHTS

■	$1,077,793,713 (Approximate) New–Issue Multi–Borrower CMBS:

–
Overview: The mortgage pool consists of 57 fixed–rate commercial, multifamily and manufactured housing community loans that have an aggregate Cut–off Date Balance of $1,077,793,714 (the “Initial Outstanding Pool Balance”), have an average Cut–off Date Balance of $18,908,662 per Mortgage Loan and are secured by 97 Mortgaged Properties located throughout 27 states.

–	LTV: 61.4% weighted average Cut–off Date LTV and 52.3% weighted average Maturity Date or ARD LTV.

–	DSCR: 2.00x weighted average Debt Service Coverage Ratio, based on Underwritten NOI. 1.86x weighted average Debt Service Coverage Ratio, based on Underwritten NCF.

–	Debt Yield: 12.1% weighted average debt yield, based on Underwritten NOI. 11.2% weighted average debt yield, based on Underwritten NCF.

–
Credit Support: 30.000% credit support for the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4 and Class A–5 Certificates in the aggregate, which are each rated Aaa(sf) / AAA(sf) / AAA(sf) by Moody’s/S&P/KBRA.

■	Loan Structural Features:

–	Amortization: 92.4% of the Mortgage Loans by Cut–off Date Balance have scheduled amortization:

■	62.0% of the Mortgage Loans by Cut–off Date Balance have amortization for the entire term with a balloon payment due at Maturity or ARD.

■	30.4% of the Mortgage Loans by Cut–off Date Balance have scheduled amortization following a partial interest–only period with a balloon payment due at Maturity.

■	7.6% of the Mortgage Loans by Cut–off Date Balance are interest-only for the entire term.

–	Hard Lockboxes: 65.5% of the Mortgage Loans by Cut–off Date Balance have Hard Lockboxes in place.

■
Cash Traps: 89.5% of the Mortgage Loans by Cut–off Date Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than or equal to 1.05x coverage, that fund an excess cash flow reserve.

–	Reserves: The Mortgage Loans require amounts to be escrowed for reserves upfront or on an ongoing basis as follows:

■	Real Estate Taxes: 52 Mortgage Loans representing 90.3% of the total Cut–off Date Balance.

■	Insurance Reserves: 44 Mortgage Loans representing 64.7% of the total Cut–off Date Balance.

■	Replacement Reserves (Including FF&E Reserves): 53 Mortgage Loans representing 88.9% of the total Cut–off Date Balance.

■	Tenant Improvement / Leasing Commissions: 24 Mortgage Loans representing 87.9% of the total allocated Cut–off Date Balance of office, retail, industrial and mixed use properties only.

–
Defeasance: 69.7% of the Mortgage Loans by Cut–off Date Balance permit defeasance only after a lockout period and prior to an open period. One of these Mortgage Loans, representing 1.0% of the Cut-off Date Balance, permits partial prepayment, with a Yield Maintenance Charge and without a lockout period, in connection with a release of individual properties subject to various conditions, including that the subject Mortgage Loan may not be prepaid below a specified balance.

–	Yield Maintenance: 22.9% of the Mortgage Loans by Cut–off Date Balance permit prepayment only with a Yield Maintenance Charge only after a lockout period and prior to an open period.

–
Defeasance or Yield Maintenance: 7.4% of the Mortgage Loans by Cut-off Date Balance permit either defeasance or prepayment only with a Yield Maintenance Charge, following a period where the loan may be prepaid only with a Yield Maintenance charge, and prior to an open period.

■	Multiple–Asset Types > 5.0% of the Total Pool:

–	Office: 27.7% of the Mortgaged Properties by allocated Cut–off Date Balance are office properties.

–
Retail: 23.4% of the Mortgaged Properties by allocated Cut–off Date Balance are retail properties (22.1% of the Mortgaged Properties are anchored retail properties, including single tenant and shadow anchored properties).

–	Multifamily: 17.5% of the Mortgaged Properties by allocated Cut–off Date Balance are multifamily properties.

–	Hospitality: 11.9% of the Mortgaged Properties by allocated Cut–off Date Balance are hospitality properties.

–	Industrial: 9.0% of the Mortgaged Properties by allocated Cut-off Date Balance are industrial properties.

–	Manufactured Housing Community: 7.3% of the Mortgaged Properties by allocated Cut–off Date Balance are manufactured housing communities.

■
Geographic Diversity: The 97 Mortgaged Properties are located throughout 27 states, with only two states having greater than 10.0% by allocated Cut–off Date Balance: New York (22.4%) and California (12.1%).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, first, to the Class A–SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A–3 to the Free Writing Prospectus, then, to the Class A–1, Class A–2, Class A–3, Class A–4, Class A–5 and Class A–SB Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero, and then, to the Class A–M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total principal balance of the Class A–M through Class G Certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4 and Class A–5 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A–M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X–A, Class X–B and Class X–C Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X–A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5 and Class A–M Certificates; (ii) the notional amount of the Class X–B Certificates will be reduced by the principal distributions and realized losses allocated to the Class B, Class C and Class D Certificates; and (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized loses allocated to Class E, Class F and Class G Certificates.

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass–through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5, Class X–A, Class X–B and Class X–C Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A–M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass–through rates applicable to the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5, Class A–M, Class B, Class C, Class D, Class E, Class F and Class G Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass–through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

The pass–through rate applicable to the Class X–A, Class X–B and Class X–C Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360–day year consisting of twelve 30–

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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day months), over (ii)(A) with respect to the Class X–A Certificates, the weighted average of the pass–through rates of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5 and Class A–M Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus, (B) with respect to the Class X–B Certificates, the weighted average pass–through rates of the Class B, Class C and Class D Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus and (C) with respect to the Class X–C Certificates, the weighted average pass–through rates of the Class E, Class F and Class G Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each interest–bearing class of certificates.

Loss Allocation:
Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class G through and including Class A–M, and then to Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4 and Class A–5 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of either Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) collected will be allocated to each of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5, Class A–M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A–1, Class A–2, Class A–SB, Class A–3, Class A–4, Class A–5, Class A–M, Class B, Class C and Class D Certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass–through rate of such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass–Through Rate – Discount Rate)		The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate – Discount Rate)	X

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

Sale of Defaulted Loans:
Defaulted loans will be sold in a process similar to the sale process for REO property, as described under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “Description of the Mortgage Pool—Loan Combination” in the Free Writing Prospectus.  There will be no “fair market value purchase option” and the Controlling Class Representative will have no right of first

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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refusal with respect to the sale of defaulted loans.

Loan Combinations/Split Loan Structures:
The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 15 MetroTech Center secures a Mortgage Loan (the “15 MetroTech Center Loan”) with an outstanding principal balance as of the Cut–off Date of $80,000,000, collectively evidenced by Note A-2-A and Note A-2-B, representing approximately 7.4% of the Initial Outstanding Pool Balance, and secures on a pari passu basis companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000, collectively evidenced by Note A-1-A and Note A-1-B, which are currently held by LCF or an affiliate thereof (although it may be subject to a warehousing arrangement) and Bank of America, N.A., respectively. The 15 MetroTech Center Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “15 MetroTech Center Loan Combination.”

The 15 MetroTech Center Loan Combination will initially be serviced pursuant to the pooling and servicing agreement related to this transaction (the “Pooling and Servicing Agreement”) and the related intercreditor agreement. The 15 MetroTech Center pari passu companion loans evidenced by Note A-1-A and Note A-1-B may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). Servicing of the 15 MetroTech Center Loan Combination will transfer to the pooling and servicing agreement for a to be determined securitization of all or any portion of the 15 MetroTech Center pari passu companion loans. For additional information regarding the 15 MetroTech Center Loan Combination, see “Description of the Mortgage Pool—Loan Combination—15 MetroTech Center Loan Combination” in the Free Writing Prospectus. With respect to the 15 MetroTech Center Loan Combination, the holders of the related companion loans or their designee will have certain control rights over servicing matters regarding that loan combination.

Control Rights:
Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan (other than with respect to the 15 MetroTech Center Loan Combination). The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan.

Control Eligible Certificates:	Class F and Class G Certificates.

Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class G Certificates.

Appraised–Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised–Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan for which an Appraisal Reduction Event has occurred. Upon receipt of the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised–Out Class as the Controlling Class. The Holders of an Appraised–Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Directing Holder:	It is expected that Rialto Real Estate Fund, L.P. will be the initial Directing Holder and will own a majority of the Class F and Class G Certificates as of the Settlement Date.

Control Termination Event:
Will occur when no Class of Control Eligible Certificates has a Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the Certificate Balance as of the Settlement Date.

Upon the occurrence and the continuance of a Control Termination Event, the Controlling Class will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder (i.e., the majority owner or representative of the senior most Class of Control Eligible Certificates) will retain non–binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:
The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer (other than with respect to the 15 MetroTech Center Loan Combination) may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the 15 MetroTech Center Loan Combination) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

Replacement of Special Servicer by Vote of Certificateholders:
If a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of the aggregate voting rights of all Classes of Certificates entitled to principal (taking into account Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) or (ii) the Holders of more than 50% of the voting rights of each Class of Non–Reduced Certificates, the Trustee will immediately replace the Special Servicer (other than with respect to the 15 MetroTech Center Loan Combination) with the replacement Special Servicer.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the 15 MetroTech Center Loan Combination). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the 15 MetroTech Center Loan Combination) must be confirmed by a majority of the voting rights of all Classes of Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

Cap on Workout and Liquidation Fees:
The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:
The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee–sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Affiliates in connection with any services performed by such party with respect to any mortgage loan. The Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:
With respect to the Mortgage Loans (other than the 15 MetroTech Center Loan) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans), vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut–off Date Balances(1)(2)
					% of Initial	Weighted Averages
					Outstanding		Stated	U/W		LTV Ratio
			Number of	Aggregate	Pool		Remaining Term	NCF	Cut–off Date	at Maturity
Range of Cut–off Date Balances			Mortgage Loans	Cut–off Date Balance	Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	or ARD(4)
$2,295,493	-	$9,999,999	24	$138,352,069	12.8%	5.4128%	116	1.52x	67.1%	53.6%
$10,000,000	-	$24,999,999	18	$266,067,402	24.7%	5.2718%	111	1.64x	63.8%	52.6%
$25,000,000	-	$39,999,999	9	$286,103,326	26.5%	4.9320%	100	2.04x	62.6%	55.1%
$40,000,000	-	$54,999,999	3	$144,500,000	13.4%	4.4038%	83	2.77x	47.9%	44.8%
$55,000,000	-	$69,999,999	1	$62,000,000	5.8%	4.4310%	61	1.82x	66.7%	63.3%
$70,000,000	-	$100,770,916	2	$180,770,916	16.8%	5.4584%	119	1.44x	60.7%	48.6%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%

Distribution of Mortgage Rates(1)(2)
					% of Initial	Weighted Averages
					Outstanding		Stated			LTV Ratio
			Number of	Aggregate	Pool		Remaining Term	U/W NCF	Cut–off Date	at Maturity
Range of Mortgage Rates			Mortgage Loans	Cut–off Date Balance	Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	or ARD(4)
3.0400%	-	4.2499%	3	$117,103,154	10.9%	3.5907%	75	4.71x	38.5%	36.6%
4.2500%	-	4.4999%	2	$71,164,879	6.6%	4.4141%	68	1.78x	67.5%	62.7%
4.5000%	-	4.7499%	2	$42,127,607	3.9%	4.6471%	83	1.53x	62.2%	57.6%
4.7500%	-	6.0560%	50	$847,398,075	78.6%	5.3458%	111	1.49x	64.0%	53.3%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%

Property Type Distribution(1)(2)(5)
					Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut–off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads, NRA or Beds	Cut–off Date Balance per Unit/Room Pad/NRA/Bed	Mortgage Rate	Stated Remaining Term (Mos.)(3)	Occupancy	U/W NCF DSCR	Cut–off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
Office	13	$298,449,698	27.7%	2,832,277	$181	4.8849%	84	92.0%	1.59x	63.0%	55.1%
CBD	5	$242,703,154	22.5%	2,094,221	$197	4.8492%	87	92.5%	1.61x	62.7%	54.3%
Suburban	8	$55,746,544	5.2%	738,056	$115	5.0406%	74	89.9%	1.50x	64.3%	58.3%
Retail	37	$252,682,607	23.4%	1,861,187	$181	4.8772%	107	96.4%	2.26x	57.4%	49.8%
Anchored(6)	34	$238,104,551	22.1%	1,815,728	$172	4.8531%	106	96.4%	2.32x	56.6%	49.1%
Unanchored	3	$14,578,056	1.4%	45,459	$343	5.2704%	119	96.0%	1.40x	70.5%	60.8%
Multifamily(7)	13	$188,151,729	17.5%	3,991	$79,616	5.1038%	120	94.5%	2.23x	61.3%	52.9%
Hospitality	14	$127,724,609	11.9%	2,052	$73,116	5.3943%	101	66.5%	1.93x	58.7%	46.0%
Limited Service	10	$67,157,001	6.2%	1,011	$77,639	5.5243%	112	73.2%	1.68x	61.8%	46.1%
Full Service	3	$53,977,090	5.0%	945	$68,034	5.2342%	85	58.8%	2.27x	54.1%	45.5%
Extended Stay	1	$6,590,518	0.6%	96	$68,651	5.3800%	119	61.8%	1.65x	63.7%	48.4%
Industrial	7	$97,148,749	9.0%	3,121,267	$38	5.3149%	111	95.5%	1.43x	64.4%	50.8%
Manufactured Housing Community	3	$78,639,620	7.3%	858	$127,737	5.4150%	119	96.6%	1.26x	67.3%	59.1%
Mixed Use	6	$23,716,341	2.2%	270,283	$166	5.0586%	99	87.9%	1.37x	67.4%	56.8%
Multifamily/Retail/Office	1	$9,164,879	0.9%	65,352	$140	4.3000%	115	100.0%	1.48x	72.7%	58.8%
Office/Warehouse	1	$7,489,759	0.7%	181,715	$41	5.6500%	59	71.7%	1.38x	59.4%	53.5%
Retail/Multifamily	4	$7,061,703	0.7%	23,216	$331	5.4160%	119	89.3%	1.23x	69.1%	57.6%
Self Storage	4	$11,280,361	1.0%	1,861	$6,563	5.2015%	119	86.0%	1.60x	64.6%	52.3%
Total/Weighted Average	97	$1,077,793,714	100.0%			5.0662%	103	90.9%	1.86x	61.4%	52.3%

Geographic Distribution(1)(2)(5)
			% of Initial Outstanding Pool Balance	Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut–off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut–off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
New York	8	$241,035,638	22.4%	4.9182%	94	2.16x	55.1%	47.5%
California	7	$130,677,607	12.1%	5.2111%	108	1.38x	61.2%	55.5%
Northern(8)	3	$65,477,607	6.1%	5.1304%	96	1.37x	61.1%	56.8%
Southern(8)	4	$65,200,000	6.0%	5.2922%	120	1.39x	61.3%	54.1%
Texas	15	$98,360,702	9.1%	5.5050%	119	1.73x	66.0%	52.0%
Illinois	12	$66,899,268	6.2%	5.3390%	100	1.32x	70.9%	61.2%
Tennessee	3	$64,593,401	6.0%	5.3563%	119	1.43x	68.0%	56.6%
Michigan	10	$57,090,305	5.3%	5.0448%	109	1.55x	67.1%	49.8%
Ohio	4	$53,374,948	5.0%	5.3092%	119	1.41x	67.4%	58.2%
Other	38	$365,761,844	33.9%	4.8608%	99	2.15x	59.8%	51.5%
Total/Weighted Average	97	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%
(1)	With respect to the 15 MetroTech Center Loan, LTV, DSCR and Cut–off Date Balance per Unit/Room/Pad/NRA/Bed calculations include the related pari passu companion loans.
(2)
With respect to The Ritz Tower loan, LTV and DSCR calculations are based on underwritten NOI, underwritten NCF and/or an appraised value that were determined assuming that the related mortgaged property, which is a residential cooperative, is operated as a multifamily rental property.

(3)	In the case of one mortgage loan with an anticipated repayment date, Stated Remaining Term (Mos.) is through the related anticipated repayment date.
(4)
With respect to the Colinx Industrial Building loan, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on the “As Stabilized” appraised value of $46.3 million. The “As-is” Cut-off Date LTV and “As-is” Maturity Date or ARD LTV are 83.8% and 69.6%, respectively.

(5)	Reflects allocated loan amount for properties securing multi–property Mortgage Loans.
(6)	Includes anchored, single tenant and shadow anchored properties.
(7)	Includes one mortgaged property, securing a mortgage loan representing 2.8% of the Initial Outstanding Pool Balance, that operates as a residential cooperative.
(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(2)
						Weighted Averages
					% of Initial		Stated			LTV Ratio
Range of Cut–off Date LTV Ratios			Number of	Aggregate Cut–off	Outstanding		Remaining Term	U/W NCF	Cut–off Date	at Maturity
			Mortgage Loans	Date Balance	Pool Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	or ARD(4)
14.6%	-	49.9%	4	$108,464,585	10.1%	3.8860%	79	4.92x	30.2%	29.0%
50.0%	-	54.9%	3	$81,838,133	7.6%	5.0362%	90	1.48x	52.3%	46.1%
55.0%	-	59.9%	6	$148,248,910	13.8%	5.3967%	106	1.48x	59.0%	49.5%
60.0%	-	64.9%	11	$202,742,194	18.8%	5.4107%	116	1.57x	62.2%	50.2%
65.0%	-	69.9%	19	$338,097,048	31.4%	4.9829%	102	1.56x	67.7%	58.4%
70.0%	-	75.0%	14	$198,402,844	18.4%	5.2671%	110	1.43x	72.5%	61.4%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%

Distribution of LTV Ratios at Maturity or ARD(1)(2)
						Weighted Averages
					% of Initial		Stated			LTV Ratio
Range of LTV Ratios			Number of	Aggregate Cut–off	Outstanding		Remaining Term	U/W NCF	Cut–off Date	at Maturity or
at Maturity or ARD			Mortgage Loans	Date Balance	Pool Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	ARD(4)
14.6%	-	49.9%	17	$442,344,517	41.0%	4.9894%	104	2.37x	51.9%	42.1%
50.0%	-	54.9%	10	$118,396,560	11.0%	5.2719%	103	1.53x	63.1%	53.6%
55.0%	-	59.9%	17	$261,712,682	24.3%	5.3534%	116	1.36x	68.0%	58.4%
60.0%	-	67.4%	13	$255,339,955	23.7%	4.8096%	90	1.63x	70.4%	63.2%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages
					% of Initial		Stated			LTV Ratio
Range of Underwritten NCF			Number of	Aggregate Cut–off	Outstanding		Remaining Term	U/W NCF	Cut–off Date	at Maturity or
Debt Service Coverage Ratios			Mortgage Loans	Date Balance	Pool Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	ARD(4)
1.23x	-	1.39x	18	$349,719,067	32.4%	5.2968%	112	1.32x	64.9%	56.5%
1.40x	-	1.44x	6	$100,210,709	9.3%	5.4730%	120	1.42x	63.1%	48.6%
1.45x	-	1.54x	13	$263,009,654	24.4%	5.2686%	112	1.47x	65.7%	54.5%
1.55x	-	1.64x	6	$85,299,417	7.9%	5.2935%	92	1.58x	64.8%	54.6%
1.65x	-	1.74x	5	$34,151,051	3.2%	5.3707%	119	1.70x	63.8%	48.4%
1.75x	-	1.84x	1	$62,000,000	5.8%	4.4310%	61	1.82x	66.7%	63.3%
1.85x	-	1.99x	1	$2,295,493	0.2%	5.3490%	118	1.91x	60.4%	50.3%
2.00x	-	6.60x	7	$181,108,323	16.8%	4.1517%	82	3.86x	43.9%	39.1%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%

Distribution of Original Terms to Maturity or ARD(1)(2)
						Weighted Averages
					% of Initial		Stated			LTV Ratio
Range of Original Terms			Number of	Aggregate Cut–off	Outstanding		Remaining Term	U/W NCF	Cut–off Date	at Maturity or
to Maturity or ARD			Mortgage Loans	Date Balance	Pool Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	ARD(4)
60	-	60	7	$185,536,935	17.2%	4.2704%	59	2.80x	53.8%	50.0%
69	-	84	2	$114,500,000	10.6%	4.6891%	68	1.61x	60.2%	56.1%
120	-	120	48	$777,756,778	72.2%	5.3116%	119	1.67x	63.4%	52.3%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
						Weighted Averages
					% of Initial		Stated			LTV Ratio
Range of Remaining Terms			Number of	Aggregate Cut–off	Outstanding		Remaining Term	U/W NCF	Cut–off Date	at Maturity or
to Maturity or ARD			Mortgage Loans	Date Balance	Pool Balance	Mortgage Rate	(Mos.)(3)	DSCR	LTV Ratio(4)	ARD(4)
58	-	61	8	$247,536,935	23.0%	4.3107%	60	2.55x	57.0%	53.4%
77	-	77	1	$52,500,000	4.9%	4.9940%	77	1.37x	52.5%	47.5%
109	-	120	48	$777,756,778	72.2%	5.3116%	119	1.67x	63.4%	52.3%
Total/Weighted Average			57	$1,077,793,714	100.0%	5.0662%	103	1.86x	61.4%	52.3%
(1)	With respect to the 15 MetroTech Center Loan, LTV, DSCR and Cut–off Date Balance per Unit/Room/Pad/NRA/Bed calculations include the related pari passu companion loans.
(2)
With respect to The Ritz Tower loan, LTV and DSCR calculations are based on underwritten NOI, underwritten NCF and/or an appraised value that were determined assuming that the related mortgaged property, which is a residential cooperative, is operated as a multifamily rental property.

(3)	In the case of one mortgage loan with an anticipated repayment date, Stated Remaining Term (Mos.) is through the related anticipated repayment date.
(4)
With respect to the Colinx Industrial Building loan, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on the “As Stabilized” appraised value of $46.3 million. The “As-is” Cut-off Date LTV and “As-is” Maturity Date or ARD LTV are 83.8% and 69.6%, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut–off Date Balance	% of Initial Outstanding Pool Balance	Cut–off Date Balance per Pad/NRA/Unit	Cut–off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
Spirit Cole Portfolio	GACC	Various, Various	Various	$100,770,916	9.3%	$70	59.5%	1.46x	10.8%
15 MetroTech Center(1)	LCF	Brooklyn, NY	Office	$80,000,000	7.4%	$262	62.3%	1.42x	11.1%
The Center Building	LCF	Long Island City, NY	Office	$62,000,000	5.8%	$140	66.7%	1.82x	11.4%
The Galleria - 115 East 57th Street	Natixis	New York, NY	Office	$52,500,000	4.9%	$290	52.5%	1.37x	9.4%
Plaza Frontenac	GACC	Saint Louis, MO	Retail	$52,000,000	4.8%	$147	31.3%	5.34x	17.2%
Bay View Community MHC	LCF	Seaside, CA	Manufactured Housing Community	$40,000,000	3.7%	$179,372	63.4%	1.25x	8.6%
NorthPointe Apartments	GACC	Euclid, OH	Multifamily	$38,750,000	3.6%	$40,832	69.2%	1.36x	9.7%
Washington Group Plaza	Natixis	Boise, ID	Office	$35,103,154	3.3%	$63	69.6%	2.16x	14.4%
Whippletree Village MHC(2)	LCF	Wheeling, IL	Manufactured Housing Community	$33,475,185	3.1%	$82,249	70.8%	1.25x	8.6%
El Paseo I & II	LCF	Rancho Santa Margarita, CA	Retail	$32,000,000	3.0%	$300	66.7%	1.38x	9.3%
Total/Weighted Average				$526,599,254	48.9%		60.1%	1.88x	11.2%
(1)	With respect to the 15 MetroTech Center Loan, LTV, DSCR, debt yield and Cut–off Date Balance per Pad/NRA/Unit calculations include the related pari passu companion loans.
(2)
The sponsor of the Whippletree Village MHC loan, representing 3.1% of the outstanding pool balance as of the cut-off date, is also the sponsor of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Lake Village MHC, which represents 0.5% of the outstanding pool balance as of the cut-off date.

Pari Passu Companion Loan Summary
Mortgage Loan	Mortgage Loan Cut–off Date Balance	Companion Loans Cut–off Date Balance	Loan Combination Cut–off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
15 MetroTech Center	$80,000,000	$90,000,000	$170,000,000	COMM 2013–LC13(1)	Midland Loan Services	Rialto Capital Advisors, LLC	See (1) below
(1)
Prior to the securitization of the 15 MetroTech Center pari passu companion loans, the 15 MetroTech Center Loan Combination will be serviced under the pooling and servicing agreement for this securitization and the related intercreditor agreement, and the directing holder will be the holder of the pari passu companion loans, which initially will be held by LCF (Note A-1-A) or an affiliate thereof (which may be pledged in connection with a repurchase financing arrangement) and Bank of America, N.A. (Note A-1-B). After a to be determined securitization of the 15 MetroTech Center pari passu companion loans, the 15 MetroTech Center Loan Combination will be serviced under the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement, and the directing holder of the 15 MetroTech Center Loan Combination will be the directing holder or its equivalent under that securitization.

Existing Mezzanine Debt Summary

Mortgage Loans	Mortgage Loan Cut–off Date Balance	Mezzanine Debt Cut–off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut–off Date LTV Ratio	Total Debt Cut–off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
The Center Building	$62,000,000	$10,000,000	1.82x	1.43x	66.7%	77.4%	11.4%	9.8%
Bay View Community MHC	$40,000,000	$4,000,000	1.25x	1.08x	63.4%	69.7%	8.6%	7.8%
Saratoga & WestShore	$25,477,607	$4,995,609	1.57x	1.11x	57.5%	68.8%	10.1%	8.4%
Bridgeview Apartments(1)(2)	$21,500,000	$6,000,000	1.31x	1.03x(3)	68.3%	87.3%	9.4%	7.3%
(1)
Until a prepayment of the Required Paydown Amount (defined below) is made, the interest rate is 14.0000%, with a 12.0000% current pay rate and a 2.0000% accrual rate.  Following the mandatory prepayment, the interest rate converts to 13.0000% current pay.  The “Required Paydown Amount” is an amount equal to the greater of (a) $3,000,000 and (b) the amount required to reduce the balance of the Bridgeview Apartments mezzanine loan to result in a debt yield of at least 8.1% and an LTV ratio of no more than 80%.

(2)	Required Paydown Amount is required to be paid no later than June 6, 2014.
(3)
The Total Debt U/W NCF DSCR is based on the $3,000,000 mezzanine loan and a 13.0000% mezzanine loan interest rate.  Based upon a $6,000,000 mezzanine loan and a 12.0000% current pay rate, the Total Debt U/W NCF DSCR is 0.88x.  The Bridgeview Apartments mortgage loan is interest only for the first 25 payment dates and during this interest only period the Total Debt U/W NCF DSCR based on a $6,000,000 mezzanine loan and a 12.0000% current pay rate is 0.99x.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2013-LC13 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut–off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
The Galleria - 115 East 57th Street	Natixis	New York, NY	Office	$52,500,000	4.9%	WBCMT 2005-C19
Plaza Frontenac	GACC	Saint Louis, MO	Retail	$52,000,000	4.8%	LBUBS 2001-C7
Bay View Community MHC	LCF	Seaside, CA	Manufactured Housing Community	$40,000,000	3.7%	LBUBS 2007-C6
Washington Group Plaza	Natixis	Boise, ID	Office	$35,103,154	3.3%	GSMS 2010-C2
Whippletree Village MHC	LCF	Wheeling, IL	Manufactured Housing Community	$33,475,185	3.1%	MLCFC 2006-3
Doubletree Midland	Natixis	Midland, TX	Hospitality	$22,500,000	2.1%	JPMCC 2007-LDPX
Sheraton Baltimore Inner Harbor	GACC	Baltimore, MD	Hospitality	$22,477,090	2.1%	JPMCC 2003-LN1
Bridgeview Apartments	LCF	Tampa, FL	Multifamily	$21,500,000	2.0%	FREMF 2010-K6
Yucaipa Valley Commercial Center	GACC	Yucaipa, CA	Retail	$14,500,000	1.3%	MSC 2004-HQ3
Premier Hotel Portfolio(2)	Natixis	Various, OK	Hospitality	$14,238,133	1.3%	BSCMS 2005-PWR9
Marabou Mills and Aragon Woods	GACC	Indianapolis, IN	Multifamily	$9,450,000	0.9%	MLMT 2007-C1
Cronacher Portfolio	Natixis	Various, Various	Retail	$7,330,000	0.7%	WBCMT 2003-C7
Storage Pros Portfolio	Natixis	Various, MI	Self Storage	$7,292,866	0.7%	MSC 2005-HQ7
Lake Village MHC	LCF	Winona, MN	Manufactured Housing Community	$5,164,436	0.5%	JPMCC 2003-LN1
Hastings Self Storage	LCF	Hastings on Hudson, NY	Self Storage	$3,987,494	0.4%	MSC 2003-IQ4
Walgreens - Mt. Pleasant	Natixis	Mount Pleasant, MI	Retail	$3,410,000	0.3%	WBCMT 2003-C7
Cooper Common Plaza	Natixis	Chandler, AZ	Retail	$2,295,493	0.2%	CSFB 2003-C5
Total				$347,223,852	32.2%
(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.  The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the Premier Hotel Portfolio loan, only the Holiday Inn Express McAlester property was previously securitized in BSCMS 2005-PWR9 transaction. The Holiday Inn Express Shawnee property was not previously securitized.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 24 properties
Loan Purpose(1):	Acquisition		Property Type:	Various
Sponsor:	Spirit Realty, L.P.		Collateral(4):	Fee Simple
Borrower:	Spirit SPE Loan Portfolio 2013-2, LLC		Location:	Various
Original Balance:	$100,865,909		Year Built / Renovated:	Various / Various
Cut-off Date Balance:	$100,770,916		Total Sq. Ft.:	1,435,439
% by Initial UPB:	9.3%		Property Management:	Self-managed
Interest Rate:	5.5000%		Underwritten NOI:	$10,848,197
Payment Date:	6th of each month		Underwritten NCF:	$10,048,203
First Payment Date:	September 6, 2013		Appraised Value:	$169,260,000
Maturity Date:	August 6, 2023		Appraisal Date:	April – June 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI(5)
Call Protection(2):	L(25), YM1(88), O(7)		2012 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing		2011 NOI:	NAV
			2010 NOI:	NAV
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$60,874	$7,282	Current Occupancy:	100.0% (September 6, 2013)
Insurance:	$0	Springing	2012 Occupancy:	100.0% (December 31, 2012)
Replacement:	$0	$11,962	2011 Occupancy:	100.0% (December 31, 2011)
TI/LC:	$0	$55,193	2010 Occupancy:	100.0% (December 31, 2010)
Required Repairs:	$10,000	NAP
(1)   Spirit Cole Portfolio Loan proceeds were used to acquire the Spirit Cole Portfolio Properties in connection with the merger of Spirit Realty Capital, Inc. and Cole Credit Property Trust II, Inc. No allocated purchase price for the Spirit Cole Portfolio Properties was provided.
(2)   Partial release is permitted. See “Partial Release” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   The Ruth’s Chris – Metairie property is subject to a right of way lease agreement between the borrower (as lessee) and Parish of Jefferson (as lessor). The lessor ground leases a certain portion of the right of way to the lessee for parking, which can only be used for customer parking in the normal course of business. Annual rent in the amount of $2,240 is due to the Parish of Jefferson on or before January 15th of each year.
(5)   Historical operating statements were not provided in connection with the acquisition of the Spirit Cole Portfolio Loan.

FedEx Ground TI:	$33,075	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$70
Balloon Balance / Sq. Ft.:		$59
Cut-off Date LTV:		59.5%
Balloon LTV:		49.8%
Underwritten NOI DSCR:		1.58x
Underwritten NCF DSCR:		1.46x
Underwritten NOI Debt Yield:		10.8%
Underwritten NCF Debt Yield:		10.0%
Underwritten NOI Debt Yield at Balloon:		12.9%
Underwritten NCF Debt Yield at Balloon:		11.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

Portfolio Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Cut-off Date Balance	“As-is” Appraised Value	Tenant(1)
Ferguson Enterprises	Front Royal, VA	778,880	1999 / NAP	$34,687,301	$49,600,000	Ferguson Enterprises
BJ’s Wholesale Club	Woodstock, GA	115,396	2001 / NAP	$9,060,211	$15,100,000	BJ’s Wholesale Club
FedEx Ground	Walker, MI	104,864	2001 / 2007-2012	$6,244,114	$10,400,000	FedEx Ground
Wynnsong 16	Johnston, IA	62,276	1997 / NAP	$5,894,444	$11,800,000	Carmike Cinemas
LA Fitness – Greenwood	Greenwood, IN	45,000	2007 / NAP	$4,620,644	$9,250,000	LA Fitness
Walgreens – LaMarque	LaMarque, TX	15,120	2000 / NAP	$3,063,113	$4,380,000	Walgreens
HH Gregg	Greensboro, NC	30,167	2007 / NAP	$2,843,922	$5,650,000	HH Gregg
Walgreens – Batesville	Batesville, MS	14,250	2007 / NAP	$2,697,457	$5,400,000	Walgreens
Ruth’s Chris – Metairie	Metairie, LA	7,165	1965 / NAP	$2,666,489	$4,450,000	Ruth’s Chris
PetSmart – Central Park	Fredericksburg, VA	26,060	1997 / NAP	$2,622,528	$5,250,000	PetSmart
Allstate Insurance Call Center	Yuma, AZ	28,800	2008 / NAP	$2,598,566	$5,200,000	Allstate Insurance Company
Walgreens – Newton	Newton, IA	15,047	2000 / NAP	$2,458,335	$4,100,000	Walgreens
Walgreens – DeSoto	DeSoto, TX	13,905	1997 / NAP	$2,447,693	$3,500,000	Walgreens
PetSmart – Chattanooga	Chattanooga, TN	26,040	1996 / 2000	$2,285,346	$4,575,000	PetSmart
Tractor Supply Company – LaGrange	LaGrange, KY	19,097	2008 / NAP	$2,198,829	$3,500,000	Tractor Supply
CVS – Atlanta (MLK)	Atlanta, GA	12,900	2006 / NAP	$2,098,022	$4,200,000	CVS
Logan’s Roadhouse – Trussville	Trussville, AL	7,236	2007 / NAP	$1,977,215	$3,300,000	Logan’s Roadhouse
CVS – Lincoln	Lincoln, IL	13,225	2008 / NAP	$1,748,352	$3,500,000	CVS
Tractor Supply Company – Malone	Malone, NY	19,097	2010 / NAP	$1,713,385	$2,450,000	Tractor Supply
Ashley Furniture – Anderson	Anderson, SC	23,800	2006 / NAP	$1,648,446	$3,300,000	Ashley Furniture
CVS – Richardson	Richardson, TX	10,560	1996 / NAP	$1,605,384	$3,210,000	CVS
CVS – Alpharetta	Alpharetta, GA	10,125	1998 / NAP	$1,395,689	$2,750,000	CVS
United Supermarket	Muleshoe, TX	25,692	1999 / NAP	$1,386,193	$2,775,000	United Supermarkets, LLC
CVS – Portsmouth	Portsmouth, OH	10,737	1997 / NAP	$809,237	$1,620,000	CVS
Total		1,435,439		$100,770,916	$169,260,000

(1)	Each of the Spirit Cole Portfolio Properties is 100.0% occupied as of September 6, 2013 by a single tenant.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Ferguson Enterprises	NR/NR/NR	778,880	54.3%	$4.35	24.3%	8/31/2023
BJ’s Wholesale Club	NR/B2/B	115,396	8.0%	$10.35	8.6%	5/11/2022
FedEx Ground	NR/Baa1/BBB	104,864	7.3%	$12.78	9.6%	5/31/2017
Carmike Cinemas	NR/B2/B	62,276	4.3%	$20.20	9.0%	3/31/2020
Walgreens	NR/Baa1/BBB	58,322	4.1%	$21.27	8.9%	Various(2)
Total Major Tenants		1,119,738	78.0%	$7.52	60.4%
Remaining Tenants		315,701	22.0%	$17.42	39.6%
Total Occupied Collateral		1,435,439	100.0%	$9.70	100.0%
Vacant		0	0.0%
Total		1,435,439	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Walgreens leases (i) 15,120 sq. ft. of space at the Walgreens – LaMarque property expiring June 30, 2060 with a termination option effective June 30, 2020, (ii) 15,047 sq. ft. of space at the Walgreens – Newton property expiring February 28, 2061 with a termination option effective February 28, 2021, (iii) 14,250 sq. ft. of space at the Walgreens – Batesville property expiring October 31, 2082 with a termination option effective October 31, 2032 and (iv) 13,905 sq. ft. of space at the Walgreens – DeSoto property expiring November 30, 2057 with a termination option effective November 30, 2017.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	4	140,066	9.8%	140,066	9.8%	$13.89	14.0%	14.0%
2018	1	28,800	2.0%	168,866	11.8%	$21.96	4.5%	18.5%
2019	2	35,817	2.5%	204,683	14.3%	$13.10	3.4%	21.9%
2020	2	77,396	5.4%	282,079	19.7%	$20.38	11.3%	33.2%
2021	4	90,947	6.3%	373,026	26.0%	$16.08	10.5%	43.7%
2022	2	145,563	10.1%	518,589	36.1%	$11.72	12.3%	56.0%
2023	3	842,977	58.7%	1,361,566	94.9%	$5.30	32.1%	88.1%
Thereafter	6	73,873	5.1%	1,435,439	100.0%	$22.42	11.9%	100.0%
Vacant	NAP	0	0.0%	1,435,439	100.0%	NAP	NAP
Total / Wtd. Avg.	24	1,435,439	100.0%			$9.70	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Spirit Cole Portfolio loan (the “Spirit Cole Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in 24 retail, industrial and office properties totaling 1,435,439 sq. ft. located in 17 different states (the “Spirit Cole Portfolio Properties”) and has an original principal balance of approximately $100.9 million. The Spirit Cole Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The Spirit Cole Portfolio Loan accrues interest at a fixed rate equal to 5.5000% and has a cut-off date balance of approximately $100.8 million. Loan proceeds were used to acquire the Spirit Cole Portfolio Properties in connection with the merger of Spirit Realty Capital, Inc. and Cole Credit Property Trust II, Inc., pay closing costs of approximately $0.9 million and fund upfront reserves of approximately $0.1 million. Based on an appraised value of approximately $169.3 million as of April – June 2013, the cut-off date LTV ratio is 59.5% and the remaining implied equity is approximately $68.5 million. The Spirit Cole Portfolio Properties were unencumbered prior to the merger.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$100,865,909	100.0%	Funds to Borrower(1)	$99,889,924	99.0%
			Closing Costs	$872,037	0.9%
			Reserves	$103,949	0.1%
Total Sources	$100,865,909	100.0%	Total Uses	$100,865,909	100.0%
(1)
Spirit Cole Portfolio Loan proceeds were used to acquire the Spirit Cole Portfolio Properties in connection with the merger of Spirit Realty Capital, Inc. and Cole Credit Property Trust II, Inc. No allocated purchase price for the Spirit Cole Portfolio Properties was provided.

The Borrower / Sponsor.    The borrower, Spirit SPE Loan Portfolio 2013-2, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Spirit Realty, L.P.

The parent company of Spirit Realty, L.P. is Spirit Realty Capital, Inc., a REIT located in Scottsdale, Arizona. Spirit Realty Capital, Inc. (NYSE: SRC) was founded in 2003 to acquire single tenant real estate. In July 2013, Spirit Realty Capital, Inc. completed a $7.4 billion merger with Cole Credit Property Trust II, Inc., making the combined company one of the largest publicly traded net-lease REITS in the United States owning approximately 1,900 properties across 48 states.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

Cole Credit Property Trust II, Inc. acquired 22 of the Spirit Cole Portfolio Properties between 2005 and 2010 and the remaining two properties were acquired by Spirit Realty, L.P. in 2004 and 2011.

The Properties.    The Spirit Cole Portfolio Properties consist of the borrower’s fee simple interests in 24 properties totaling 1,435,439 sq. ft. Of the 24 Spirit Cole Portfolio Properties, (i) 21 are single tenant retail properties representing 56.8% of the outstanding Spirit Cole Portfolio Loan amount, (ii) two are single tenant industrial properties (the Ferguson Enterprises property and the FedEx Ground property) representing 40.6% of the outstanding Spirit Cole Portfolio Loan amount and (iii) one is a single tenant office property (the Allstate Insurance Call Center property) representing 2.6% of the outstanding Spirit Cole Portfolio Loan amount. The Spirit Cole Portfolio Properties are located in 17 different states with Virginia representing the largest percentage by allocated Spirit Cole Portfolio Loan amount (37.0%).

Each of the Spirit Cole Portfolio Properties is currently 100.0% leased as of September 6, 2013 to a single tenant. Credit rated tenants occupy 33.9% of the Spirit Cole Portfolio net rentable area.

Allocations by Property Type
Property Type	% Loan Balance	% Sq. Ft.	% In Place Rent
Retail	56.8%	36.4%	61.5%
Industrial	40.6%	61.6%	34.0%
Office	2.6%	2.0%	4.5%

Environmental Matters.    The Phase I environmental report dated March 22, 2013 recommended the completion of a Phase II assessment to evaluate potential subsurface impacts resulting from underground storage tank systems located at the BJ’s Wholesale Club property. An environmental insurance policy was obtained in lieu of a Phase II assessment. This environmental insurance policy also includes Walgreens – Newton, CVS – Lincoln and CVS – Atlanta (MLK). Furthermore, pursuant to the BJ’s Wholesale Club lease, BJ’s Wholesale Club agreed to indemnify the borrower for any environmental issues that arise from the gas station the tenant currently operates on the site. The Phase I environmental reports dated March and April 2013 recommended no further action at the remaining Spirit Cole Portfolio Properties.

Major Tenants.

Ferguson Enterprises (778,880 sq. ft., 54.3% of NRA, 24.3% of U/W Base Rent) Founded in 1953 and headquartered in Newport News, Virginia, Ferguson Enterprises is the largest distributor of plumbing supplies and pipe valves and fittings serving customers across the United States, Puerto Rico, the Caribbean and Mexico. Ferguson Enterprises employs approximately 18,000 employees across approximately 1,300 locations. Ferguson Enterprises is a wholly-owned subsidiary of UK-based Wolseley plc, which is listed on the London Stock Exchange.

Ferguson Enterprises has occupied 100.0% of the net rentable area at the Ferguson Enterprises property located in Front Royal, Virginia since 2008. Ferguson Enterprises uses its space for distribution of pre-fabricated piping, appliances and other pre-fabricated hardware, and operates 24 hours a day with eight-hour employee shifts. Ferguson Enterprises’ current lease expires on August 31, 2023 and has four five-year renewal options with at least 210 days prior notice. Should Ferguson Enterprises not renew, the Spirit Cole Portfolio Loan is structured with a cash flow sweep. See “Lockbox / Cash Management – “TI/LC Cash Sweep Trigger Event”” herein.

BJ’s Wholesale Club (115,396 sq. ft., 8.0% of NRA, 8.6% of U/W Base Rent, rated B2/B by Moody’s/S&P) Headquartered in Westborough, Massachusetts, BJ’s Wholesale Club is a leading operator of membership warehouse clubs in the eastern United States. BJ’s Wholesale Club operates over 190 clubs in 15 states from Maine to Florida and employs more than 24,000 team members.

BJ’s Wholesale Club has occupied 115,396 sq. ft. at the BJ’s Wholesale Club property located in Woodstock, Georgia since 2001, where it also operates a freestanding gas station with 12 gas pumps, a service booth and a canopy. The BJ’s Wholesale Club lease expires on May 11, 2022 and has four five-year renewal options which must be exercised by the later of (i) six months prior to the expiration of the initial or previously extended lease term and (ii) not later than 30 days after the landlord provides BJ’s Wholesale Club with an extension reminder notice, which may be sent up to one year prior to the expiration of the initial or previously extended lease term. Additionally, BJ’s Wholesale Club has an additional right to extend the original or previously extended lease term from the date of expiration of such term to January 31 of the following year with at least six months prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

FedEx Ground (104,864 sq. ft., 7.3% of NRA, 9.6% of U/W Base Rent, rated Baa1/BBB by Moody’s/S&P) Headquartered in Pittsburgh, Pennsylvania, FedEx Ground is a leading provider of small package delivery services throughout the United States and Canada. With over 32,000 motorized vehicles and over 70,000 employees, FedEx Ground transports over four million packages each day and reported revenue of approximately $10.6 billion for the 2013 fiscal year.

FedEx Ground has occupied 104,864 sq. ft. at the FedEx Ground property located in Walker, Michigan since 2001. FedEx Ground’s current lease expires on May 31, 2017 and has two three-year renewal options with notification by February 28, 2017 with respect to the first option and February 28, 2020 with respect to the second option.

Historical Sales PSF(1)
Property Name	Tenant	Sq. Ft.	2008	2009	2010	2011	2012
Wynnsong 16	Carmike Cinemas(2)	62,276	NAV	NAV	NAV	$321,939	NAV
Walgreens – LaMarque	Walgreens	15,120	NAV	NAV	$164	$152	$148
Walgreens – Batesville	Walgreens	14,250	NAV	NAV	$160	$175	$140
Ruth’s Chris – Metairie	Ruth’s Chris	7,165	$805	$641	$666	$659	$669
Walgreens – Newton	Walgreens	15,047	NAV	NAV	$162	$170	$181
Walgreens – DeSoto	Walgreens	13,905	NAV	NAV	$190	$163	$179
Logan’s Roadhouse – Trussville	Logan’s Roadhouse	7,236	NAV	NAV	NAV	$518	$483
CVS – Richardson	CVS	10,560	NAV	NAV	$644	$667	$687
United Supermarket	United Supermarkets, LLC	25,692	NAV	NAV	NAV	NAV	$623
CVS – Portsmouth	CVS	10,737	NAV	NAV	$558	$610	$513
(1)	Historical Sales PSF are based on historical operating statements provided by the borrower.
(2)	Sales for Carmike Cinemas are on a per screen basis (16 screens).

The Market.

The national retail market has improved its vacancy levels since 2009 to its current level of 6.7% as of the second quarter of 2013. Net absorption was positive at approximately 23.1 million sq. ft. and quoted rental rates increased over the previous quarter from $14.48 PSF to $14.50 PSF.

The national industrial market improved its vacancy levels since 2009 to its current level of 8.5% as of the second quarter of 2013. Net absorption was positive at approximately 44.6 million sq. ft. and quoted rental rates increased over the previous quarter from $5.21 PSF to $5.25 PSF.

The national office market has improved its vacancy levels since 2009 to its current level of 11.7% as of the second quarter of 2013. Net absorption was positive at approximately 21.3 million sq. ft. and quoted rental rates increased over the previous quarter from $21.36 PSF to $21.60 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

Market Summary(1)
Property Name	Location	Property Type	Metropolitan Statistical Area	Stabilized Occupancy	Concluded Market Rate (PSF)	In Place Rent (PSF)(2)
Ferguson Enterprises	Front Royal, VA	Industrial	Washington – Baltimore	98.0%	$3.85	$4.35
BJ’s Wholesale Club	Woodstock, GA	Retail	Atlanta	100.0%	$10.75	$10.35
FedEx Ground	Walker, MI	Industrial	Grand Rapids-Muskegon-Holland	100.0%	$7.00	$12.78
Wynnsong 16	Johnston, IA	Retail	Des Moines-West Des Moines	100.0%	$16.00	$20.20
LA Fitness – Greenwood	Greenwood, IN	Retail	Indianapolis	100.0%	$11.00	$18.50
Walgreens – LaMarque	LaMarque, TX	Retail	Houston	100.0%	$21.00	$21.10
HH Gregg	Greensboro, NC	Retail	Greensboro	100.0%	$12.00	$16.98
Walgreens – Batesville	Batesville, MS	Retail	NAP	100.0%	$24.50	$24.65
Ruth’s Chris – Metairie	Metairie, LA	Retail	New Orleans	100.0%	$45.08	$45.28
PetSmart – Central Park	Fredericksburg, VA	Retail	Washington	100.0%	$15.00	$15.50
Allstate Insurance Call Center	Yuma, AZ	Office	Yuma	100.0%	$13.00	$21.96
Walgreens – Newton	Newton, IA	Retail	Des Moines	100.0%	$12.00	$21.60
Walgreens – DeSoto	DeSoto, TX	Retail	Dallas	100.0%	$23.00	$17.64
PetSmart – Chattanooga	Chattanooga, TN	Retail	Chattanooga	97.0%	$14.00	$14.11
Tractor Supply Company – LaGrange	LaGrange, KY	Retail	Louisville	100.0%	$14.38	$13.18
CVS – Atlanta (MLK)	Atlanta, GA	Retail	Atlanta	100.0%	$22.00	$21.59
Logan’s Roadhouse – Trussville	Trussville, AL	Retail	Birmingham	100.0%	$35.00	$36.06
CVS – Lincoln	Lincoln, IL	Retail	NAP	100.0%	$19.00	$19.00
Tractor Supply Company – Malone	Malone, NY	Retail	NAP	100.0%	$10.00	$13.18
Ashley Furniture – Anderson	Anderson, SC	Retail	Anderson	100.0%	$10.00	$15.40
CVS – Richardson	Richardson, TX	Retail	Dallas	100.0%	$20.00	$20.36
CVS – Alpharetta	Alpharetta, GA	Retail	Atlanta	100.0%	$22.00	$22.39
United Supermarket	Muleshoe, TX	Retail	Lubbock	100.0%	$9.50	$9.44
CVS – Portsmouth	Portsmouth, OH	Retail	Greater Cincinnati	100.0%	$15.00	$13.48
(1)	Source: Appraisal
(2)	In Place Rent (PSF) based off a rent roll dated September 6, 2013.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%
Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$14,239,839	$9.92
Value of Vacant Space	0	0.00
Gross Potential Rent	$14,239,839	$9.92
Total Recoveries	0	0.00
Total Other Income	0	0.00
Less: Mark to Market(3)	(1,611,400)	(1.12)
Less: Vacancy(4)	(1,298,581)	(0.90)
Effective Gross Income	$11,329,858	$7.89
Total Operating Expenses	481,661	0.34
Net Operating Income	$10,848,197	$7.56
TI/LC	658,785	0.46
Capital Expenditures	141,208	0.10
Net Cash Flow	$10,048,203	$7.00
  (1)       Historical operating statements were not provided in connection with the acquisition of the Spirit Cole Portfolio Loan.
  (2)       U/W Base Rent includes $318,852 in contractual step rent through April 2014.
  (3)       U/W Mark to Market adjustment reflects appraiser’s market rent conclusion.
  (4)       U/W Vacancy represents 9.1% of gross potential rent.

Property Management.    The Spirit Cole Portfolio Properties are self-managed by the borrower.

Lockbox / Cash Management.    The Spirit Cole Portfolio Loan is structured with a hard lockbox and springing cash management. Funds deposited into the clearing account are swept on a daily basis into the borrower’s operating account, unless a Triggering Event or TI/LC Cash Sweep Trigger Event (each as defined below) has occurred, in which event such funds will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Spirit Cole Portfolio Loan documents; provided that amounts will not be swept after a TI/LC Cash Sweep Trigger Event to the extent that there are sufficient amounts in the TI/LC reserve account allocated to the applicable Spirit Cole Portfolio Properties.

A “Trigger Event” will commence upon the occurrence of (i) an event of default or (ii) the DSCR for the trailing 12-month period is less than 1.20x. A Trigger Event will be cured upon (x) with respect to clause (i), if the event of default has been cured or (y) with respect to clause (ii), if the DSCR is at least 1.25x for two consecutive calendar quarters.

A “TI/LC Cash Sweep Trigger Event” will commence upon the earlier of (i) any tenant or tenants with leases at the Spirit Cole Portfolio Properties that have cumulative allocated loan amounts greater than 5% of the outstanding principal balance “goes dark,” (ii) any tenant is subject to a voluntary or involuntary bankruptcy proceeding, (iii) any tenant does not renew its lease by its related renewal notice date or any lease is terminated prior to its related termination date, or (iv) any tenant has defaulted in any material respect. A TI/LC Cash Sweep Trigger Event will be cured upon (w) with respect to clause (i), the tenant’s or tenants’ space has been re-tenanted, (x) with respect to clause (ii), the bankrupt tenant’s lease has been affirmed and such tenant is no longer insolvent or the subject of a bankruptcy proceeding, (y) with respect to clause (iii), such lease has been renewed or replaced and (z), with respect to clause (iv), the defaulted tenant lease has been cured or replaced.

Initial Reserves.    At closing, the borrower deposited (i) $60,874 into a tax reserve account, (ii) $10,000 into a required repairs reserve account and (iii) $33,075 into a reserve for tenant improvements at the FedEx Ground property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $7,282, into a tax reserve account, (ii) $11,962 into a capital expenditure account and (iii) $55,193 into a TI/LC reserve account. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    After the expiration of the lockout period, the borrower may obtain the release of any property subject to, among other things, (a) payment of the yield maintenance premium, if applicable, plus the greater of (i) 115% of the allocated loan amount for any property for properties to be released representing the first 10% of the loan amount to be released, and 120% of the allocated loan amount for such property released thereafter, or (ii) 100% of net sales proceeds of the property to be released, which in no event may be less than 94% of the gross sales price of the property, (b) the DSCR for the remaining properties after release is at least equal to the greater of (i) the DSCR for the portfolio (including the property to be released) immediately prior to release or (ii) 1.46x and (c) the LTV ratio for the remaining portfolio after release is no greater than 59.6%.

Substitution of Collateral.    The borrower is permitted to substitute new properties for Spirit Cole Portfolio Properties as collateral during the term of the Spirit Cole Portfolio Loan provided that, among other things: (i) the aggregate of the allocated portions of the loan related to the Spirit Cole Portfolio Properties released (through one or more substitutions) during the term of the Spirit Cole Portfolio Loan may not exceed more than 15% of the original amount of the Spirit Cole Portfolio Loan, (ii) the DSCR after substitution is greater than the greater of (a) the DSCR of the Spirit Cole Portfolio Properties (including the new property to be substituted) as of the date of substitution and (b) 1.46x, (iii) the LTV ratio after substitution is no greater than the lesser of (a) the LTV ratio of the Spirit Cole Portfolio Properties (including the new property to be substituted) as of the date of substitution and (b) 59.6%, and (iv) the debt yield for all Spirit Cole Portfolio Properties after substitution is greater than the greater of (a) the debt yield of the Spirit Cole Portfolio Properties (including the new property to be substituted) as of the date of substitution and (b) 10.0%. In addition, the tenant under the CVS – Richardson property lease has the right to substitute the CVS – Richardson property with a different property operated as an Eckerd Drug Store. The CVS – Richardson property was originally operated as an Eckerd Drug Store; however, as Eckerd no longer operates drug stores after being acquired by CVS and Rite Aid, this substitution right is not anticipated to be executed. Furthermore, the borrower’s and lender’s consent is required in order for the tenant to exercise this right.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary – Loan No. 1 Spirit Cole Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,770,916 59.5% 1.46x 10.8%

CANADA
MONTANA
NORTH DAKOTA
MINNESOTA
Lake Superior
Boise
IDAHO
SOUTH DAKOTA
Minneapolis
WISCONSIN
Lake Michigan
Lake Huron
MICHIGAN
MAINE
NEW YORK
Boston
WYOMING
IOWA
Chicago
New York
Salt Lake City
NEBRASKA
PENNSYLVANIA
Philadelphia
NEVADA
Omaha
ILLINOIS
INDIANA
OHIO
Washington DC
UTAH
Denver
WEST VIRGINIA
Kansas City
COLORADO
KANSAS
St. Louis
MISSOURI
VIRGINIA
KENTUCKY
Las Vegas
NORTH CAROLINA
Nashville
Charlotte
TENNESSEE
ARIZONA
Albuquerque
OKLAHOMA
SOUTH CAROLINA
Phoenix
NEW MEXICO
ARKANSAS
Atlanta
ATLANTIC OCEAN
Dallas
ALABAMA
GEORGIA
MISSISSIPPI
TEXAS
LOUISIANA
Houston
New Orleans
FLORIDA
Tampa
MEXICO
Gulf of Mexico
Miami
CARTIFACT

Spirit Cole Portfolio

1	Ferguson Enterprises	620 Fairground Road	Front Royal, VA	22630
2	BJ's Wholesale Club	105 Long Drive	Woodstock, GA	30189
3	FedEx Ground	3378 3 Mile Road Northwest	Walker, MI	49534
4	Wynnsong 16	5233 Northwest 84th Street	Johnston, IA	50131
5	LA Fitness - Greenwood	540 North State Road 135	Greenwood, IN	46142
6	HH Gregg	5400 Hornaday Road	Greensboro, NC	27407
7	Allstate Insurance Call Center	720 South Rio Vista Drive	Yuma, AZ	85365
8	PetSmart - Central Park	1421 Carl D Silver Parkway	Fredericksburg, VA	22401
9	PetSmart - Chattanooga	2130 Gunbarrel Road	Chattanooga, TN	37421
10	United Supermarket	104 West 9th Street	Muleshoe, TX	79347
11	Ashley Furniture - Anderson	3523 Clemson Boulevard	Anderson, SC	29621
12	Tractor Supply Company - LaGrange	2003 Priest Drive	LaGrange, KY	40031
13	Tractor Supply Company - Malone	3184 State Route 11	Malone, NY	12953
14	Walgreens - LaMarque	1801 FM 1765 Road	LaMarque, TX	77568
15	Walgreens - Newton	1204 1st Avenue East	Newton, IA	50208
16	Walgreens - Batesville	105 Highway 51 North	Batesville, MS	38606
17	Walgreens - DeSoto	734 East Pleasant Run Road	DeSoto, TX	75115
18	CVS - Lincoln	534 Woodlawn Road	Lincoln, IL	62656
19	CVS - Atlanta (MLK)	2429 Martin Luther King Jr. Drive Southwest	Atlanta, GA	30311
20	CVS - Richardson	1425 East Buckingham Road	Richardson, TX	75081
21	CVS - Portsmouth	736 Fifth Street	Portsmouth, OH	45662
22	CVS - Alpharetta	184 North Main Street	Alpharetta, GA	30009
23	Logan's Roadhouse - Trussville	5083 Pinnacle Square	Trussville, AL	35235
24	Ruth's Chris - Metairie	3633 Veterans Boulevard	Metairie, LA	70002

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	CBD Office
Sponsor:	Forest City Enterprises, Inc.			Collateral:	Leasehold
Borrower:	Forest City Myrtle Associates, LLC			Location:	Brooklyn, NY
Original Balance(1):	$80,000,000			Year Built / Renovated:	2003 / NAP
Cut-off Date Balance(1):	$80,000,000			Total Sq. Ft.:	649,492
% by Initial UPB:	7.4%			Property Management:	First New York Partners
Interest Rate:	5.4060%				Management, LLC
Payment Date:	1st of each month			Underwritten NOI:	$18,804,522
First Payment Date:	October 1, 2013			Underwritten NCF:	$17,667,149
Maturity Date:	September 1, 2023			Appraised Value:	$273,000,000
Amortization:	300 months			Appraisal Date:	July 19, 2013
Additional Debt(1):	$90,000,000 Pari Passu Debt
Call Protection(2):	YM1(24), DorYM1(92), O(4)			Historical NOI
Lockbox / Cash Management:	Hard / In Place			Most Recent NOI:	$20,400,186 (T-12 May 31, 2013)
				2012 NOI:	$20,631,997 (December 31, 2012)
Reserves(3)				2011 NOI:	$20,454,454 (December 31, 2011)
	Initial		Monthly	2010 NOI:	$20,664,715 (December 31, 2010)
Taxes:	$148,798		$49,599
Insurance:	$0		Springing	Historical Occupancy
Replacement:	$0		$10,825	Current Occupancy:	97.8% (July 31, 2013)
TI/LC:	$0		$81,250	2012 Occupancy:	97.8% (December 31, 2012)
Ground Rent:	$198,362		$99,181	2011 Occupancy:	99.9% (December 31, 2011)
Additional Tax:	$90,000		$0	2010 Occupancy:	99.9% (December 31, 2010)
WellPoint:	$0	Excess Cash Flow
(1)   The Original Balance and Cut-off Date Balance of $80.0 million represent the non-controlling A-2-A and A-2-B notes of a $170.0 million whole loan (the “15 MetroTech Center Loan Combination”) evidenced by four pari passu notes. The pari passu companion loans are evidenced by the controlling A-1-A and A-1-B notes with an aggregate original principal amount of $90.0 million which are held by LCF or an affiliate thereof (which may be pledged in connection with a repurchase financing arrangement) and Bank of America, N.A., respectively, and expected to be included in a future securitization.
(2)   Defeasance will be precluded for at least 24 payment dates beginning with and including the first payment date of October 1, 2013. Defeasance of the full $170.0 million 15 MetroTech Center Loan Combination is permitted after the date that is earliest to occur of (i) two years from the closing date of the securitization that includes the last pari passu note and (ii) August 2, 2016.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the entire 15 MetroTech Center Loan Combination.

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:		$262
Balloon Balance / Sq. Ft.:		$199
Cut-off Date LTV:		62.3%
Balloon LTV:		47.2%
Underwritten NOI DSCR:		1.51x
Underwritten NCF DSCR:		1.42x
Underwritten NOI Debt Yield:		11.1%
Underwritten NCF Debt Yield:		10.4%
Underwritten NOI Debt Yield at Balloon:		14.6%
Underwritten NCF Debt Yield at Balloon:		13.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
WellPoint Holding Corp.(2)(3)	BBB+/Baa2/A-	392,514	60.4%	$36.00	61.4%	6/30/2020
City of New York (HRA & DoITT)	AA/Aa2/AA	235,678	36.3%	$35.91	36.8%	7/16/2024
Luciano’s	NR/NR/NR	4,400	0.7%	$59.51	1.1%	6/19/2018
Café Metro	NR/NR/NR	2,358	0.4%	$61.89	0.6%	1/31/2024
Total Occupied Collateral		634,950	97.8%	$36.23	100.0%
Vacant		14,542	2.2%
Total		649,492	100.0%

(1)
Certain ratings are those of the parent company whether or not the parent company guarantees the lease. Credit Ratings for the City of New York (HRA & DoITT) are the credit ratings of New York City’s general obligation bonds.

(2)	WellPoint Holding Corp. currently subleases 360,360 sq. ft. (91.8%) of its space to six sub-tenants.
(3)	The U/W Base Rent PSF for WellPoint Holding Corp. was marked down from $39.31 to $36.00 PSF.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	1	4,400	0.7%	4,400	0.7%	$59.51	1.1%	1.1%
2019	0	0	0.0%	4,400	0.7%	$0.00	0.0%	1.1%
2020	1	392,514	60.4%	396,914	61.1%	$36.00	61.4%	62.6%
2021	0	0	0.0%	396,914	61.1%	$0.00	0.0%	62.6%
2022	0	0	0.0%	396,914	61.1%	$0.00	0.0%	62.6%
2023	0	0	0.0%	396,914	61.1%	$0.00	0.0%	62.6%
Thereafter	2	238,036	36.6%	634,950	97.8%	$36.17	37.4%	100.0%
Vacant	NAP	14,542	2.2%	649,492	100.0%	NAP	NAP
Total / Wtd. Avg.	4	649,492	100.0%			$36.23	100.0%

The Loan.    The 15 MetroTech Center loan (the “15 MetroTech Center Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in the 649,492 square foot Class A office building located at 15 MetroTech Center in downtown Brooklyn, New York (the “15 MetroTech Center Property”) and has an original principal balance of $80.0 million. The 15 MetroTech Center Loan is part of a $170.0 million whole loan (in its entirety, the “15 MetroTech Center Loan Combination”) that is evidenced by four pari passu notes designated as Note A-1-A, Note A-1-B, Note A-2-A and Note A-2-B. Only the $40.0 million non-controlling Note A-2-A and the $40.0 million non-controlling Note A-2-B will be included in the COMM 2013-LC13 commercial mortgage trust. The controlling Note A-1-A and Note A-1-B, with an aggregate original principal balance of $90.0 million (which notes may be further split), are expected to be included in one or more future securitizations. The 15 MetroTech Center Loan has a 10-year term and amortizes on a 25-year schedule. The 15 MetroTech Center Loan accrues interest at a fixed rate equal to 5.4060% and has a cut-off date balance of $80.0 million. The 15 MetroTech Center Loan Combination proceeds along with approximately $83.0 million of equity from the sponsor were used to refinance the existing debt of approximately $251.3 million, fund reserves and pay closing costs. Based on the appraised value of $273.0 million as of July 19, 2013, the cut-off date LTV ratio for the 15 MetroTech Center Loan Combination is 62.3% and the remaining implied equity is $103.0 million.  The most recent prior financing of the 15 MetroTech Center Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$170,000,000	67.2%	Loan Payoff	$251,257,874	99.3%
Sponsor Equity	$82,978,932	32.8%	Reserves	$437,160	0.2%
			Closing Costs	$1,283,898	0.5%
Total Sources	$252,978,932	100.0%	Total Uses	$252,978,932	100.0%

The Borrower / Sponsor.    The borrower, Forest City Myrtle Associates, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Forest City Enterprises, Inc. The nonrecourse carve-out guarantee is limited in scope to certain events of bankruptcy of the borrower and the total liability under the nonrecourse carve-out guarantee is limited to $50.0 million.

Forest City Enterprises, Inc. (rated BB-/B3/B+ by Fitch/Moody’s/S&P) is a national real estate company founded in 1920 that, as of April 30, 2013, reported $10.6 billion in total assets. Forest City Enterprises, Inc. is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Forest City Enterprises, Inc. has developed and/or acquired retail projects for more than 50 years and office and mixed use projects for more than 30 years. As of January 31, 2013, the Commercial Group (Forest City Enterprise, Inc.’s largest business unit) had 93 retail, office, hotel and mixed use properties, encompassing 28.2 million sq. ft. and 1,015 hotel rooms.

The Property.    The 15 MetroTech Center Property is a 97.8% occupied as of July 31, 2013 19-story Class A office building located in downtown Brooklyn, New York.  The 15 MetroTech Center Property was constructed in 2003 by Forest City Enterprises, Inc. and totals 649,492 sq. ft. of rentable area which is comprised of 642,734 sq. ft. of office space and 6,758 sq. ft. of ground-floor retail space.  In addition, there is a sub-grade parking lot with 243 spaces.  There are four tenants at the 15 MetroTech Center Property.

The 15 MetroTech Center Property is part of the MetroTech Center, which comprises approximately 7.6 million sq. ft. of Class A office space in downtown Brooklyn, New York.  The 15 MetroTech Center Property is located proximate to 10 subway lines, serving approximately 28 million passengers annually, not including the Atlantic Terminal (located less than one mile from the 15 MetroTech Center Property), which serves an additional 40 million passengers annually on the subway and LIRR lines. The 15 MetroTech Center Property is subject to a ground lease from the City of New York that commenced on December 31, 2001 and that expires on December 31, 2100.

Environmental Matters.    The Phase I environmental report dated July 23, 2013 revealed no recognized environmental conditions at the 15 MetroTech Center Property.

Major Tenants.    The two major tenants at the 15 Metrotech Center Property are WellPoint Holding Corp. and the City of New York (HRA & DoITT).

WellPoint Holding Corp.  (392,514 sq. ft., 60.4% of NRA, 61.4% of U/W Base Rent) WellPoint Holding Corp. (NYSE:WLP) (rated BBB+/Baa2/A by Fitch/Moody’s/S&P) is one of the largest health benefits companies in the United States. Through its networks nationwide, the company delivers a number of health benefit solutions through a broad portfolio of integrated health care plans and related services, along with a wide range of specialty products such as life and disability insurance benefits, dental, vision, behavioral health benefit services, as well as long term care insurance and flexible spending accounts. WellPoint Holding Corp. has subleased approximately 91.8% (360,360 sq. ft.) of its square footage to several tenants including the Brooklyn Hospital Center, the State of NY Office of General Services, Polytechnic Institute of New York University, Tough Mudder LLC, Weil, Gotshal & Manges LLP and the Visiting Nurse Regional Health Care System.  Visiting Nurse Regional Health Care System has since sub-subleased one floor to New Jersey Basketball, LLC. All of the subleases expire on June 29, 2020, one day prior to the WellPoint Holding Corp.’s lease expiration.

City of New York (HRA & DoITT) (235,678 sq. ft., 36.3% of NRA, 36.8% of U/W Base Rent) The City of New York is rated AA/Aa2/AA by Fitch/Moody’s/S&P.  The City of New York governmental tenants at the 15 MetroTech Center Property are the New York City Human Resources Administration (“HRA”) and the New York City Department of Information Technology & Telecommunications (“DoITT”).  The HRA provides temporary help to individuals and families with social service and economic needs to assist them in reaching self-sufficiency.  The DoITT is responsible for modernizing government technology, increasing digital literacy opportunities for New Yorkers, facilitating a more transparent and open government, and creating innovative partnerships with today’s leaders in technology to improve IT infrastructure, service delivery and civic engagement across the five boroughs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

The Market.    The 15 MetroTech Center Property is located in downtown Brooklyn, New York. Brooklyn is the most populous borough in New York City with approximately 2.5 million residents and taken by itself, it would be the fourth largest city in the US. The Downtown Brooklyn office market is dominated by MetroTech Center, a 7.6 million sq. ft. commercial, academic and high technology complex constructed at a cost in excess of $1.5 billion on a ten-block 16-acre site in the center of downtown Brooklyn.  The Downtown Brooklyn Class A office market had a direct vacancy of 5.4% with an average asking rent of $35.80 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 5/31/2012	U/W	U/W PSF
Base Rent(1)	$23,891,100	$23,832,842	$23,548,122	$23,001,257	$35.41
Value of Vacant Space	0	0	0	523,512	0.81
Gross Potential Rent	$23,891,100	$23,832,842	$23,548,122	$23,524,769	$36.22
Total Recoveries	4,846,740	4,912,178	5,064,241	6,477,408	9.97
Total Other Income	631,923	692,714	955,258	691,240	1.06
Less: Vacancy & Credit Loss(2)	0	0	0	(1,500,109)	(2.31)
Effective Gross Income	$29,369,763	$29,437,734	$29,567,621	$29,193,307	$44.95
Total Operating Expenses(3)	8,915,310	8,805,738	9,167,435	10,388,785	16.00
Net Operating Income	$20,454,454	$20,631,997	$20,400,186	$18,804,522	$28.95
TI/LC	0	0	0	975,000	1.50
Capital Expenditures	0	0	0	162,373	0.25
Net Cash Flow	$20,454,454	$20,631,997	$20,400,186	$17,667,149	$27.20
(1)	U/W Base Rent reflects a $1,299,291 downward mark-to market adjustment for WellPoint Holding Corp.
(2)	U/W Vacancy & Credit Loss of 5.0% of gross income is in line with the appraiser’s conclusion of 3.0%.
(3)	U/W Total Operating Expenses were underwritten based on the average PILOT payment during the loan term and the average ground rent expense during the loan term.

Property Management.    The 15 MetroTech Center Property is managed by First New York Partners Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    The 15 MetroTech Center Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into a lockbox account controlled by the lender. All funds deposited into the lockbox account are swept daily from the lockbox account to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Commencing at closing and continuing through the WellPoint Holding Corp. lease expiration date (June 2020) (the “WellPoint Sweep Period”), subject to the annual “WellPoint Cap” (defined herein), 100% of excess cash flow will be deposited into the WellPoint reserve. Funds deposited into the WellPoint reserve may be used to re-tenant the WellPoint Holding Corp. space as further described in the loan documents. The maximum annual contribution to the WellPoint reserve will be $4,400,000 (“WellPoint Cap”). Following the re-tenanting of the WellPoint Holding Corp. tenant space, any balance remaining on deposit in the WellPoint reserve will be transferred to the TI/LC Reserve.  During the WellPoint Sweep Period, provided no Excess Cash Trap Period (defined herein) is in effect, funds deposited into the cash management account after achievement of the WellPoint Cap will be disbursed to borrower. If the (i) DSCR falls below 1.10x based on a trailing six month period, (ii) there is an event of default under the loan documents, or (iii) WellPoint Holding Corp. or the City of New York becomes insolvent, files for bankruptcy or has its senior unsecured debt rating fall below “BBB–” by Standard & Poor’s ratings services (or the equivalent of such rating by Moody’s), an “Excess Cash Trap Period” will commence and all excess cash flow, after making all required payments and reserve deposits, will be deposited into an excess cash flow reserve as additional security for the debt, which reserve lender may apply, in its sole and absolute discretion, to debt service, taxes and/or insurance.

Initial Reserves.    At closing, the borrower deposited (i) $148,798 into a tax reserve account, (ii) $90,000 related to costs for the separation of existing tax lots and (iii) $198,362 into a ground rent reserve.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $49,599, into a tax reserve account, (ii) $10,825 into a capital expenditure account, (iii) $81,250  into a TI/LC reserve account and (iv) an amount equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such monthly payment date occurs, which currently equates to $99,181. Additionally, continuing through June 2020, subject to the WellPoint Cap, 100% of excess cash flow will be deposited into the WellPoint reserve.  These funds may be used to re-tenant the WellPoint Holding Corp. space as further described in the loan documents. The balance of the WellPoint reserve is projected to be approximately $30.4 million (approximately $77 PSF) at the time of the WellPoint Holding Corp. lease expiration (June 2020).  If there is a balance remaining in the WellPoint reserve after the borrower re-leases the WellPoint Holding Corp. tenant space, the balance will be transferred to the TI/LC reserve. Monthly deposits for insurance are waived as long as the 15 MetroTech Center Property is part of an acceptable blanket policy.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The 15 MetroTech Center Property is subject to a long term ground lease. The lessor on the ground lease is the City of New York. The lease commenced on December 31, 2001 and expires on December 31, 2100.  The base rent for the first period (July 1, 2003 through June 30, 2023) is $855,000, which is also during the 15 MetroTech Center Loan term.  For the remainder of the ground lease term (July 1, 2023 through December 31, 2100) the base rent will be 10% of the appraised fair market value of the land with reappraisals occurring every 10th anniversary thereafter.  From July 1, 2010 through June 30, 2015, the annual supplemental rent is $335,173.  From July 1, 2015 through June 30, 2040, the annual supplemental rent is $494,708. Additionally, commencing in 2025, the borrower is required to begin repaying $3,762,000 related to the original condemnation of the land by the City of New York, which is labeled as a surplus payment, with annual payments of $609,106 through 2039.

PILOT.    The borrower is obligated to pay the City of New York semi-annually (January and June) a payment in lieu of taxes (PILOT) in the amount of real property taxes assessed against the 15 MetroTech Center Property less 100% of the exemption base for the initial 16 years beginning July 1, 2001.  Beginning in the 2018/2019 tax year the exemption base will be reduced by 10% per year until the PILOT amount is equal to the real property taxes assessed. The PILOT payment was underwritten based on the average payment during the 15 MetroTech Center Loan term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

15 MetroTech Center Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 2 15 MetroTech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 62.3% 1.42x 11.1%

CARTIFACT
15 MetroTech Center
15 MetroTech Center
Brooklyn, NY 11201
MANHATTAN
New York
BROOKLYN
Williamsburg
WEST VILLAGE
GREENWICH VILLAGE
EAST VILLAGE
ALPHABET CITY
SOHO
LITTLE ITALY
TRIBECA
CHINATOWN
LOWER EAST SIDE
BATTERY PARK
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
GOVERNORS ISLAND
VINEGAR HILL
BROOKLYN HEIGHTS
DOWNTOWN BROOKLYN
FORT GREENE
COBBLE HILL
BOERUM HILL
CARROLL GARDENS
PROSPECT HEIGHTS
HOLLAND TUNNEL
BROOKLYN BATTERY TUNNEL
BROOKLYN BRDG
MANHATTAN BRDG
WILLIAMSBURG BRDG
FDR DRIVE
BROOKLYN QUEENS EXPY
World Trade Center
World Financial Center
New York Downtown Hospital
CUNY Manhattan Comm College
New York University
New York City College of Technology
Long Island University
Brooklyn Hospital Center
BAM Harvey Lichtenstein Theater
Brooklyn Academy of Music
Barclays Center
New York Transit Museum
Brooklyn Heights Cinema
BRIC Rotunda Gallery
PORT AUTHORITY OF NEW YORK AND NEW JERSEY
Gowanus Houses
Packer Collegiate Institute
BROOKLYN NAVY YARD
Wallabout Bay
Fort Greene Park
Union City
Hoboken
Jersey City
QUEENS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	CBD Office
Sponsor:	Madison Marquette; Perella Weinberg			Collateral:	Fee Simple
	Partners			Location:	Long Island City, NY
Borrower:	33-00 Northern Boulevard LLC			Year Built / Renovated:	1915 / 2012
Original Balance:	$62,000,000			Total Sq. Ft.:	442,626
Cut-off Date Balance:	$62,000,000			Property Management:	33-00 Northern Boulevard
% by Initial UPB:	5.8%				Manager LLC
Interest Rate:	4.4310%			Underwritten NOI:	$7,051,876
Payment Date:	6th of each month			Underwritten NCF:	$6,802,075
First Payment Date:	February 6, 2013			“As-Is” Appraised Value:	$93,000,000
Maturity Date:	October 6, 2018			“As-Is” Appraisal Date:	December 7, 2012
Amortization:	Interest only for first 32 months; 360			“As Stabilized” Appraised Value(5):	$98,000,000
	months thereafter			“As Stabilized” Appraisal Date(5):	January 1, 2014
Additional Debt(1):	$10,000,000 Mezzanine Loan
Call Protection:	L(32), YM1(33), O(4)			Historical NOI
Lockbox / Cash Management:	Hard / In Place			2012 NOI:	$6,540,157 (T-12 September 30, 2012)
				2011 NOI:	$6,340,934 (December 31, 2011)
Reserves(2)				2010 NOI:	$5,723,187 (December 31, 2010)
	Initial	Monthly		2009 NOI:	$4,925,463 (December 31, 2009)
Taxes:	$360,441	$120,147
Insurance:	$22,337	Springing		Historical Occupancy
Replacement:	$0	$9,224		Current Occupancy(6):	87.5% (May 25, 2013)
TI/LC:	$3,000,000	$0		2012 Occupancy:	87.5% (September 30, 2012)
				2011 Occupancy:	88.6% (December 31, 2011)
Financial Information				2010 Occupancy:	88.6% (December 31, 2010)
Mortgage Loan			Total Debt(3)
(1)   See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has an interest rate of 10.0000%.
(4)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for The Center Building Loan are 2.53x and 2.44x, respectively; and 1.86x and 1.79x for the total debt, respectively.
(5)   The “As Stabilized” LTV on The Center Building Loan is 63.3% based on achieving a stabilized occupancy of 95.0%.
(6)   On August 30, 2013 a lease was signed with The New York Foundling for 35,000 sq. ft. for a 15 year and four month lease term. This lease is not reflected in the any of the numbers presented herein. Including this lease, Current Occupancy is 95.4%.

Cut-off Date Balance / Sq. Ft.:		$140	$163
Balloon Balance / Sq. Ft.:		$133	$156
Cut-off Date LTV:		66.7%	77.4%
Balloon LTV:		63.3%	74.0%
Underwritten NOI DSCR(4):		1.89x	1.48x
Underwritten NCF DSCR(4):		1.82x	1.43x
Underwritten NOI Debt Yield:		11.4%	9.8%
Underwritten NCF Debt Yield:		11.0%	9.4%
Underwritten NOI Debt Yield at Balloon:		12.0%	10.2%
Underwritten NCF Debt Yield at Balloon:		11.6%	9.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
NYC Department of Citywide Administrative Services	AA/Aa2/AA	149,400	33.8%	$30.52	45.0%	1/15/2017
NYC Transit Authority(2)	A/A2/A	109,625	24.8%	$25.00	27.0%	4/30/2020
Quadlogic Control Corporation(3)	NR/NR/NR	38,180	8.6%	$20.10	7.6%	6/30/2022
NYC Department of Cultural Affairs(4)	AA/Aa2/AA	35,452	8.0%	$23.00	8.0%	5/21/2028
NYC Office of Court Administration(5)	AA/Aa2/AA	19,861	4.5%	$21.66	4.2%	11/19/2024
Total Major Tenants		352,518	79.6%	$26.42	91.8%
Remaining Tenants		34,666	7.8%	$23.84	8.2%
Total Occupied Collateral		387,184	87.5%	$26.19	100.0%
Vacant		55,442	12.5%
Total		442,626	100.0%

(1)
Certain ratings are those of the parent company whether or not the parent company guarantees the lease. Credit ratings for the NYC Department of Citywide Administrative Services, NYC Department of Cultural Affairs and the NYC Office of Court Administration are the credit ratings of New York City’s general obligation bonds.  Credit Ratings for the NYC Transit Authority are the credit ratings for the NYC Transit Authority’s revenue bonds.

(2)	The NYC Transit Authority lease includes a termination option in April 2015 with nine months notice.
(3)
The Quadlogic Control Corporation lease includes a termination option in June 2017 with 18 months notice. In the event that the termination option is exercised, Quadlogic Control Corporation must pay a fee of $694,493.

(4)
The NYC Department of Cultural Affairs lease includes a termination option in May 2018 with 12 months notice. In the event that the termination option is exercised, the tenant must pay a termination fee equivalent to four months fixed rent.

(5)
The NYC Office of Court Administration lease includes a termination option in November 2016, November 2019 and November 2022 with nine months notice. In the event that the termination option is exercised, the tenant must pay a termination fee equivalent to $160,000.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	1	6,027	1.4%	6,027	1.4%	$20.70	1.2%	1.2%
2014	1	1,600	0.4%	7,627	1.7%	$8.25	0.1%	1.4%
2015	0	0	0.0%	7,627	1.7%	$0.00	0.0%	1.4%
2016	0	0	0.0%	7,627	1.7%	$0.00	0.0%	1.4%
2017	2	151,269	34.2%	158,896	35.9%	$30.66	45.7%	47.1%
2018	0	0	0.0%	158,896	35.9%	$0.00	0.0%	47.1%
2019	0	0	0.0%	158,896	35.9%	$0.00	0.0%	47.1%
2020	1	109,625	24.8%	268,521	60.7%	$25.00	27.0%	74.1%
2021	0	0	0.0%	268,521	60.7%	$0.00	0.0%	74.1%
2022	3	63,350	14.3%	331,871	75.0%	$21.76	13.6%	87.7%
2023	0	0	0.0%	331,871	75.0%	$0.00	0.0%	87.7%
Thereafter	2	55,313	12.5%	387,184	87.5%	$22.52	12.3%	100.0%
Vacant	NAP	55,442	12.5%	442,626	100.0%	NAP	NAP
Total / Wtd. Avg.	10	442,626	100.0%			$26.19	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan.    The Center Building loan (“The Center Building Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 442,626 sq. ft. office building located at 33-00 Northern Boulevard in Long Island City, New York (“The Center Building Property”) and has an original principal balance of $62.0 million. The Center Building Loan has a five-year nine-month term and amortizes on a 30-year schedule after an initial 32-month interest only period. The Center Building Loan accrues interest at a fixed rate equal to 4.4310% and has a cut-off date balance of $62.0 million. Loan proceeds along with mezzanine debt of $10.0 million and approximately

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

$18.0 million of equity from the sponsors were used to acquire The Center Building Property for a total cost, inclusive of upfront reserves, of approximately $90.0 million. Based on the “As-Is” appraised value of $93.0 million as of December 7, 2012, the cut-off date LTV ratio is 66.7%. Based on the “As Stabilized” appraised value of $98.0 million as of January 1, 2014, the “As Stabilized” LTV ratio is 63.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$62,000,000	68.9%	Purchase Price	$84,500,000	93.9%
Mezzanine Loan	$10,000,000	11.1%	Reserves(1)	$3,632,778	4.0%
Sponsor Equity	$17,979,148	20.0%	Closing Costs	$1,846,370	2.1%
Total Sources	$89,979,148	100.0%	Total Uses	$89,979,148	100.0%
(1)	$250,000 was reserved at closing for an environmental reserve that has since been released based on work completed.

The Borrower / Sponsor.    The borrower, 33-00 Northern Boulevard LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower are Madison Marquette and Perella Weinberg Partners and the nonrecourse carve-out guarantor is Madison Realty Partnership LLC.

Madison Marquette is a fully integrated private real estate investment and operating company focused on infill retail and mixed-use real estate in the major coastal markets of the United States. Madison Marquette’s current portfolio includes approximately 18 million square feet (six million owned, 12 million advisory) of properties across the United States. Madison Marquette has significant sponsorship under the umbrella of its parent company, Capital Guidance Corporation. Perella Weinberg Partners is a leading independent financial services firm. Established in 2006, Perella Weinberg Partners provides advisory and asset management services to a global client base, including corporations, institutions and governments. Including affiliates, Perella Weinberg Partners has capital commitments and managed assets of more than $9.5 billion.

Environmental Matters.    The Phase I environmental report dated August 12, 2013 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at The Center Building Property, which is already in place. At closing, the borrower obtained an environmental insurance policy issued by Zurich American Insurance Company in the amount of $2.0 million for a term of nine years.

Major Tenants.

NYC Department of Citywide Administrative Services (149,400 sq. ft., 33.8% of NRA, 45.0% of U/W Base Rent) The Department of Citywide Administrative Services (“DCAS”) operates the Food Stamps Program for the Borough of Queens at The Center Building Property. In total, DCAS invested approximately $5.0 million to prepare the space for occupancy. In addition, the prior landlord invested approximately $0.5 million in order to construct an independent lobby along Northern Avenue for the Food Stamps Program, allowing clients seeking assistance to access DCAS directly. DCAS has been a tenant at The Center Building Property since 2001.

NYC Transit Authority (109,625 sq. ft., 24.8% of NRA, 27.0% of U/W Base Rent) The NYC Transit Authority (“MTA”) is a public authority that operates the public transportation system in New York City.  The MTA operates its Paratransit call center at The Center Building Property. Paratransit is the term used for a “demand-response” service in which an eligible customer must reserve a trip in advance.  The service is shared-ride, door-to-door, or feeder service. The call center serves an essential function for disabled New Yorkers and is considered mission critical by New York City. During Hurricane Sandy, the call center at The Center Building Property operated 24 hours a day to evacuate disabled New Yorkers from low lying areas. In order to serve its mission critical function, MTA has invested approximately $1.75 million to provide redundant data systems including a back-up generator, UPS Equipment, and dedicated wiring and outlets that can operate 50% of the facility. The MTA moved to the Center Building Property from Manhattan in 2005. The NYC Transit Authority lease includes a termination option in April 2015 with nine months notice.

Quadlogic Control Corporation (38,180 sq. ft., 8.6% of NRA, 7.6% of U/W Base Rent) Quadlogic Control Corporation (“Quadlogic”) is headquartered at The Center Building Property. Quadlogic develops and sells electric sub-meter & energy monitoring products and systems for individual tenant billing. Quadlogic’s metering systems are installed throughout the world in commercial and residential buildings and complexes, and in power utilities in the United States, Canada, Israel, Colombia, Chile, Mexico, Dominican Republic, Costa Rica, Puerto Rico, Panama and Brazil. The Quadlogic lease includes a termination option in June 2017 with 18 months notice. In the event that the termination option is exercised, Quadlogic must pay a fee of $694,493.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

The Market.     The Center Building Property is located within Long Island City (“LIC”) in the western portion of Queens County, New York.  LIC occupies the western most portions of Queens, running from the East River to approximately Queens Boulevard. The Center Building Property is located at the corner of Northern Boulevard and Honeywell Street in LIC.  LIC includes over 7,000 businesses with over 90,000 employees. While still one of the largest manufacturing centers in New York State, LIC has attracted a diverse mix of businesses.   LIC is a transportation hub served by eight subway lines and 12 bus lines. LIC is at the geographic center of NYC and has seen intensive redevelopment efforts in recent years.  Rezoning in 2001 opened the way to new office, retail and residential development, some of which are highlighted below. Much of the success and appeal of the area is due to its proximity to downtown and midtown Manhattan, the ease of transport, and the numerous subsidies and economic incentives from New York City to encourage redevelopment. Recently, the office sector has scored several notable new tenants, including the Jet Blue headquarters building, Publicis and CUNY Law School.

Land uses in The Center Building Property’s immediate neighborhood consist of a mixture of office, retail and industrial uses. The Center Building Property is located across Honeywell Street from a newly redeveloped six-story self-storage facility (Public Storage). To the east of The Center Building Property is a six-story Class B office building, with low-rise office/industrial buildings to the north. Northern Boulevard is a major east/west thoroughfare in the area. Land uses along Northern Boulevard are primarily commercial uses such as retail, office and industrial. Retailers located along Northern Boulevard include Best Buy, Home Depot, Sports Authority and auto dealerships. The Center Building Property is also located immediately adjacent to a New York City-owned property (34-00 Northern Boulevard) that is occupied by the Human Resources Administration (“HRA”).  That property provides job programs, family counseling and other services complementary to those offered by HRA at The Center Building Property.

The Northwest Queens County office market where The Center Building Property is located contains approximately 12.9 million sq. ft. of rentable building area within 392 buildings. As of the fourth quarter of 2012, the vacancy rate for the office market was 5.1% with an average annual rental rate of $23.60 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 9/30/2012	U/W	U/W PSF
Base Rent(1)	$8,768,636	$8,753,937	$9,587,375	$10,140,518	$22.91
Value of Vacant Space	0	0	0	1,401,740	3.17
Gross Potential Rent	$8,768,636	$8,753,937	$9,587,375	$11,542,258	$26.08
Total Recoveries	1,137,555	1,368,882	1,487,356	1,255,586	2.84
Total Other Income	247,219	461,895	318,157	292,469	0.66
Less: Vacancy(2)	0	0	0	(1,401,740)	(3.17)
Effective Gross Income	$10,153,409	$10,584,715	$11,392,888	$11,688,573	$26.41
Total Operating Expenses	4,430,222	4,243,781	4,852,731	4,636,698	10.48
Net Operating Income	$5,723,187	$6,340,934	$6,540,157	$7,051,876	$15.93
TI/LC	0	0	0	139,118	0.31
Capital Expenditures	0	0	0	110,683	0.25
Net Cash Flow	$5,723,187	$6,340,934	$6,540,157	$6,802,075	$15.37
(1)	U/W Base Rent includes $111,230 in contractual step rent through January 2014.
(2)	U/W Vacancy represents 11.0% of gross income.

Property Management.    The Center Building Property is managed by 33-00 Northern Boulevard Manager LLC, a borrower affiliate.

Lockbox / Cash Management.    The Center Building Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all tenants to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account during the existence of a Sweep Event. A “Sweep Event”, will exist if (i) The Center Building Loan DSCR falls below 1.15x, (ii) the mezzanine loan DSCR falls below 1.05x, (iii) there is an event of default under the loan documents or under the property management agreement beyond all applicable notice and cure  periods, (iv) the City of New York becomes insolvent, files for bankruptcy, or has its senior unsecured debt rating fall below BBB- by S&P or Baa3 by

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

Moody’s, (v) the MTA or DCAS goes dark or ceases to operate in substantially all of its space (in which case, cash will be swept into the rollover reserve) or (vi) six months prior to the expiration dates under the DCAS or MTA leases (or at any earlier time) such tenant provides a notice of termination or non-renewal, as applicable.

Initial Reserves.    At closing, the borrower deposited (i) $360,441 into a tax reserve account, (ii) $22,337 into an insurance reserve account and (iii) $3,000,000 into the TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $120,147, into a tax reserve account and (ii) $9,224 into a capital expenditure account, which amount is capped at $300,000. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account if an acceptable policy is not in place.

Current Mezzanine or Subordinate Indebtedness.    A $10.0 million mezzanine loan was funded at closing by CreXus S Holdings LLC, an affiliate of CreXus Investment Corporation. The mezzanine loan is coterminous with The Center Building Loan and accrues interest at a rate of 10.0000%. The mezzanine loan borrower is required to make interest only payments for the full five-year and nine-month term of the mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

33-00 Northern Boulevard Long Island City, NY 11101	Collateral Asset Summary – Loan No. 3 The Center Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,000,000 66.7% 1.82x 11.4%

The Center Building
33-00 Northern Boulevard
Long Island City, NY 11101
New York
Newark
Manhattan
Queens
Brooklyn
Bronx
Paterson
Hackensack
Clifton
East Orange
Jersey City
Bayonne
Hempstead
Oceanside
Long Island Sound
Lower Bay
Washington Heights
High Bridge
Yankee Stadium
Concourse Plaza
South Bronx
Soundview
Hamilton Heights
Harlem
Mott Haven
Hunts Point
Columbia University
Morningside Heights
East Harlem
East River
Guttenberg
West New York
Hudson River
Yorkville
Jacqueline Kennedy Onassis Reservoir
Upper West Side
Carnegie Hill
Central Park
Steinway
La Guardia International Airport
Grand Central Pkwy
Upper East Side
Astoria-Long Island City
Clinton
Manhattan
FDR Dr
Times Square
Midtown
Madison Square Garden
Sunnyside Mall
Jackson Heights
Corona
Chelsea
Woodside
Elmhurst Hospital
Queens Midtown Tunl
Sunny Side
Long Island Expy
Gramercy
West Village
Queens Center
Rego Park Center
NYU
Soho
East Village
Maspeth
Little Italy
Tribeca
Brooklyn Queens Expy
East River
Middle Village
Saint Johns Cemetery
Lower East Side
Chinatown
Financial District
Metro Mall
Brooklyn
Ridgewood
Williamsburg
Glendale
Brooklyn Heights
Gallery at Fulton Street
Bushwick
Jackie Robinson Pkwy
Cobble Hill
Fort Green
Boerum Hill
Barclay Center
Bedford-Stuyvesant
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

Mortgage Loan Information				Property Information
Loan Seller:	Natixis			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	CBD Office
Sponsor:	Joseph Moinian			Collateral:	Fee Simple
Borrower:	Eldad Prime LLC			Location:	New York, NY
Original Balance:	$52,500,000			Year Built / Renovated:	1975 / NAP
Cut-off Date Balance:	$52,500,000			Total Sq. Ft.:	180,881
% by Initial UPB:	4.9%			Property Management:	Cushman & Wakefield, Inc.
Interest Rate:	4.9940%			Underwritten NOI:	$4,952,631
Payment Date:	6th of each month			Underwritten NCF:	$4,640,823
First Payment Date:	March 6, 2013			Appraised Value:	$100,000,000
Maturity Date:	February 6, 2020			Appraisal Date:	August 1, 2013
Amortization:	Interest only for first 12 months; 360
	months thereafter			Historical NOI
Additional Debt:	None			Most Recent NOI:	$3,401,925 (T-12 May 31, 2013)
Call Protection:	L(31), D(49), O(4)			2012 NOI:	$3,821,564 (December 31, 2012)
Lockbox / Cash Management:	Hard / Springing			2011 NOI:	$3,746,798 (December 31, 2011)
				2010 NOI:	$3,943,708 (December 31, 2010)
Reserves(1)
	Initial		Monthly	Historical Occupancy
Taxes:	$258,654		$129,327	Current Occupancy(3):	93.3% (August 30, 2013)
Insurance:	$14,228		$2,846	2012 Occupancy:	74.7% (December 31, 2012)
Replacement:	$0		$3,712	2011 Occupancy:	86.9% (December 31, 2011)
TI/LC:	$1,828,712		$22,272	2010 Occupancy:	93.1% (December 31, 2010)
Accretive Lease Holdback:	$5,000,000		$0
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.86x and 1.75x, respectively.
(3)   As of August 30, 2013, The Galleria - 115 East 57th Street Property was 71.1% occupied and 93.3% leased. Skin Laser & Surgery Specialist NY/NJ LLC, which has been at The Galleria - 115 East 57th Street Property since 2005, is in the process of relocating/expanding from 2,410 sq. ft. to 3,951 sq. ft. space. Skin Laser & Surgery Specialist NY/NJ LLC signed a 10-year lease for its new space. In addition, Spa Castle recently executed a lease for 40,275 sq. ft. or 22.3% of the gross leasable area. Spa Castle took possession of the premises on September 1, 2013, bringing the leased rate up to 93.3%.

Free Rent:	$466,761		$0
Shortfall:	$200,000		$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$290
Balloon Balance / Sq. Ft.:		$262
Cut-off Date LTV:		52.5%
Balloon LTV:		47.5%
Underwritten NOI DSCR(2):		1.47x
Underwritten NCF DSCR(2):		1.37x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		8.8%
Underwritten NOI Debt Yield at Balloon:		10.4%
Underwritten NCF Debt Yield at Balloon:		9.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

Tenant Summary(1)

Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration
Spa Castle(3)	NR/NR/NR	40,275	22.3%	$42.00	20.8%	10/31/2034
Kickstart c/o The Moinian Group(4)	NR/NR/NR	25,000	13.8%	$56.09	17.3%	12/31/2018
Total Major Office Tenants		65,275	36.1%	$47.40	38.1%
Remaining Office Tenants		74,819	41.4%	$55.20	50.8%
Total Occupied Office Tenants		140,094	77.5%	$51.57	88.9%
Retail Tenants		6,265	3.5%	$60.48	4.7%
Parking		22,467	12.4%	$23.23	6.4%	3/31/2017
Total Occupied Collateral		168,826	93.3%	$48.13	100.0%
Vacant		12,055	6.7%
Total / Wtd. Avg.		180,881	100.0%

(1)	Based on rent roll as of August 30, 2013
(2)	U/W Base Rent PSF and % of Total U/W Base Rent includes contractual rent steps through April 2014.
(3)
Spa Castle took possession of its premises in September 2013 but will not begin paying rent until September 2014. A reserve was established to cover the base rent for Spa Castle through September 2014.

(4)	Kickstart c/o The Moinian Group is an affiliate of the Sponsor.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,828	1.0%	1,828	1.0%	$62.36	1.4%	1.4%
2013	2	3,469	1.9%	5,297	2.9%	$60.80	2.6%	4.0%
2014	3	9,004	5.0%	14,301	7.9%	$50.12	5.6%	9.6%
2015	0	0	0.0%	14,301	7.9%	$0.00	0.0%	9.6%
2016	1	4,535	2.5%	18,836	10.4%	$65.50	3.7%	13.2%
2017	6	33,488	18.5%	52,324	28.9%	$37.74	15.6%	28.8%
2018	3	26,500	14.7%	78,824	43.6%	$56.81	18.5%	47.3%
2019	3	8,310	4.6%	87,134	48.2%	$45.80	4.7%	52.0%
2020	3	8,631	4.8%	95,765	52.9%	$46.94	5.0%	57.0%
2021	2	4,353	2.4%	100,118	55.4%	$48.59	2.6%	59.6%
2022	4	10,882	6.0%	111,000	61.4%	$59.63	8.0%	67.6%
Thereafter	6	57,826	32.0%	168,826	93.3%	$45.59	32.4%	100.0%
Vacant	NAP	12,055	6.7%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	34	180,881	100.0%			$48.13	100.0%

(1)	Annual U/W Base Rent PSF, % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through April 2014.
(2)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The Loan.    The Galleria - 115 East 57th Street loan (“The Galleria - 115 East 57th Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 180,881 sq. ft. Class A- CBD office property located at 115 East 57th Street in New York, New York (“The Galleria - 115 East 57th Street Property”) and has an original principal balance of $52.5 million. The Galleria - 115 East 57th Street Loan has a seven-year term and amortizes on a 30-year schedule after an initial 12-month interest only period. The Galleria - 115 East 57th Street Loan accrues interest at a fixed rate equal to 4.9940% and has a cut-off date balance of approximately $52.5 million. Loan proceeds, together with an equity contribution from the Sponsor of over $7.6 million were used to refinance existing debt of approximately $51.5 million, fund upfront reserves totaling approximately $7.8 million, and pay closing costs of approximately $0.8 million.  Based on the appraised value of $100.0 million as of August 1, 2013, the cut-off date LTV ratio is 52.5%. The most recent prior financing of The Galleria - 115 East 57th Street Property was included in the WBCMT 2005-C19 transaction.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$52,500,000	87.3%	Loan Payoff	$51,544,910	85.7%
Sponsor Equity	$7,635,092	12.7%	Reserves	$7,768,355	12.9%
			Closing Costs	$821,827	1.4%
Total Sources	$60,135,092	100.0%	Total Uses	$60,135,092	100.0%

The Borrower / Sponsor.    The borrower, Eldad Prime LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Joseph Moinian (the “Sponsor”). In 1982, the Sponsor founded the Moinian Group, a privately held real estate firm with over $10.0 billion in assets currently owned and managed.

The Property.    The Galleria - 115 East 57th Street Property is a 16-story, Class A- multi-tenant office property, built in 1975 consisting of 180,881 sq. ft. on a 17,287 sq. ft. parcel of land. The Galleria - 115 East 57th Street Property is located on the north side of East 57th Street between Park and Lexington Avenues in the Plaza Office District (more specifically East Side submarket) of Midtown Manhattan.

The Galleria - 115 East 57th Street Property represents the commercial component of a 57-story mixed use tower.  The larger building is a two unit condominium with one unit (upper floors and a portion of the first floor lobby) containing residential apartments (not part of the collateral for The Galleria - 115 East 57th Street Loan) and the other unit containing all of the commercial space. The fully sprinklered building has steel reinforced concrete fireproof construction and offers four high-speed Westinghouse automatic passenger elevators and a garage elevator distributed among two elevator banks. One of the passenger elevators also provides freight service.

The Galleria - 115 East 57th Street Property is occupied by tenants focused in the health and wellness industries. The Galleria - 115 East 57th Street Property offers these smaller space users a midtown location and a 57th Street address without the obligation to take significantly larger space at significantly higher rents.  The Galleria - 115 East 57th Street Property has historically been well occupied with a 94.8% average quarterly leased rate over the 10-year holding period from 2000-2010 and is currently 93.3% leased to 26 office tenants and 3 retail tenants, including Spa Castle, which took possession of its space in September 2013.  The Galleria - 115 East 57th Street Property has recently signed leases for approximately 64,592 sq. ft. that brought The Galleria - 115 East 57th Street Property up to market occupancy. Additionally, the Sponsor has been careful to maintain a consistent theme of tenants with a health and wellness focus creating a critical mass and density for the client base.  The recent leasing activity is a testament to The Galleria - 115 East 57th Street Property’s appeal among tenants in this industry group.

Environmental Matters.    The Phase I environmental report dated November 12, 2012 recommended no further action at The Galleria - 115 East 57th Street Property.

Major Tenants.    The Galleria - 115 East 57th Street Property is leased to two major tenants: Spa Castle on the 7th, 8th and 9th floors (40,275 sq. ft.) and Kickstart c/o The Moinian Group, a Moinian managed executive suite provider (25,000 sq. ft.) on the 10th and 11th floors. The tenant roster includes an assortment of physician’s offices, medical laboratory and testing facilities, as well as wellness focused tenants such as physical therapists, pilates and yoga instructors and homeopathic treatments.

Spa Castle (40,275 sq. ft., 22.3% of NRA, 20.8% of Total U/W Base Rent). Spa Castle offers an innovative spa and sauna system, massages and savory cuisine to The Galleria - 115 East 57th Street Property.  The facilities and services are designed to promote the health and well-being of its clients. Spa Castle first opened in College Point, New York. Spa Castle launched a Texas location in March 2012. The availability of the 40,275 sq. ft. space at The Galleria - 115 East 57th Street Property, previously leased by NY Racquet and Tennis Club, presented an opportunity for Spa Castle to open its first Manhattan location. The location will offer three full floors (7th, 8th and 9th floors) of spa facilities including an outdoor sundeck.  The space currently features a swimming pool on the 8th floor and outdoor sundeck. Spa Castle plans to convert the pool to a bade pool with a partial sundeck. The tenant plants to gut and refurbish the entire pool area. The project will be designed, constructed and operated by Spa Castle beginning in September 2013. Spa Castle executed a 20-year lease, ending in October 2034, with no renewal option.

Kickstart c/o The Moinian Group (25,000 sq. ft., 13.8% of NRA, 17.3% of Total U/W Base Rent). Kickstart c/o The Moinian Group (“Kickstart”) is a Moinian-managed executive suite provider. Joseph Moinian, the Sponsor at The Galleria - 115 East 57th Street Property, and Morad Ghadamian, together the owners of Eldad LLC, have a combined interest of less than 50.0% in Kickstart. The Kickstart space at The Galleria - 115 East 57th Street Property is the midtown location of the Office Suite Group. The Office Suite Group offers two other locations in downtown Manhattan (Battery at 1 West Street and Financial at 90 John Street). Each office space

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

has a different ownership structure. The three convenient New York City locations offer small businesses, large corporations and emerging startups with flexible, fully equipped office space packages from small suites to large open layouts.

The Kickstart space at The Galleria - 115 East 57th Street Property is specially geared to help emerging businesses grow by reducing costs. Leases generally range from six months to two years with no capital expenditure and no long term liability adapted to start-ups. The leasing spaces, from two desks up to eight desks, are fully furnished with high speed internet, advanced telephone system, furniture, shared conference rooms and a café, among others, and is 83.7% occupied to various start-ups such as web designers, a hedge fund, recruiting firms and a public relations office.  Kickstart also caters to companies in the process of moving locations.  This provides an additional short term revenue stream.

Kickstart has been at The Galleria - 115 East 57th Street Property since 2003, and expanded in 2009 to lease a total of 25,000 sq. ft. at The Galleria - 115 East 57th Street Property on the 10th and 11th floors; under a lease that expires in December 2018 with one five-year renewal option.

The Market.    The Galleria - 115 East 57th Street Property is located on the north side of East 57th Street between Park and Lexington Avenues in the Plaza Office District (more specifically East Side submarket) of Midtown Manhattan. The Galleria - 115 East 57th Street Property is accessible via mass transit due to its close proximity to several subway stations (59th Street and Lexington Avenue) which access a variety of train lines (4,5,6,N,Q,R).  The Galleria - 115 East 57th Street Property is also accessible to major roads such as the FDR Drive and is accessible to the Ed Koch Queensboro Bridge.

As per the appraisal, The Galleria - 115 East 57th Street Property is located within the East Side submarket. For Q1 2013, the overall vacancy rate within the submarket decreased to 8.3% from 8.6% and 9.6% in the Q4 2012 and Q1 2012, respectively. As of Q1 2013, the direct rental rate within the submarket decreased to $62.29 PSF from $63.38 PSF in the Q1 2012.

Competitive Set(1)
				Asking Rent (PSF)
Property	Built / Renovated	Size	Occupancy %	Low	High
115 East 57th Street	1975	180,881	93.3%	$40	$113
70 East 55th Street	1987	142,023	74.7%	$45	$59
155 East 55th Street	1961	65,000	100.0%	NAP	NAP
120 East 56th Street	1926	86,000	94.3%	$54	$54
19 East 57th Street	1939	95,000	100.0%	NAP	NAP
595 Madison Avenue	1929	265,711	95.3%	$75	$75
445 Park Avenue	1947/2008	287,000	91.2%	$85	$85
500 Park Avenue	1960	180,000	95.5%	$62	$62
505 Park Avenue	1949	175,171	100.0%	NAP	NAP
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 5/31/2013	U/W	U/W PSF
Base Rent(1)	$6,543,500	$6,438,538	$6,068,261	$8,125,028	$44.92
Value of Vacant Space	0	0	0	715,970	3.96
Gross Potential Rent	$6,543,500	$6,438,538	$6,068,261	$8,840,998	$48.88
Total Recoveries	822,095	860,681	853,636	669,718	3.70
Total Other Income	86,818	106,104	97,549	61,600	0.34
Less: Vacancy(2)	0	0	0	(715,970)	(3.96)
Effective Gross Income	$7,452,413	$7,405,323	$7,019,446	$8,856,346	$48.96
Total Operating Expenses	3,705,615	3,583,759	3,617,521	3,903,715	21.58
Net Operating Income	$3,746,798	$3,821,564	$3,401,925	$4,952,631	$27.38
TI/LC	0	0	0	267,264	1.48
Capital Expenditures	0	0	0	44,544	0.25
Net Cash Flow	$3,746,798	$3,821,564	$3,401,925	$4,640,823	$25.66

(1)	U/W Base Rent includes $81,824 in contractual step rent through April 2014.
(2)	U/W Vacancy represents 7.5% of gross income.

Property Management.    The Galleria - 115 East 57th Street Property is currently managed by Cushman & Wakefield, Inc., pursuant to a management agreement.

Lockbox / Cash Management.    The Galleria - 115 East 57th Street Loan is structured with a hard lockbox and springing cash management. The Galleria - 115 East 57th Street Loan requires all rents to be transmitted directly by non-residential tenants of The Galleria - 115 East 57th Street Property into the clearing account.  Following the commencement of any Cash Sweep Period (as detailed below), funds deposited into the clearing account are required to be swept by the clearing bank into a lender controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period, excess cash flow is deposited to a cash collateral account.

A “Cash Sweep Period” will commence upon lender giving notice to borrower and clearing bank of the occurrence of any of the following: (i) an event of default or (ii) at any time after June 6, 2013, the failure by borrower, after the end of two calendar quarters, to maintain a DSCR of at least 1.10x; and will end upon lender giving notice to borrower and the clearing bank that the Cash Sweep Period has ended, which notice lender is required to give and shall immediately give if (1) The Galleria - 115 East 57th Street Loan and all other obligations under the loan documents have been repaid in full, (2) there has been a full defeasance of The Galleria - 115 East 57th Street Loan, (3) if lender has accepted a cure of the event of default in its sole and reasonable discretion or (4) for six consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default has occurred, (B) no event that would trigger another Cash Sweep Period has occurred and (C) the DSCR is at least equal to 1.15x (as determined at the end of a calendar quarter).

Initial Reserves.    At closing, the borrower deposited (i) $258,654 into a tax reserve account, (ii) $14,228 into an insurance reserve account, (iii) $1,828,712 into the TI/LC reserve account for leasing expenses (including tenant improvements and brokerage commissions), (iv) $466,761 into a free rent reserve account, (v) $200,000 into a shortfall reserve account to cover any shortfall in amounts due under The Galleria - 115 East 57th Loan (including funding reserves) during a Cash Sweep Period and (vi) $5,000,000 into an accretive lease holdback reserve. Funds on deposit in the accretive lease holdback reserve will be disbursed for free rent concessions provided under, and expenses incurred in connection with entering into an Accretive Lease (as defined below). In addition, at such time as the annualized base rent equals or exceeds $7,775,000, upon the delivery by borrower to lender of a written request, Natixis shall disburse to borrower the lesser of (i) the then remaining balance on deposit in the accretive lease holdback subaccount, or (ii) $1,500,000.

“Accretive Lease” means (i) the lease between the borrower and Spa Castle dated as of July 8, 2013, and (ii) any other lease that satisfies the following conditions: (i) it has an initial annual base rent of at least $42.00 PSF and (ii) the initial annualized base rent under such lease, plus the base rent under all other performing leases in effect at the property on the effective date of such lease,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

equals or exceeds the sum of (a) $6,202,166 and (b) the annualized base rent under all other leases that have previously been determined by lender to be an Accretive Lease.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $129,327, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $2,846, into an insurance reserve account, (iii) $3,712 into a capital expenditure account and (iv) $22,272 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

115 East 57th Street New York, NY 10022	Collateral Asset Summary – Loan No. 4 The Galleria - 115 East 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 52.5% 1.37x 9.4%

CARTIFACT
CENTRAL PARK
THE POND
CENTRAL PARK SOUTH
The Galleria - 115 East 57th Street
115 East 57th Street
New York, NY 10022
THE PLAZA HOTEL
GENERAL MOTORS BLDG
SOLOW BLDG
E 59TH STREET
E 57TH STREET
W 57TH STREET
MIDTOWN NORTH
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
TURTLE BAY
ROCKEFELLER CENTER
ST. PATRICK'S CATHEDRAL
RADIO CITY MUSIC HALL
WALDORF ASTORIA HOTEL
DIAMOND ROW
GRAND CENTRAL TERMINAL
MET LIFE BUILDING
W 42ND STREET
E 42ND STREET
BRYANT PARK
NEW YORK PUBLIC LIBRARY
CHRYSLER BLDG
West New York
Union City
Hoboken
Jersey City
QUEENS
MANHATTAN
New York
BROOKLYN

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Regional Mall
Credit Assessment				Collateral:	Fee Simple
(Moody’s/S&P/KBRA)(1):	Aaa / AAA / AAA			Location:	Saint Louis, MO
Sponsor:	GGPLP L.L.C.			Year Built / Renovated:	1974 / 1994
Borrower:	Plaza Frontenac Acquisition, LLC			Total Sq. Ft.:	488,414
Original Balance:	$52,000,000			Total Collateral Sq. Ft.(5)(6):	353,370
Cut-off Date Balance:	$52,000,000			Property Management:	General Growth Management, Inc.
% by Initial UPB:	4.8%			Underwritten NOI:	$8,938,060
Interest Rate:	3.0400%			Underwritten NCF:	$8,555,446
Payment Date:	1st of each month			Appraised Value:	$166,000,000
First Payment Date(2):	October 1, 2013			Appraisal Date:	July 25, 2013
Maturity Date:	October 1, 2018
Amortization:	Interest Only			Historical NOI
Additional Debt(3):	Future Mezzanine Debt Permitted			Most Recent NOI:	$7,884,143 (T-12 June 30, 2013)
Call Protection(2):	L(24), D(33), O(4)			2012 NOI:	$7,184,542 (December 31, 2012)
Lockbox / Cash Management:	Hard / Springing			2011 NOI(7):	NAV
				2010 NOI(7):	NAV
Reserves(4)
	Initial		Monthly	Historical Occupancy
Taxes:	$0		Springing	Current Occupancy(5):	95.9% (June 30, 2013)
Insurance:	$0		Springing	2012 Occupancy:	97.6% (December 31, 2012)
Replacement:	$0		Springing	2011 Occupancy(7):	NAV
TI/LC:	$0		Springing	2010 Occupancy(7):	NAV

(1)   S&P does not assign credit estimates; however, the Plaza Frontenac Loan received credit enhancement consistent with an AAA rating.
(2)   The First Payment Date under the mortgage loan documents will be in November 2013. GACC will remit to the depositor on the closing date a payment in an amount equal to 30 days of interest for the interest accrual period relating to the first distribution date in October 2013 at the related interest rate on the principal balance of such mortgage loan as of the cut-off date. Such amount will be deposited into the distribution account and will be included in the funds available for the first distribution date in October 2013. The First Payment Date and Call Protection have been adjusted to reflect this additional payment being made by GACC.
(3)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   Based on Total Collateral Sq. Ft. of 353,370. The collateral sq. ft. includes 160,176 sq. ft. of tenants with ground leases including Saks Fifth Avenue (125,669 sq. ft.), Pottery Barn Kids (12,000 sq. ft.), Brio Tuscan Grille (7,751 sq. ft.), Bricktops Restaurant (7,500 sq. ft.) and Fleming’s Prime Steakhouse & Wine Bar (7,256 sq. ft.).
(6)   Excludes Neiman Marcus (135,044 sq. ft.), which is not part of the collateral.
(7)   The borrower acquired the Plaza Frontenac Property in September 2011 and full year 2010 and 2011 results are not available. Historical cash flows and occupancy numbers (prior to 2011) were provided by a third party source and were deemed unreliable.

Financial Information
Cut-off Date Balance / Sq. Ft.(5):		$147
Balloon Balance / Sq. Ft.(5):		$147
Cut-off Date LTV:		31.3%
Balloon LTV:		31.3%
Underwritten NOI DSCR:		5.58x
Underwritten NCF DSCR:		5.34x
Underwritten NOI Debt Yield:		17.2%
Underwritten NCF Debt Yield:		16.5%
Underwritten NOI Debt Yield at Balloon:		17.2%
Underwritten NCF Debt Yield at Balloon:		16.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)(3)	Sales PSF(2)(3)(4)	Occupancy Cost (% of Sales)(2)(5)

Non-Collateral Anchors
Neiman Marcus	NR/NR/B+	135,044	NAP	NAP	NAP	$35,000	$259	NAP

Collateral Anchors
Saks Fifth Avenue	BB/Ba3/BB	125,669	35.6%	11/30/2023	$0.28	$25,619	$204	2.0%
Plaza Frontenac Cinema(4)	NR/NR/NR	14,307	4.0%	5/7/2018	$21.00	$2,270	$378,399	24.9%
Subtotal		139,976	39.6%			$27,889

Major Tenants
Talbots	NR/NR/NR	13,813	3.9%	1/31/2018	$50.00	$4,303	$311	23.0%
Pottery Barn	NR/NR/NR	12,962	3.7%	1/31/2017	$46.95	$5,607	$433	15.3%
Stonewater Spa	NR/NR/NR	9,141	2.6%	7/31/2023	$33.00	NAP	NAP	NAP
Subtotal		35,916	10.2%			$9,910	$370	18.6%

In-line Tenants (<10,000 sq. ft.)		109,657	31.0%		$46.04	$62,387	$618	10.4%

Outparcel		38,507	10.9%		$21.04	$21,475	$558	5.4%
Specialty Leasing		11,363	3.2%		NAP	NAP	NAP	NAP
Storage		3351	0.9%		NAP	NAP	NAP	NAP
Total Occupied Collateral		338,770	95.9%

Vacant		14,600	4.1%
Total Collateral		353,370	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) are provided by the borrower and only include tenants reporting an entire 12 months of sales as of June 30, 2013. Based on a percentage of collateral square feet, approximately 92.0% of in-line tenants and 90.4% of total tenants reported sales for the period.

(3)	Total Sales (000s) and Sales PSF figures for both collateral and non-collateral anchor tenants are estimates provided by the borrower.
(4)	Plaza Frontenac Cinema Sales PSF figure represents sales per screen and is based on six screens.
(5)	Occupancy Cost (% of Sales) excludes utilities reimbursement.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	14	27,415	7.8%	27,415	7.8%	$20.64	7.3%	7.3%
2015	7	22,154	6.3%	49,569	14.0%	$42.44	12.1%	19.3%
2016	5	12,254	3.5%	61,823	17.5%	$30.24	4.8%	24.1%
2017	7	42,301	12.0%	104,124	29.5%	$43.25	23.5%	47.5%
2018	6	43,311	12.3%	147,435	41.7%	$38.92	21.6%	69.2%
2019	3	5,923	1.7%	153,358	43.4%	$46.81	3.6%	72.7%
2020	2	3,819	1.1%	157,177	44.5%	$47.30	2.3%	75.0%
2021	5	28,698	8.1%	185,875	52.6%	$22.40	8.2%	83.3%
2022	5	13,820	3.9%	199,695	56.5%	$54.48	9.7%	92.9%
2023	4	139,075	39.4%	338,770	95.9%	$3.95	7.1%	100.0%
Thereafter	0	0	0.0%	338,770	95.9%	$0.00	0.0%	100.0%
Vacant	NAP	14,600	4.1%	353,370	100.0%	NAP	NAP
Total / Wtd. Avg.	58	353,370	100.0%			$23.01	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

The Loan.    The Plaza Frontenac loan (the “Plaza Frontenac Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 353,370 sq. ft. portion of a regional mall located at 1701 South Lindbergh Boulevard in Saint Louis, Missouri (the “Plaza Frontenac Property”) and has an original principal balance of $52.0 million. The Plaza Frontenac Loan has a five-year interest only term. The Plaza Frontenac Loan accrues interest at a fixed rate equal to 3.0400% per annum and has a cut-off date balance of $52.0 million. Loan proceeds were used to retire existing debt of approximately $51.9 million and fund closing costs of approximately $0.2 million, giving the sponsor a return of equity of approximately $0.6 million. Based on the appraised value of $166.0 million as of July 25, 2013, the cut-off date LTV ratio is 31.3% and the remaining implied equity is $114.0 million. The most recent prior financing of the Plaza Frontenac Property was included in the LBUBS 2001-C7 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$52,000,000	98.6%	Loan Payoff	$51,916,084	98.4%
Upfront Costs	$754,527	1.4%	Closing Costs	$242,241	0.5%
			Return of Equity	$596,202	1.1%
Total Sources	$52,754,527	100.0%	Total Uses	$52,754,527	100.0%

The Borrower / Sponsor.    The borrower, Plaza Frontenac Acquisition, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower is a joint venture between subsidiaries of General Growth Properties, Inc. (“GGP”) and the Canadian Pension Plan Investment Board (“CPPIB”), and the nonrecourse carve-out guarantor (GGPLP L.L.C.) is a subsidiary of GGP.

Headquartered in Chicago, Illinois, GGP (NYSE: GGP) is a real estate investment trust focused on owning, managing, leasing and redeveloping high-end regional malls throughout the United States. With a portfolio of 123 regional malls totaling approximately 124 million sq. ft, GGP is the second largest retail property REIT in the United States. In addition to the Plaza Frontenac Property, other GGP malls include Ala Moana Center in Honolulu, Hawaii, Tysons Galleria in Washington D.C., Glendale Galleria in Los Angeles, California and Water Tower Place in Chicago, Illinois.

CPPIB is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 18 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, CPPIB invests in public equities, private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of the Canada Pension Plan and at arm’s length from governments.

The Property.    The Plaza Frontenac Property consists of 353,370 collateral sq. ft. of a 488,414 sq. ft., two-story, regional mall located approximately 12 miles west of downtown Saint Louis, Missouri and features luxury tenants including Louis Vuitton, Michael Kors, Omega, Tiffany & Co., Lululemon and Kate Spade, among others. The Plaza Frontenac Property collateral excludes 135,044 sq. ft. of anchor space owned by Neiman Marcus and is 95.9% occupied as of June 30, 2013. The Plaza Frontenac Property was constructed in 1974 and renovated in 1994. In addition, Saks Fifth Avenue recently completed a $5.0 million interior renovation of their space in 2011 and 2012. The two anchor tenants, Saks Fifth Avenue and Neiman Marcus, have been at the Plaza Frontenac Property since 1974 and 1975, respectively and both represent their only store locations within Missouri. The Plaza Frontenac Property has 2,456 parking spaces for a parking ratio of 5.03 spaces per 1,000 sq. ft., based on total square feet. The Plaza Frontenac Property was acquired by the sponsor in 2011 for approximately $135.0 million.

The subsequent chart represents historical sales PSF at the Plaza Frontenac Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

Historical Sales PSF(1)
	2012	T-12 6/30/2013	T-12 6/30/2013 Occupancy Cost
Neiman Marcus (Non-Collateral)(2)	$259	$259	NAP
Saks Fifth Avenue(3)	$188	$204	2.0%
Plaza Frontenac Cinema(4)	$400,925	$378,399	24.9%

Major Tenants (>10,000 Sq. Ft.)	$360	$370	18.6%

Outparcel Tenants	$556	$558	5.4%

In-line Tenants (<10,000 sq. ft.)(5)	$624	$618	10.4%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Neiman Marcus estimated gross sales for 2012 were $35.0 million versus the T-12 July 28, 2012 national average of $43.2 million in gross sales per store.
(3)	Saks Fifth Avenue estimated gross sales for 2012 were $23.6 million versus the T-12 July 28, 2012 national average of $22.1 million in gross sales per store.
(4)	Sales information for Plaza Frontenac Cinema represents sales per screen and is based on six screens.
(5)	Approximately 92.0% of in-line tenants by collateral sq. ft. report sales.

Environmental Matters.    The Phase I environmental report dated July 29, 2013 recommended no further action at the Plaza Frontenac Property.

The Market.    The Plaza Frontenac Property is located approximately 12 miles west of downtown Saint Louis, at the intersection of Lindbergh Boulevard and Clayton Road, two primary traffic carriers in the neighborhood. The primary trade area of the Plaza Frontenac Property is considered to be a five-mile radius, which has a population of approximately 199,452, and an average household income of approximately $108,794. Within a one-mile radius, the average household income increases to approximately $204,082. In addition to Lindbergh Boulevard and Clayton Road, access to the Plaza Frontenac Property is provided by public bus services and Metrolink, the Saint Louis light rail system. The Saint Louis MSA is home to nine of the nation’s 2012 Fortune 500 corporations, with employment most heavily concentrated in trade, education and health services and professional and business services.

The chart below summarizes the Plaza Frontenac Property’s competitive set. The closest primary competitive property, Saint Louis Galleria, is also owned by GGP and CPPIB, the indirect owners of the Plaza Frontenac Property.

Competitive Set(1)
Name	Plaza Frontenac Property	Saint Louis Galleria	West County Center	Chesterfield Mall
Distance from Subject	NAP	3 miles	4 miles	9 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built / Renovated	1974 / 1994	1986 / 2006, 2011	1969 / 2003	1976 / 2006
Total Occupancy(2)(3)	97.0%	95.0%	98.0%	85.0%
Size (Sq. Ft.)(3)	488,414	1,178,691	1,211,234	1,301,776
Anchors / Major Tenants	Neiman Marcus, Saks Fifth Avenue	Macy’s, Dillard’s, Nordstrom	JC Penney, Macy’s, Dick’s Sporting Goods, Nordstrom	Macy’s, Dillard’s, Sears, AMC Theaters
(1)	Source: Appraisal
(2)	Total Occupancy for the Plaza Frontenac Property is as of the June 30, 2013 rent roll.
(3)	Total Occupancy and Size (Sq. Ft.) includes Neiman Marcus (135,044 sq. ft.), which is not part of the collateral.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

Cash Flow Analysis.

Cash Flow Analysis
	2012	T-12 6/30/2013	U/W	U/W PSF
Base Rent	$7,100,989	$7,257,865	$7,795,688	$22.06
Step Rent(1)	0	0	64,116	0.18
Value of Vacant Space	0	0	857,260	2.43
Gross Potential Rent	$7,100,989	$7,257,865	$8,717,064	$24.67
Total Recoveries	3,775,023	4,049,702	3,978,323	11.26
Total Other Income	493,675	857,895	806,586	2.28
Less: Bad Debt	(24,220)	(39,433)	0	0.00
Less: Mark to Market(2)	0	0	694,838	1.97
Less: Vacancy(3)	0	0	(857,260)	(2.43)
Effective Gross Income	$11,345,467	$12,126,029	$13,339,550	$37.75
Total Operating Expenses	4,160,925	4,241,886	4,401,491	12.46
Net Operating Income	$7,184,542	$7,884,143	$8,938,060	$25.29
TI/LC	0	0	295,580	0.84
Capital Expenditures	0	0	87,034	0.25
Net Cash Flow	$7,184,542	$7,884,143	$8,555,446	$24.21

(1)	U/W Step Rent is based on rent steps through July 2014.
(2)	The U/W Mark to Market credit of $694,838 is based on marking the overall in-line tenant occupancy cost up to 11.5%, from the T-12 June 30, 2013 in-line occupancy cost of 10.4%.
(3)	U/W Vacancy represents 6.4% of gross income.

Property Management.    The Plaza Frontenac Property is managed by General Growth Management, Inc, an affiliate of the borrower.

Lockbox / Cash Management.    The Plaza Frontenac Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below).

A “Trigger Period” will exist (i) during a Cash Sweep Event Period (as defined below), (ii) if the DSCR falls below 1.50x, until such time that the DSCR is greater than 1.50x for two consecutive quarters, or (iii) upon an event of default under the mezzanine loan documents, until such time that lender receives a notice from the mezzanine lender that the applicable default has been cured or waived.

All excess cash will remain in the lender controlled account and held as additional collateral for the Plaza Frontenac Loan during a Cash Sweep Event Period. A “Cash Sweep Event Period” will exist (x) during an event of default under the loan documents or (y) upon a bankruptcy action of the borrower, guarantor or property manager, until such time that, (i) with respect to the borrower, the bankruptcy action has been discharged, stayed or dismissed or (ii) with respect to guarantor or property manager, such guarantor or property manager has been replaced in accordance with the loan documents.

Initial Reserves.    None.

Ongoing Reserves.    During a Trigger Period, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into the insurance reserve, (iii) $7,253 into a capital expenditure account, subject to a cap equal to 12 times the required monthly deposit amount and (iv) $15,528 into a TI/LC reserve account, subject to a cap equal to 12 times the required monthly deposit amount. In addition, upon acquisition of any expansion parcels, the borrower is required to deposit 110% of any estimated required repairs to such expansion parcel into the replacement reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Plaza Frontenac Loan documents permit future mezzanine debt secured by direct or indirect ownership interests in the borrower from and after the payment date in May 2014 subject to, the satisfaction of certain conditions including: (i) the combined LTV ratio is no greater than 29.8%, (ii) the combined DSCR is at least equal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

to 3.28x, (iii) the mezzanine lender enters into an acceptable intercreditor agreement and (iv) the mezzanine loan is coterminous with the term of the Plaza Frontenac Loan.

Partial Release and Substitution.    The borrower may obtain the release of any vacant, non-income producing and unimproved parcel that is not necessary for the borrower’s operation or use of the Plaza Frontenac Property provided, among other things, following the release, the LTV ratio for the remaining Plaza Frontenac Property meets REMIC guidelines.

In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage and substitute new parcels (each, an “Acquired Parcel”) as collateral for the Plaza Frontenac Loan upon 30 days prior notice, subject to the satisfaction of certain conditions, including among other things: (i) the Exchange Parcel is vacant, non-income producing and unimproved (or improved only by landscaping or readily re-locatable facilities), (ii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report acceptable to lender, (b) title insurance and (c) if the Acquired Parcel is improved, a property condition report indicating that the acquired parcel is in good condition and cash or a guaranty from the guarantor in an amount equal to 110% of any estimated repair costs, (iii) following the substitution, the LTV ratio for the remaining Plaza Frontenac Property meets REMIC guidelines and (iv) the substitution does not adversely affect the DSCR of the Plaza Frontenac Property.

Acquired Expansion Parcels.    The borrower has the right, at its own expense, to acquire one or more parcels to become additional collateral for the Plaza Frontenac Loan whereupon, after amending the mortgage, such parcel will constitute a portion of the Plaza Frontenac Property. The addition of an expansion parcel is permitted if, among other requirements and conditions, the borrower has among other things, satisfied the conditions identified under clauses (ii) and (iv) under “Partial Release and Substitution” above.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1701 South Lindbergh Boulevard Saint Louis, MO 63131	Collateral Asset Summary – Loan No. 5 Plaza Frontenac	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 31.3% 5.34x 17.2%

Plaza Frontenac
1701 South Lindbergh Boulevard
Saint Louis, MO 63131
Saint Louis
St. Ann
Maryland Heights
Woodson Terrace
Breckenridge Hills
St. John
Bel-Ridge
Sycamore Hills
Bel-Nor
Overland
Westport Plaza
Vinita Park
Vinita Terrace
Olive Arcade Plaza
Bellerive Plaza
Heritage Place
Hiram Park Cemetery
Olivette
University City
Creve Coeur
Saint Lukes Hospital
Maryville University
Westwood
Our Lady of the Pillar School
Mercy Hospital
Missouri Baptist University
Missouri Baptist Medical Center
Clayton
Saint Louis Galleria
Frontenac
Shriners Hospital for Children
Ladue
Town and Country
Brentwood
Rock Hill
Maplewood
Manchester Meadows
West County Center
Webster Groves
Des Peres
Glendale
Des Peres Hospital
Shrewsbury
Kirkwood
Oakland
SSM St Joseph Hospital-Kirkwood
St Louis Community College
Marlborough
Watson Plaza
Westfield Shoppingtown Crestwood
Grantwood Village
Sunset Hills Plaza
Crestwood
Affton
Fenton
CREVE COEUR AIRPORT
Creve Coeur Lake Memorial Park
Creve Coeur Golf Club
Bellerive Country Club
Saint Louis Country Club
Westwood Country Club
Queeny Park
John Allan Love Park
Algonquin Golf Course
Westborough Country Club
Emmenegger Nature Park
Laumeier Sculpture Park
OLIVE BLVD
LADUE RD
CONWAY RD
CLAYTON RD
MANCHESTER RD
MIDLAND BLVD
PAGE AVE
ST CHARLES ROCK RD
GRAVOIS RD
N LINDBERGH BLVD
S LINDBERGH BLVD
270
364
67
170
70
40
64
100
44
30
Hazelwood
Florissant
Spanish Lake
Bridgeton
St. Charles
Berkeley
Ferguson
Jennings
Maryland Heights
St. Ann
Overland
Olivette
University City
Creve Coeur
Chesterfield
Ladue
Clayton
Frontenac
Webster Groves
Des Peres
Manchester
Kirkwood
MISSOURI
ILLINOIS
Valley Park
Crestwood
Affton
Cahokia
Lemay
Fenton
Concord
Dupo
Mehlville
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5100 Coe Avenue Seaside, CA 93955	Collateral Asset Summary – Loan No. 6 Bay View Community MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.4% 1.25x 8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5100 Coe Avenue Seaside, CA 93955	Collateral Asset Summary – Loan No. 6 Bay View Community MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.4% 1.25x 8.6%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type(6):	Manufactured Housing Community
Sponsor:	Ray Roeder		Collateral:	Fee Simple
Borrower:	Bay View Community DE, LLC		Location:	Seaside, CA
Original Balance:	$40,000,000		Year Built / Renovated:	1985 / 2007
Cut-off Date Balance:	$40,000,000		Total Pads:	223
% by Initial UPB:	3.7%		Property Management:	Bay View MC, LLC
Interest Rate:	5.4020%		Underwritten NOI:	$3,433,765
Payment Date:	6th of each month		Underwritten NCF:	$3,378,015
First Payment Date:	October 6, 2013		Appraised Value(4):	$63,110,000
Maturity Date:	September 6, 2023		Appraisal Date:	May 13, 2013
Amortization:	Interest only for first 60 months; 360
	months thereafter		Historical NOI
Additional Debt(1):	$4,000,000 Mezzanine Loan		Most Recent NOI:	$3,563,634 (T-12 June 30, 2013)
Call Protection:	L(24), D(92), O(4)		2012 NOI:	$3,379,803 (December 31, 2012)
Lockbox / Cash Management:	Soft / In Place		2011 NOI:	$3,257,778 (December 31, 2011)
			2010 NOI:	$3,154,470 (December 31, 2010)
Reserves(2)
	Initial	Monthly	Historical Occupancy
Taxes:	$31,848	$5,705	Current Occupancy:	100.0% (August 1, 2013)
Insurance:	$7,042	$3,521	2012 Occupancy:	100.0% (December 31, 2012)
Replacement:	$0	$4,646	2011 Occupancy:	100.0% (December 31, 2011)
			2010 Occupancy:	100.0% (December 31, 2010)
Financial Information
(1)   See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has an interest rate of 10.0000%.
(4)   The appraiser’s land value for the Bay View Community MHC Property as of May 13, 2013 was $68,070,000, which would produce a Cut-off Date LTV ratio of 58.8%. The land value considers its sale for more valuable alternative uses.
(5)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for the Bay View Community MHC Loan are 1.57x and 1.54x, respectively; and 1.32x and 1.30x, respectively, for the total debt.
(6)   Collateral for the loan includes the homes as well as the pads with both the homes and the pads leased to the tenants.

	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Pad:	$179,372	$197,309
Balloon Balance / Pad:	$166,405	$183,892
Cut-off Date LTV(4):	63.4%	69.7%
Balloon LTV:	58.8%	65.0%
Underwritten NOI DSCR(5):	1.27x	1.10x
Underwritten NCF DSCR(5):	1.25x	1.08x
Underwritten NOI Debt Yield:	8.6%	7.8%
Underwritten NCF Debt Yield:	8.4%	7.7%
Underwritten NOI Debt Yield at Balloon:	9.3%	8.4%
Underwritten NCF Debt Yield at Balloon:	9.1%	8.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5100 Coe Avenue Seaside, CA 93955	Collateral Asset Summary – Loan No. 6 Bay View Community MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.4% 1.25x 8.6%

The Loan.    The Bay View Community MHC loan (the “Bay View Community MHC Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 223-pad manufactured housing community located at 5100 Coe Avenue in Seaside, California (the “Bay View Community MHC Property”) and has an original principal balance of $40.0 million. The Bay View Community MHC Loan has a 10-year term and amortizes on a 30-year schedule, after an initial five-year interest only period. The Bay View Community MHC Loan accrues interest at a fixed rate equal to 5.4020% and has a cut-off date balance of $40.0 million. Loan proceeds along with mezzanine debt of $4.0 million were used to retire existing debt for approximately $31.9 million, pay the defeasance penalty of approximately $5.6 million, pay closing costs of approximately $0.7 million, giving the borrower a cash out of approximately $5.7 million. Based on the appraised value of approximately $63.1 million as of May 13, 2013, the cut-off date LTV ratio is 63.4% and the remaining implied equity is approximately $23.1 million. Based on the appraiser’s land value of approximately $68.1 million as of May 13, 2013, the cut-off date LTV ratio is 58.8%. The most recent financing of the Bay View Community MHC Property was included in the LBUBS 2007-C6 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,000,000	90.9%	Loan Payoff	$37,563,540	85.4%
Mezzanine Loan	$4,000,000	9.1%	Reserves	$38,890	0.1%
			Closing Costs	$675,704	1.5%
			Cash to Borrower	$5,721,866	13.0%
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

The Borrower / Sponsor.    The borrower, Bay View Community DE, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Ray Roeder.

Ray Roeder is an experienced real estate owner and operator and purchased his first manufactured housing park, in Ceres, California, in 1964 and sold it in 1966. Ray Roeder currently owns three manufactured housing communities in California totaling 463 pads, including the Bay View Community MHC Property.

The Property.    The Bay View Community MHC Property is located at 5100 Coe Avenue, Seaside, CA.  The Bay View Community MHC Property is a 223-pad manufactured housing community developed in 1985 situated on a 52-acre parcel.  The Bay View Community MHC Property is operated similarly to a multifamily residential development in that the landlord owns both the homes and the pads which are then leased to the tenants.  Currently the Bay View Community MHC Property is 100.0% occupied with a waiting list.  The Bay View Community MHC Property consists predominately of single wide homes. All leases are month to month.  Amenities include an onsite leasing office, a playground and surface parking.  All of the manufactured homes have concrete drives that can accommodate two cars and a dirt pad base that serves as the base for a crawl space area under each of the homes.  Each home has its own carport.  Each pad features a deck or patio with storage closets.

Environmental Matters.    The Phase I environmental report dated August 7, 2013 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Bay View Community MHC Property, which is already in place.

The Market.     The Bay View Community MHC Property is located in Monterey County, California.  The uses adjacent to the Bay View Community MHC Property include single family residential to the south, Seaside High School to the west, single and multifamily residential to the east (separated from the Bay View Community MHC Property by Coe Avenue) and a community center and a large 380-home single family housing development to the north, called Seaside Highlands.  This development was built from 2004 through 2007 by a partnership between national developer KB Homebuilders and local developer Bakewell Homes.  These homes were developed on land also previously used as the Fort Ord military base.

The Bay View Community MHC Property is different than a typical manufactured housing community in that all of the homes are owned by the park.  The Bay View Community MHC Property operates more like an apartment complex with all maintenance and turnover of the homes, as well as landscaping, taken care of by the onsite staff.  Therefore, the primary rent comparables utilized will be apartment complexes located in the Bay View Community MHC Property’s market area.

The appraiser determined that the competitive set’s average vacancy was less than 1% with an average rent of $1,528 per month.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5100 Coe Avenue Seaside, CA 93955	Collateral Asset Summary – Loan No. 6 Bay View Community MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.4% 1.25x 8.6%

Competitive Set(1)
Name	Bay View Community MHC Property	Sunbay Apartments	Seaview Village	Preston Park Apartments	Surfside Apartments	Casanova Grove
Distance from Subject	NAP	0.1 miles	2.5 miles	8.1 miles	3.7 miles	4.6 miles
Year Built / Renovated	1985/2007	1989/NAV	1972/NAV	1987/NAV	1970s/NAV	1968/NAV
Total Occupancy	100.0%	99.7%	100.0%	99.8%	100.0%	94.7%
No. of Units	223	296	104	500	50	76
Avg. Rent/Unit	$1,548	$1,106	$1,408	$1,805	$1,695	$1,400
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 6/30/2013	U/W	U/W per Pad
Gross Potential Rent	$3,775,777	$3,908,367	$4,078,626	$4,143,540	$18,581
Total Recoveries	0	0	0	0	0
Total Other Income	91,237	87,257	87,471	87,471	392
Less: Vacancy & Credit Loss(1)	0	0	0	(207,177)	(929)
Effective Gross Income	$3,867,014	$3,995,624	$4,166,097	$4,023,834	$18,044
Total Operating Expenses	609,236	615,821	602,463	590,069	2,646
Net Operating Income	$3,257,778	$3,379,803	$3,563,634	$3,433,765	$15,398
Capital Expenditures	0	0	0	55,750	250
Net Cash Flow	$3,257,778	$3,379,803	$3,563,634	$3,378,015	$15,148

(1)	U/W Vacancy represents 5.0% of gross income. The Bay View Community MHC Property was 100.0% occupied as of August 1, 2013.

Property Management.    The Bay View Community MHC Property is managed by Bay View MC, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Bay View Community MHC Loan is structured with a soft lockbox and in place cash management. Funds deposited into the clearing account will be swept into a cash management account under the control of the lender and disbursed in accordance with the Bay View Community MHC Loan documents. During a Sweep Period (as defined below) all excess cash will be swept into a lender controlled account.

A “Sweep Period” will commence upon the occurrence of any of the following: (i) an event of default, or (ii) if, on any calculation date, the Bay View Community MHC Loan DSCR is less than 1.10x.

Initial Reserves.    At closing, the borrower deposited (i) $31,848 into a tax reserve account and (ii) $7,042 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $5,705, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $3,521, into an insurance reserve account and (iii) $4,646 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness.    A $4.0 million mezzanine loan was funded at closing by Ladder Capital Finance Portfolio II LLC. The mezzanine loan is coterminous with the Bay View Community MHC Loan and has an interest rate of 10.0000%. The mezzanine loan borrower is required to make interest only payments for the first 60 months of the loan followed by a 30-year amortization schedule.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5100 Coe Avenue Seaside, CA 93955	Collateral Asset Summary – Loan No. 6 Bay View Community MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 63.4% 1.25x 8.6%

San Francisco
Oakland
Hayward
San Mateo
Palo Alto
San Jose
Tracy
Santa Cruz
Salinas
Seaside
Monterey
Pacific Ocean
Monterey Bay
Castroville
Marina
Salinas
Seaside
Pacific Grove
Monterey
Del Rey Oaks
Carmel-by-the-sea
Monterey Bay
Marina Municipal Airport
California State University Monterey Bay
Monterey Peninsula Airport
Salinas Municipal Airport
Hartnell College
Natividad Medical Center
El Dorado Fashions
Westridge
Laurel West Shopping Center
Cabrillo Hwy
El Camino Real
Dolan Rd
Espinosa Rd
Nashua Rd
Castroville Rd
Cooper Rd
W Blanco Rd
Reservation Rd
S Davis Rd
S Main St
Broadway
Fremont
Gen Jim Moore Blvd
Monterey Salinas Hwy
Carmel Valley Rd
Bay View Community MHC
5100 Coe Avenue
Seaside, CA 93955
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

26151 Lake Shore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 7 NorthPointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,750,000 69.2% 1.36x 9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

26151 Lake Shore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 7 NorthPointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,750,000 69.2% 1.36x 9.7%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	High Rise Multifamily
Sponsor:	The Suffolk Family Trust; Kenneth M.			Collateral:	Fee Simple
	Lapine			Location:	Euclid, OH
Borrower:	Northpointe Towers, LTD			Year Built / Renovated:	1970 / 2003-2013
Original Balance:	$38,750,000			Total Units(3):	949
Cut-off Date Balance:	$38,750,000			Property Management:	APM Management LLC
% by Initial UPB:	3.6%			Underwritten NOI:	$3,745,431
Interest Rate:	5.1400%			Underwritten NCF:	$3,457,818
Payment Date:	6th of each month			Appraised Value:	$56,000,000
First Payment Date:	October 6, 2013			Appraisal Date:	July 3, 2013
Maturity Date:	September 6, 2023
	Interest only for first 36 months; 360			Historical NOI
Amortization:	months thereafter			Most Recent NOI:	$3,697,214 (T-12 June 30, 2013)
Additional Debt:	None			2012 NOI:	$3,869,717 (December 31, 2012)
Call Protection(1):	L(24), D(92), O(4)			2011 NOI:	$3,892,366 (December 31, 2011)
Lockbox / Cash Management:	Soft / Springing			2010 NOI:	$3,507,892 (December 31, 2010)

Reserves(2)				Historical Occupancy(3)
	Initial		Monthly	Current Occupancy:	87.9% (July 9, 2013)
Taxes:	$132,580		$66,290	2012 Occupancy:	89.0% (December 31, 2012)
Insurance:	$28,995		$14,498	2011 Occupancy:	85.0% (December 31, 2011)
Replacement:	$0		$23,968	2010 Occupancy:	NAV
Required Repairs:	$709,875		NAP
(1)   Partial release is permitted. See “Partial Release” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Reflects residential units only and does not reflect two commercial units which are part of the collateral for the NorthPointe Apartments Loan.
(4)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.85x and 1.71x, respectively.

Renovation:	$1,690,125		$0

Financial Information
Cut-off Date Balance / Unit(3):		$40,832
Balloon Balance / Unit(3):		$36,250
Cut-off Date LTV:		69.2%
Balloon LTV:		61.4%
Underwritten NOI DSCR(4):		1.48x
Underwritten NCF DSCR(4):		1.36x
Underwritten NOI Debt Yield:		9.7%
Underwritten NCF Debt Yield:		8.9%
Underwritten NOI Debt Yield at Balloon:		10.9%
Underwritten NCF Debt Yield at Balloon:		10.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

26151 Lake Shore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 7 NorthPointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,750,000 69.2% 1.36x 9.7%

Unit Mix Summary(1)(2)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	544	57.3%	483	88.8%	608	$585.81	$1.00
2 Bed / 1 Bath	114	12.0%	98	86.0%	940	$744.44	$0.79
2 Bed / 1.5 Bath	21	2.2%	19	90.5%	1,056	$801.48	$0.76
2 Bed / 2 Bath	218	23.0%	188	86.2%	1,042	$821.54	$0.79
3 Bed / 2 Bath	40	4.2%	37	92.5%	1,237	$947.51	$0.77
3 Bed / 2.5 Bath	10	1.1%	8	80.0%	2,339	$1,328.30	$0.59
4 Bed / 2.5 Bath	2	0.2%	1	50.0%	2,614	$1,873.00	$0.72
Total / Wtd. Avg.	949	100.0%	834	87.9%	806	$689.57	$0.91
(1)	Based on a rent roll dated July 9, 2013.
(2)	Reflects residential units only and does not reflect two commercial units.

The NorthPointe Apartments loan (the “NorthPointe Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 951-unit high rise multifamily property located at 26151 Lake Shore Boulevard in Euclid, Ohio (the “NorthPointe Apartments Property”) and has an original principal balance of $38.75 million. The NorthPointe Apartments Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36 month interest only period. The NorthPointe Apartments Loan accrues interest at a fixed rate equal to 5.1400% and has a cut-off date balance of $38.75 million. Loan proceeds, along with approximately $11.3 million in equity from the sponsors were used to acquire the NorthPointe Apartments Property for $46.0 million, fund upfront reserves of approximately $2.6 million and pay closing costs of approximately $1.5 million. Based on an appraised value of $56.0 million as of July 3, 2013, the cut-off date LTV ratio is 69.2%. The most recent prior financing of the NorthPointe Apartments Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$38,750,000	77.4%	Purchase Price	$46,000,000	91.8%
Sponsor Equity	$11,332,678	22.6%	Reserves	$2,561,575	5.1%
			Closing Costs	$1,521,103	3.0%
Total Sources	$50,082,678	100.0%	Total Uses	$50,082,678	100.0%

The Borrower / Sponsor.    The borrower, Northpointe Towers, LTD, is a single purpose Ohio limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are The Suffolk Family Trust and Kenneth M. Lapine, on a joint and several basis.

Kenneth M. Lapine is the trustee of The Suffolk Family Trust and has over 40 years of experience in real estate acquisitions, dispositions, management, investment and syndication. As of February 28, 2013, The Suffolk Family Trust had an indirect ownership interest in 6,425 multifamily units and reported a net worth and liquidity of $9.9 million and $1.7 million, respectively.

The Property.    The NorthPointe Apartments Property consists of one 20-story high rise apartment building and one 21-story high rise apartment building connected by a two-story non-residential building located in Euclid, Ohio, approximately 14 miles northeast of Cleveland with frontage along Lake Erie. Originally constructed in 1970, the NorthPointe Apartments Property contains 949 residential units and two commercial units and as of July 9, 2013, 87.9% of the residential units are occupied. Amenities at the NorthPointe Apartments Property include a clubhouse, indoor swimming pool, fitness center, sauna, movie theater, laundry facilities, barber shop, business center and restaurant. Parking is offered via a two-level underground parking garage and surface parking totaling 1,545 spaces (1.6 parking spaces per unit).

Since 2003, the NorthPointe Apartments Property has received over $17.0 million in capital improvements, including a renovation of the parking garage, rebuilding of the elevator and unit upgrades such as new cabinets, carpet, tile, paint and appliances, among other improvements, as outlined in the following table.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

26151 Lake Shore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 7 NorthPointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,750,000 69.2% 1.36x 9.7%

Capital Improvements(1)
Description	Year Completed	Cost
Parking Garage Renovation	2003-2005	$12,000,000
Cabinets, Carpet, Tile, Paint, Water Saving Devices, Appliances, Lighting	2007-2011	$2,100,000
Elevator Rebuilds	2005-2007	$1,000,000
Appliances, Carpeting, Kitchen and Bath Renovations, Lighting	2012	$507,966
Main Roof	2005	$300,000
Common Area Renovations - Tile, Carpet, Lighting	2007-2008	$250,000
Major Tuckpointing	2005-2011	$150,000
Fire Alarm	2003	$150,000
New Fitness Center, Movie Theater, Restaurant	2008	$150,000
Roof, Deck Joints, Building Drops	2012	$135,210
Middle Roof	2011	$100,000
Johnson Unit Rebuilds	Ongoing	$50,000
New Offices	2007	$50,000
Hot Water System	2009	$40,000
New Rooftop All Units	2008	$30,000
Total Cost		$17,013,176
(1) Source: Appraisal

Environmental Matters.    The Phase I environmental report dated July 22, 2013 recommended the development and implementation of asbestos and lead-based paint operation and maintenance plans at the NorthPointe Apartments Property.

The Market.     The NorthPointe Apartments Property is located approximately 14 miles northeast of Cleveland, OH within the Cleveland-Elyria-Mentor metropolitan statistical area (“MSA”). With a population of over 2.1 million as of 2010, the Cleveland-Elyria-Mentor MSA accounts for 18.2% of the total population of Ohio. Public transportation throughout the Cleveland area is provided by the Greater Cleveland Regional Transit Authority and the area is served by three airports within the county, including the Cleveland Hopkins International Airport which offers transport via eight different airline carriers. Ten interstates run through the Cleveland area, including the Ohio Turnpike (I-80).

The Cleveland area is home to 27 accredited colleges and universities including Kent State, Case Western Reserve University, Cleveland State, the University of Akron and Youngstown State. A variety of employment industries are represented within the Cleveland area, with healthcare, government and manufacturing industries representing a significant portion of the job market. Within Cuyahoga County, top employers include the Cleveland Clinic Health System, Continental Airlines and Ford Motor Corporation, among others. Unemployment has been decreasing within the Cleveland-Elyria-Mentor MSA and was 6.5% as of December 2012.

The NorthPointe Apartments Property is located within the Euclid submarket which is part of the greater Cleveland market. Since the 1970s, there has been no new high rise construction. As of the second quarter of 2013, the vacancy rates for the market and submarket were 3.2% and 5.6%, respectively. Average asking rents within the market increased 1.9% year over year to $771 per month. Over the same time period, average asking rents within the submarket increased 1.9% year over year to $653 per month.

Competitive Set(1)
Name	NorthPointe Apartments Property	The Rivera	Water’s Edge	Oaks of Euclid	Richmond Hills	Shoregate Towers
Distance from Subject	NAP	Adjacent	0.8 miles	2.5 miles	2.7 miles	2.9 miles
Year Built	1970	1965	1966	1968	1966	1971
Total Occupancy	87.9%(2)	95.0%	96.0%	83.0%	92.0%	99.0%
No. of Units	949(2)	240	428	740	198	406
Avg. Unit Size (Sq. Ft.)	806	566	824	990	637	761
Avg. Rent/Unit	$690(2)	$640	$757	$688	$609	$680
(1)	Source: Appraisal
(2)	Based on a rent roll dated July 9, 2013. Reflects residential units only and does not include the two commercial units.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

26151 Lake Shore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 7 NorthPointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,750,000 69.2% 1.36x 9.7%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 6/30/2013	U/W	U/W per Unit(1)
Gross Potential Rent	$6,348,401	$6,467,087	$7,967,330	$7,860,384	$8,283
Commercial Income	0	0	500	10,500	11
Allowable Other Income	703,857	709,496	696,837	696,837	734
Less: Concessions	0	0	(195,326)	(192,704)	(203)
Less: Vacancy & Credit Loss(2)	0	0	(1,087,872)	(994,047)	(1,047)
Effective Gross Income	$7,052,258	$7,176,583	$7,381,469	$7,380,970	$7,778
Total Operating Expenses	3,159,893	3,306,866	3,684,255	3,635,539	3,831
Net Operating Income	$3,892,366	$3,869,717	$3,697,214	$3,745,431	$3,947
Capital Expenditures	0	0	577,403	287,613	303
Net Cash Flow	$3,892,366	$3,869,717	$3,119,811	$3,457,818	$3,644

(1)	Reflects residential units only and does not reflect the two commercial units.
(2)	U/W Vacancy & Credit Loss represents 12.6% of gross income.

Property Management.    The NorthPointe Apartments Property is managed by APM Management LLC.

Lockbox / Cash Management.    The NorthPointe Apartments Loan is structured with a soft lockbox and springing cash management. Funds deposited into the clearing account will be swept on a daily basis into the borrower’s operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the NorthPointe Apartments Loan documents. All excess cash will be held by the lender as cash collateral while a Trigger Period is in effect.

A “Trigger Period” will be in effect upon: (i) an event of default, until such default has been cured or waived or (ii) if the DSCR for the trailing 12-month period is less than 1.20x on the last day of the preceding calendar quarter, until such time that the DSCR exceeds 1.20x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $132,580 into a tax reserve account, (ii) $28,995 into an insurance reserve account, (iii) $709,875 into a required repairs reserve account and (iv) $1,690,125 into a reserve for planned renovations at the NorthPointe Apartments Property, including sliding patio door replacement, window replacement, landscaping renovation, lobby and common hallway remodeling, pool and rear patio renovation and other upgrades.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $66,290, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $14,498, into an insurance reserve account and (iii) $23,968 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    After the expiration of the lockout period, the borrower may obtain the release of a vacant, non-income producing portion of the NorthPointe Apartments Property provided, among other things (i) the release parcel is not necessary for, and the release will not materially and adversely affect the borrower’s use or operation of the NorthPointe Apartments Property and (ii) the LTV ratio of the remaining property satisfies REMIC requirements.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

26151 Lake Shore Boulevard Euclid, OH 44132	Collateral Asset Summary – Loan No. 7 NorthPointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,750,000 69.2% 1.36x 9.7%

NorthPointe Apartments
26151 Lake Shore Boulevard
Euclid, OH 44132
LAKE ERIE
Euclid
Timberlake
Eastlake
Willowick
Willoughby
WILLOUGHBY COMMONS
EAST SHORE ESTATES
Wickliffe
Willoughby Hills
RIDGEVILLE ESTATES
NORTH COLLINWOOD
SOUTH COLLINWOOD
Richmond Heights
CUYAHOGA COUNTY AIRPORT
Mayfield Village
Highland Heights
Bratenahl
EUCLID GREEN
FOREST HILLS
East Cleveland
South Euclid
Gates Mills
Lyndhurst
UNIVERSITY DISTRICT
Cleveland Heights
Mayfield Heights
University Heights
Hunting Valley
Beachwood
Pepper Pike
WOODLAND HILLS
Shaker Heights
Woodmere
Highland Hills
Euclid Square Mall
Richmond Town Square
Severance Town Center
Legacy Village
Beachwood Place Mall
Hillcrest Hospital
John Carroll University
Notre Dame College
MAYFIELD RD
CEDAR RD
FAIRMOUNT BLVD
SHAKER BLVD
CHAGRIN BLVD
WILSON MILLS RD
HIGHLAND RD
MONTICELLO BLVD
CHARDON RD
EUCLID AVE
LAKESHORE BLVD
Lake Erie
Cleveland
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

Mortgage Loan Information				Property Information
Loan Seller:	Natixis			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	CBD Office
Sponsor:	Second City Capital Partners II,			Collateral:	Fee Simple
	Limited Partnership			Location:	Boise, ID
Borrower:	SCCP Boise Limited Partnership			Year Built / Renovated:	1970-1982 / 2005
Original Balance:	$35,200,000			Total Sq. Ft.:	557,096
Cut-off Date Balance:	$35,103,154			Property Management:	Thornton Oliver Keller Commercial
% by Initial UPB:	3.3%				Real Estate, LLC
Interest Rate:	3.8480%			Underwritten NOI:	$5,056,029
Payment Date:	5th of each month			Underwritten NCF:	$4,286,073
First Payment Date:	August 5, 2013			Appraised Value:	$50,400,000
Maturity Date:	July 5, 2018			Appraisal Date:	February 19, 2013
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection(1):	L(26), D(30), O(4)			Most Recent NOI:	$4,567,818 (T-12 June 30, 2013)
Lockbox / Cash Management:	Hard / Springing			2012 NOI:	$4,568,373 (December 31, 2012)
				2011 NOI:	$4,255,082 (December 31, 2011)
Reserves(2)				2010 NOI:	$4,125,732 (December 31, 2010)
	Initial		Monthly
Taxes:	$444,229		$63,461	Historical Occupancy
Insurance:	$33,739		$11,246	Current Occupancy:	91.2% (August 1, 2013)
Replacement:	$0		$9,270	2012 Occupancy:	92.5% (December 31, 2012)
Outstanding TI/LC:	$921,276		$0	2011 Occupancy:	91.4% (December 31, 2011)
Rollover:	$2,000,000		$54,893	2010 Occupancy:	91.3% (December 31, 2010)
Immediate Repairs:	$771,969		NAP	(1) Partial release is permitted. See “Partial Release” herein. (2) See “Initial Reserves” and “Ongoing Reserves” herein.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$63
Balloon Balance / Sq. Ft.:		$57
Cut-off Date LTV:		69.6%
Balloon LTV:		63.2%
Underwritten NOI DSCR:		2.55x
Underwritten NCF DSCR:		2.16x
Underwritten NOI Debt Yield:		14.4%
Underwritten NCF Debt Yield:		12.2%
Underwritten NOI Debt Yield at Balloon:		15.9%
Underwritten NCF Debt Yield at Balloon:		13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
URS	NR/Baa3/BBB-	193,461(4)	34.7%	$16.50	36.4%	12/31/2015(5)
Idaho State Tax Commission	NR/Aa1/NR	111,381	20.0%	$17.54	22.3%	6/30/2017
The United States Attorney’s Office	AAA/Aaa/AA+	38,010	6.8%	$19.00	8.2%	5/20/2019(6)
Building Materials Holding Corp.	NR/NR/NR	27,413	4.9%	$17.50	5.5%	2/29/2016
TSYS Technology Center, Inc.	NR/Baa3/BBB+	20,366	3.7%	$17.50	4.1%	5/31/2018
Total Major Tenants		390,631	70.1%	$17.17	76.5%
Remaining Tenants		117,712	21.1%	$17.51	23.5%
Total Occupied Collateral		508,343	91.2%	$17.25	100.0%
Vacant		48,753	8.8%
Total		557,096	100.0%

(1)	Based on the rent roll as of August 1, 2013.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	U/W Base Rent PSF and % of Total U/W Base Rent includes contractual rent steps through December 2013.
(4)	URS is currently subleasing 28,022 sq. ft. to the State of Idaho and 18,733 sq. ft. to St. Luke’s Regional Medical Center, Ltd. through the end of the URS lease term of December 31, 2015.
(5)	A 2,878 sq. ft. portion of the space occupied by URS expires on January 31, 2014.
(6)
The United States Attorney’s Office has the right to terminate the lease at any time on or after May 20, 2014 with 90 days prior notice and with no penalty. If the tenant surrenders any part of the premises then the tenant’s rent will be reduced in proportion to the part surrendered.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	5	20,466	3.7%	20,466	3.7%	$17.15	4.0%	4.0%
2015	10	201,935	36.2%	222,401	39.9%	$16.43	37.8%	41.9%
2016	7	65,304	11.7%	287,705	51.6%	$17.68	13.2%	55.1%
2017	9	128,809	23.1%	416,514	74.8%	$17.85	26.2%	81.3%
2018	4	26,225	4.7%	442,739	79.5%	$19.61	5.9%	87.1%
2019	3	42,622	7.7%	485,361	87.1%	$19.05	9.3%	96.4%
2020	1	11,488	2.1%	496,849	89.2%	$11.79	1.5%	98.0%
2021	1	5,158	0.9%	502,007	90.1%	$16.50	1.0%	98.9%
2022	0	0	0.0%	502,007	90.1%	$0.00	0.0%	98.9%
Thereafter	2	6,336	1.1%	508,343	91.2%	$14.89	1.1%	100.0%
Vacant	NAP	48,753	8.8%	557,096	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	43	557,096	100.0%			$17.25	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Washington Group Plaza loan (the “Washington Group Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 557,096 sq. ft. Class A, CBD office property comprised of four interconnected buildings located at 720 East Park Boulevard in Boise, Idaho (the “Washington Group Plaza Property”) and has an original principal balance of $35.2 million. The Washington Group Plaza Loan has a five-year term and amortizes on a 30-year schedule. The Washington Group Plaza Loan accrues interest at a fixed rate equal to 3.8480% and has a cut-off date balance of approximately $35.1 million. Loan proceeds, together with an equity contribution from the Sponsor of over $13.3 million were used to acquire the Washington Group Plaza Property for a purchase price of approximately $44.0 million, fund upfront reserves totaling approximately $4.2 million and pay closing costs of approximately

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

$0.4 million.  Based on the appraised value of $50.4 million as of February 19, 2013, the cut-off date LTV ratio is 69.6%. The most recent prior financing of the Washington Group Plaza Property was included in the GSMS 2010-C2 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,200,000	72.5%	Purchase Price	$44,003,836	90.7%
Sponsor Equity	$13,325,764	27.5%	Reserves	$4,171,214	8.6%
			Closing Costs	$350,715	0.7%
Total Sources	$48,525,764	100.0%	Total Uses	$48,525,764	100.0%

The Borrower / Sponsor.    The borrower, SCCP Boise Limited Partnership, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Second City Capital Partners II, Limited Partnership (the “Sponsor” or “SCCP”).

SCCP is a private equity group that manages capital for its principals, institutions, and a diverse group of high net worth investors through a series of funds. Founded by Samuel Belzberg, SCCP is backed by Sam Belzberg’s Gibralt Capital Corporation and developer Bosa Properties Inc. Mr. Belzberg has extensive international experience in real estate and finance with a distinguished track record. Mr. Belzberg started SCCP with over $200.0 million of equity commitments. In 1989, Mr. Belzberg was awarded the Order of Canada from the Governor General and he received an honorary doctorate from Simon Fraser University. In 1992, Mr. Belzberg received the Governor General of Canada Award. In 2002, Mr. Belzberg was promoted to Officer of the Order of Canada. City II is SCCP’s opportunistic real estate investment fund targeting acquisitions within the United States. The fund has secured capital commitments totaling $102.5 million and the general partners have committed $38.5 million. The fund’s primary objective is to build a diversified portfolio of quality assets staged for capital growth, with the secondary objective of generating a reasonable annualized yield for its investors.

The Property.    The Washington Group Plaza Property office buildings are located in Ada County, Boise, Idaho. Built in 1970 through 1982 and renovated in 2005, the Washington Group Plaza Property is situated on 23.42 acres of land and is currently 91.2% occupied. The Washington Group Plaza Property is equipped with 18 elevators (six hydraulic and 12 traction passenger elevators) and has 1,709 surface and multi-level garage parking spaces (625 in open lots and 1,084 in parking garages) with a parking ratio of 3.07 per 1,000 sq. ft. The Washington Group Plaza Property consists of four interconnected buildings: Plaza I (125,568 sq. ft.), Plaza II (113,910 sq. ft.), Central Plaza (103,838 sq. ft.) and Plaza IV (212,789 sq. ft.). The building structure consists of reinforced concrete with integral perimeter foots, interior footings and column pad footings. All roofs have been made with single ply EPDM membrane topped with stone. Roof replacements occurred for Central Plaza in 1997 and 1998, Plaza I in 2000, Plaza IV in 2001 and Plaza II in 2002.

Environmental Matters.    The Phase I environmental report dated March 4, 2013 recommended no further action at the Washington Group Plaza Property.

Major Tenants.

URS (193,461 sq. ft., 34.7% of NRA). URS, which is rated Baa3/BBB- by Moody’s/S&P, was founded in 1951 and started as an active research group in physical and engineering sciences. For over 60 years, URS has expanded through internal growth and strategic acquisitions that enhanced the company’s engineering, architectural, transportation and environmental practices. About half of the company’s business is derived from government projects. Today, URS operates in more than 40 countries and focuses on four key market sectors: federal, infrastructure, power and industrial and commercial. The 2007 acquisition of Washington Group International for $2.6 billion enhanced URS’s ability to provide integrated engineering and construction services throughout the project life cycle. The acquisition also expanded URS’s capabilities in the power and nuclear management markets, as well as in transportation, mining, defense and industrial infrastructure and process. The Boise office operates as the Energy and Construction Division headquarters.

URS’s initial lease started in September 1996, and expires in December 31, 2015 with the exception of suite 107, which expires on January 31, 2014. Part of the URS’s space is subleased to the State of Idaho through the Idaho Department of Fish and Game and to St. Luke’s Regional Medical Center, Ltd. URS has the right to lease an additional space of 2,000 to 20,000 sq. ft. in the campus as it becomes available with 30 days notice. URS has no renewal option.

Idaho State Tax Commission (111,381 sq. ft., 20.0% of NRA). The Idaho State Tax Commission, which is rated Aa1 by Moody’s, was created in 1913 and informs taxpayers of their tax obligations and enforces state laws regarding tax compliance. The agency is divided

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

into four divisions: audit and collections, revenue operations, property tax and general services. The Idaho State Tax Commission is an executive branch agency operating under the guidance of the governor of the State of Idaho.

The Idaho State Tax Commission may terminate the lease if the State of Idaho fails to appropriate sufficient funds with 10 days notice and no penalty. The tenant has an option to renew the lease by providing 120 days notice of its renewal terms (renewal rate subject to negotiations between tenant and landlord). The tenant’s share of operating expenses cannot increase by more than 4.0% annually (excluding insurance, utilities, snow plowing and ice removal).

The United States Attorney’s Office (38,010 sq. ft., 6.8% of NRA). The United States Attorney’s Office, which is rated AAA/ Aaa/AA+ by Fitch/Moody’s/S&P, was founded in 1863 when Idaho became a territory of the United States. The office litigates cases on behalf of its client, the United States of America, enforcing federal law to ensure the health and safety of Idaho’s citizens.

The entire state of Idaho is served by one United States Attorney with a main office in Boise and two other branch offices. The District Attorney of Idaho has 25 lawyers prosecuting federal crimes and civil statutes and defending the United States against lawsuits.

The United States Attorney’s Office has the right to terminate any portion of the lease at any time on or after May 20, 2014 with 90 days prior notice and with no penalty. If the tenant surrenders any part of the premises then the tenant’s rent will be reduced in proportion to the part surrendered.

The Market.     The Washington Group Plaza Property is situated in the Boise - Nampa metropolitan statistical area (“MSA”). The Boise - Nampa MSA had a 2012 population of 639,600, which represents an average annual increase of 2.7% over the 2000 census of 464,840. Boise Valley is full of both established, thriving business sectors and new emerging industries. Boise Valley contains nearly a dozen colleges and universities. Boise State University, Idaho’s flagship university, is located across the Boise River less than one mile from the Washington Group Plaza Property. With nearly 20,000 students, over 75.0% of Boise State graduates continue to work and live in Boise. Downtown Boise is the largest, most dynamic urban center within a 300-mile radius. It is the center of government, business, culture and entertainment for over 460,000 people. The Boise Airport is located less than five miles from downtown Boise and handles more than three million travelers each year.

The Washington Group Plaza Property is located in the Boise Valley office market and as of the 3Q 2012, the Boise Valley office market consists of nearly 28 million sq. ft. of inventory. Overall vacancy has declined since 2009 and was at 12.6% at the end of the 3Q 2012. Class A projects reported an even lower vacancy rate of 10.8% at the end of the 3Q 2012. Average asking rates stood at $14.33 PSF in Boise Valley.

Competitive Set (1)
Name	Washington Group Plaza	River Quarry C	Lakepointe Centre I	University Plaza	One Front St Center	Vetex Building
Location	Boise, ID	Boise, ID	Boise, ID	Boise, ID	Boise, ID	Boise, ID
Distance to Subject	NAP	1.4 miles	1.5 miles	0.2 miles	0.4 miles	0.7 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built / Renovated	1970-1982	1999	1986	NAV	2001	2004
Quality	Excellent	Excellent	Good	Good	Good	Good
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 6/30/2013	U/W	U/W PSF
Base Rent(1)	$8,417,742	$8,723,610	$8,775,385	$8,766,637	$15.74
Value of Vacant Space	0	0	0	853,178	1.53
Gross Potential Rent	$8,417,742	$8,723,610	$8,775,385	$9,619,815	$17.27
Total Recoveries	391,779	462,910	514,992	410,390	0.74
Total Other Income	32,901	29,937	36,284	30,200	0.05
Less: Vacancy(2)	0	0	0	(853,178)	(1.53)
Effective Gross Income	$8,842,422	$9,216,457	$9,326,661	$9,207,227	$16.53
Total Operating Expenses	4,587,340	4,648,084	4,758,843	4,151,198	7.45
Net Operating Income	$4,255,082	$4,568,373	$4,567,818	$5,056,029	$9.08
TI/LC	0	0	0	474,243	0.85
Capital Expenditures	0	0	0	295,713	0.53
Net Cash Flow	$4,255,082	$4,568,373	$4,567,818	$4,286,073	$7.69

(1)	U/W Base Rent includes contractual rent steps through December 2013.
(2)	U/W Vacancy represents 9.3% of gross income.

Property Management.    The Washington Group Plaza Property is currently managed by Thornton Oliver Keller Commercial Real Estate, LLC, pursuant to a management agreement.

Lockbox / Cash Management.    The Washington Group Plaza Loan is structured with a hard lockbox and springing cash management. The Washington Group Plaza Loan requires all rents to be transmitted directly by the tenants of the Washington Group Plaza Property into the clearing account.  Following the commencement of any Cash Management Period (as defined below), funds deposited into the clearing account are required to be swept by the clearing bank into a lender controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Management Period, excess cash flow is deposited to a cash collateral account.

A “Cash Management Period” will commence upon lender giving notice to borrower and clearing bank of the occurrence of any of the following: (i) an event of default or (ii) the failure by borrower, after the end of a calendar quarter, to maintain the DSCR of at least 1.20x; and will end upon lender giving notice to borrower and the clearing bank that the Cash Management Period has ended, which notice lender is required to give if for six consecutive months since the commencement of the existing Cash Management Period (A) no event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the DSCR is at least equal to 1.25x.

Initial Reserves.    At closing, the borrower deposited (i) $444,229 into a tax reserve account, (ii) $33,739 into an insurance reserve account, (iii) $921,276 into the TI/LC reserve account for outstanding tenant improvement obligations, (iv) $2,000,000 into the rollover reserve and (v) $771,969 for immediate repairs.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $63,461, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $11,246, into an insurance reserve account, (iii) $9,270 into a capital expenditure account and (iv) $54,893 into a rollover reserve account. The maximum balance the borrower shall be required to maintain in the rollover reserve account is $3,500,000 (or $1,500,000 if Plaza I is released). At any time after the cap amount is reached, if the amount on deposit in the rollover reserve account falls below $500,000, monthly deposits will commence until the balance in the rollover reserve account equals $1,000,000.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    After the prepayment lockout expiration date, the borrower has the right to obtain the release of the Plaza I building and related parcel in conjunction with a third party sale of the Plaza I building and related parcel, provided among other conditions set forth in the Washington Group Plaza Loan documents, (i) no event of default is continuing, (ii) the borrower defeases an amount equal to 120% of the allocated Plaza I loan amount, (iii) the debt yield is not less than the greater of (a) the debt yield prior to the Plaza I release or (b) the debt yield at the closing of the loan, (iv) the DSCR is no less than the greater of (a) the DSCR immediately prior to the release of Plaza I release or (b) the DSCR on the date of closing of the loan and (v) the LTV ratio is no less than the greater of (a) the LTV ratio immediately prior to the Plaza I release or (b) the LTV ratio on the date at the closing of the loan.

The borrower may obtain the release of an undeveloped land parcel from the lien of the mortgage, provided that, among other conditions, (i) no event of default is continuing and (ii) the undeveloped land parcel has a tax identification number separate from the remaining Washington Group Plaza Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

720 East Park Boulevard Boise, ID 83712	Collateral Asset Summary – Loan No. 8 Washington Group Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,103,154 69.6% 2.16x 14.4%

CARTIFACT
NORTH END
Military Reserve Park
W FAIRVIEW AVE
184
N 16TH ST
N 15TH ST
W IDAHO ST
W MAIN ST
N 9TH ST
N 8TH ST
W FORT ST
S AMERICANA BLVD
Banner Building
Idaho State Capitol Building
W FRONT ST
W MYRTLE ST
Centurylink Arena
DOWNTOWN
Bodo Development
W IDAHO ST
W MAIN ST
St Luke's Boise Medical Center
Boise River
Boise
Ada County Courthouse
Pioneer Cemetery
Idaho State Historical Museum
Dona Larsen Park
E WARM SPRINGS AVE
Ann Morrison Park
Boise Art Museum
Boise Zoo
Discovery Center Of Idaho
W FRONT ST
Whole Foods
E MYRTLE ST
Julia Davis Park
Morrison Center For The Performing Arts
Washington Group Plaza
720 East Park Boulevard
Boise, ID 83712
Municipal Park
Bronco Stadium
BOISE STATE UNIVERSITY
W ROSE HILL ST
S VISTA AVE
S FEDERAL WAY
DEPOT BENCH
W BOISE AVE
S BROADWAY AVE
W KOOTENAI ST
26
20
W OVERLAND RD
Baker City
84
95
26
Sawtooth National Forest
Ontario
20
Boise
OREGON
84
20
Hailey
20
Mountain Home
78
84
IDAHO
Twin Falls
95

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

525 North McHenry Road Wheeling, IL 60090	Collateral Asset Summary – Loan No. 9 Whippletree Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,475,185 70.8% 1.25x 8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

525 North McHenry Road Wheeling, IL 60090	Collateral Asset Summary – Loan No. 9 Whippletree Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,475,185 70.8% 1.25x 8.6%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Manufactured Housing Community
Sponsor(1):	RHP Properties		Collateral:	Fee Simple
Borrower:	Whippletree MHC, LLC		Location:	Wheeling, IL
Original Balance:	$33,507,000		Year Built / Renovated:	1976 / NAP
Cut-off Date Balance:	$33,475,185		Total Pads:	407
% by Initial UPB:	3.1%		Property Management:	Newbury Management Company
Interest Rate:	5.4670%		Underwritten NOI:	$2,863,658
Payment Date:	6th of each month		Underwritten NCF:	$2,843,308
First Payment Date:	September 6, 2013		Appraised Value:	$47,280,000
Maturity Date:	August 6, 2023		Appraisal Date:	May 14, 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		Most Recent NOI:	$2,663,190 (T-12 April 30, 2013)
Lockbox / Cash Management:	Soft / Springing		2012 NOI:	$2,627,645 (December 31, 2012)
			2011 NOI:	$2,204,899 (December 31, 2011)
Reserves(2)			2010 NOI:	$2,252,207 (December 31, 2010)
	Initial	Monthly
Taxes:	$166,844	$41,711	Historical Occupancy
Insurance:	$60,503	$5,042	Current Occupancy:	93.4% (May 1, 2013)
Replacement:	$0	$1,696	2012 Occupancy:	93.4% (December 31, 2012)
Required Repairs:	$19,750	NAP	2011 Occupancy:	93.4% (December 31, 2011)
			2010 Occupancy:	93.9% (December 31, 2010)
Financial Information
(1)   The sponsor is also the sponsor of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Lake Village MHC, which has a cut-off date balance of $5,164,436.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.

Cut-off Date Balance / Pad:		$82,249
Balloon Balance / Pad:		$68,696
Cut-off Date LTV:		70.8%
Balloon LTV:		59.1%
Underwritten NOI DSCR:		1.26x
Underwritten NCF DSCR:		1.25x
Underwritten NOI Debt Yield:		8.6%
Underwritten NCF Debt Yield:		8.5%
Underwritten NOI Debt Yield at Balloon:		10.2%
Underwritten NCF Debt Yield at Balloon:		10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

525 North McHenry Road Wheeling, IL 60090	Collateral Asset Summary – Loan No. 9 Whippletree Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,475,185 70.8% 1.25x 8.6%

The Loan.    The Whippletree Village MHC loan (the “Whippletree Village MHC Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 407-pad manufactured housing community located at 525 North McHenry Road in Wheeling, Illinois (the “Whippletree Village MHC Property”) and has an original principal balance of approximately $33.5 million. The Whippletree Village MHC Loan has a 10-year term and amortizes on a 30-year schedule. The Whippletree Village MHC Loan accrues interest at a fixed rate equal to 5.4670% and has a cut-off date balance of approximately $33.5 million. Loan proceeds were used to retire existing debt for approximately $28.3 million, giving the borrower a cash out of approximately $4.4 million. Based on the appraised value of approximately $47.3 million as of May 14, 2013, the cut-off date LTV ratio is 70.8% and the remaining implied equity is approximately $13.8 million.  The most recent financing of the Whippletree Village MHC Property was included in the MLCFC 2006-3 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,507,000	100.0%	Loan Payoff	$28,287,270	84.4%
			Reserves	$247,097	0.7%
			Closing Costs	$607,976	1.8%
			Cash to Borrower	$4,364,657	13.0%
Total Sources	$33,507,000	100.0%	Total Uses	$33,507,000	100.0%

The Borrower / Sponsor.    The borrower, Whippletree MHC, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower is RHP Properties and the nonrecourse carve-out guarantor is Ross H. Partrich.

Ross H. Partrich is the owner of RHP Properties (“RHP”), which is a real estate investment firm specializing in the acquisition and management of manufactured home and apartment communities. By number of communities, RHP is the nation’s second largest private owner and operator of manufactured housing, owning and managing approximately 213 communities with over 54,500 housing units and sites across 25 states, with a combined value of approximately $2.3 billion.

The Property.    The Whippletree Village MHC Property is located at 525 North McHenry Road, Wheeling, Illinois.  The site consists of a 49.7-acre irregular shaped parcel of land improved with a single-story community building, a maintenance garage and 407 individual manufactured housing sites, which are predominately occupied by multisection (double-wide) homes. The Whippletree Village MHC Property was developed in 1976.  Amenities include the community building that contains an on-site leasing office, heated swimming pool, community lounge and common laundry room, as well as a children’s playground, basketball court, tennis court and water features (fountains).  On-site parking includes 46 spaces in an open asphalt paved parking lot next to the community building as well as 869 spaces located throughout the Whippletree Village MHC Property.

Environmental Matters.    The Phase I environmental report dated May 23, 2013 recommended the development and implementation of an Asbestos Operation and Maintenance Plan and Lead Based Paint Operations and Maintenance Program at the Whippletree Village MHC Property, which programs are already in place.

The Market.     The Whippletree Village MHC Property is located in Cook County, Illinois.  Within three miles of the Whippletree Village MHC Property the 2012 population was 97,110 with an average household income of $99,152.  The average home value within three miles is $305,420.  The Whippletree Village MHC Property’s immediate area is bordered by Lake Cook Road to the north, Hintz Road to the south, US 45 to the east and Wilke Road to the west.  The area surrounding the Whippletree Village MHC Property is suburban in nature.  Public transportation is available within a half mile of the Whippletree Village MHC Property, on Dundee Road.  The METRA Rail, North Central Service line runs from Chicago to Wheeling, and the ride is typically 40-50 minutes long, depending on peak/off peak service.

The appraiser determined that the competitive set’s average vacancy was 9.5% with an average rent of $753 per month.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

525 North McHenry Road Wheeling, IL 60090	Collateral Asset Summary – Loan No. 9 Whippletree Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,475,185 70.8% 1.25x 8.6%

Competitive Set(1)
Name	Whippletree Village MHC Property	Sunset Village	Willoway Terrace	Town & Country	Buckhorn Ranch	Sterling Estates
Distance from Subject	NAP	7.9 miles	9.4 miles	9.5 miles	19 miles	38 miles
Year Built	1976	1945	1954	1955	1955	1965
Total Occupancy	93.4%	NAV	93.2%	96.8%	96.2%	80.0%
No. of Units	407	400	336	309	234	800
Avg. Rent/Unit	$860	$958	$640	$625	$620	$818
(1)	Source: Appraisal and Borrower Rent Roll

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 4/30/2013	U/W	U/W per Pad
Gross Potential Rent	$3,896,607	$4,044,582	$4,064,145	$4,219,476	$10,367
Total Recoveries	0	0	0	0	0.00
Total Other Income	31,297	109,127	161,320	161,320	396
Less: Vacancy & Credit Loss(1)	(628,732)	(637,835)	(632,284)	(496,921)	(1,221)
Effective Gross Income	$3,299,172	$3,515,874	$3,593,181	$3,883,875	$9,543
Total Operating Expenses	1,094,273	888,229	929,991	1,020,217	2,507
Net Operating Income	$2,204,899	$2,627,645	$2,663,190	$2,863,658	$7,036
Capital Expenditures	0	0	0	20,350	50.00
Net Cash Flow	$2,204,899	$2,627,645	$2,663,190	$2,843,308	$6,986

(1)	U/W Vacancy represents 11.8% of gross income. The Whippletree Village MHC Property was 93.4% occupied as of May 1, 2013.

Property Management.    The Whippletree Village MHC Property is managed by Newbury Management Company, a borrower affiliate.

Lockbox / Cash Management.    The Whippletree Village MHC Loan is structured with a soft lockbox and springing cash management. Funds deposited into the clearing account will be swept on a daily basis into the borrower’s operating account, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Whippletree Village MHC Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) if, on any calculation date, the DSCR is less than 1.05x for three consecutive calendar quarters or (iii) May 6, 2023.

Initial Reserves.    At closing, the borrower deposited (i) $166,844 into a tax reserve account, (ii) $60,503 into an insurance reserve account and (iii) $19,750 into the deferred maintenance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $41,711, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $5,042, into an insurance reserve account and (iii) $1,696 into a capital expenditure account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

525 North McHenry Road Wheeling, IL 60090	Collateral Asset Summary – Loan No. 9 Whippletree Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,475,185 70.8% 1.25x 8.6%

Whippletree Village MHC
525 North McHenry Road
Wheeling, IL 60090
Buffalo Grove
Riverwoods
Deerfield
Highland Park
LAKE MICHIGAN
Wheeling
Northbrook
Glencoe
Chicago Executive Airport
Town And Country Mall
Prospect Heights
Arlington Heights
Northfield
Randhurst Shopping Center
Glenview
Mt Prospect
Oakton Community College-Des Plaines
Presence Holy Family Medical Center
Golf
Morton Grove
Des Plaines
Niles
Park Ridge
Allstate Arena
Elk Grove Village
Rosemont
Bensenville
Chicago OHARE Int'l Airport
Wood Dale
Schiller Park
Chicago
ILLINOIS
INDIANA
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Bruce M. Kahl; Joseph Goveia			Collateral:	Fee Simple
Borrower:	Kahl & Goveia/El Paseo One, LLC			Location:	Rancho Santa Margarita, CA
	Kahl & Goveia/El Paseo Two, LLC			Year Built / Renovated:	2002 / NAP
Original Balance:	$32,000,000			Total Sq. Ft.:	106,777
Cut-off Date Balance:	$32,000,000			Property Management:	Kahl & Goveia Commercial Real Estate
% by Initial UPB:	3.0%			Underwritten NOI:	$2,990,169
Interest Rate:	5.1830%			Underwritten NCF:	$2,913,957
Payment Date:	6th of each month			Appraised Value:	$48,000,000
First Payment Date:	October 6, 2013			Appraisal Date:	June 20, 2013
Maturity Date:	September 6, 2023
Amortization:	Interest only for first 36 months; 360			Historical NOI
	months thereafter			Most Recent NOI:	$2,705,904 (T-12 May 31, 2013)
Additional Debt:	None			2012 NOI:	$2,567,507 (December 31, 2012)
Call Protection:	L(24), D(92), O(4)			2011 NOI:	$2,631,642 (December 31, 2011)
Lockbox / Cash Management:	Soft Springing Hard / Springing			2010 NOI:	$2,933,877 (December 31, 2010)

Reserves(1)				Historical Occupancy
	Initial		Monthly	Current Occupancy(3):	91.4% (August 12, 2013)
Taxes:	$148,911		$24,819	2012 Occupancy:	96.1% (December 31, 2012)
Insurance:	$4,239		$1,413	2011 Occupancy:	74.7% (December 31, 2011)
Replacement:	$0		$2,225	2010 Occupancy:	95.3% (December 31, 2010)
TI/LC:	$297,915		$9,380
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.78x and 1.73x, respectively.
(3)   Current Occupancy includes BevMo!, Sport Clips and Pure Pilates which have signed leases, but have not taken occupancy or begun paying rent. Each tenant is in the process of building out their respective spaces.

Required Repairs:	$4,563		NAP
Tenant Specific TI/LC:	$1,017,732		$0
BevMo! Capital Expenditure:	$175,000		$0
Free Rent:	$260,940		$0
Wood Ranch BBQ:	$18,200		$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$300
Balloon Balance / Sq. Ft.:		$266
Cut-off Date LTV:		66.7%
Balloon LTV:		59.2%
Underwritten NOI DSCR(2):		1.42x
Underwritten NCF DSCR(2):		1.38x
Underwritten NOI Debt Yield:		9.3%
Underwritten NCF Debt Yield:		9.1%
Underwritten NOI Debt Yield at Balloon:		10.5%
Underwritten NCF Debt Yield at Balloon:		10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P) (1)	Total Sq. Ft.(2)	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Sales PSF(3)	Occupancy Cost (% of Sales)(3)
Non-Collateral Anchor
Kohl’s	BBB+/Baa1/BBB+	93,000	NAP	NAP	NAP	NAP	NAP

Collateral Anchor
Bed Bath & Beyond	NR/NR/BBB+	26,991	25.3%	1/31/2018	$15.75	$213	10.8%

In-line Tenants (<10,000 sq. ft.)		70,627	66.1%		$38.74	$433	12.4%

Total Occupied Collateral(4)		97,618	91.4%

Vacant		9,159	8.6%
Total Collateral		106,777	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Kohl’s Total Sq. Ft. is an estimate.
(3)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrowers as of December 31, 2012.
(4)
BevMo!, Sport Clips and Pure Pilates do not start paying rent until they have taken possession of their respective spaces. Approximately $1.0 million and $0.3 million have been reserved for tenant specific tenant improvements and leasing commissions and free rent periods, respectively. In addition, the BevMo! lease is contingent upon satisfaction of certain conditions, including the tenant obtaining the requisite building permits, a conditional use permit and any other related approvals and a liquor license for its space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	3	2,494	2.3%	2,494	2.3%	$49.06	3.9%	3.9%
2015	3	4,066	3.8%	6,560	6.1%	$43.98	5.7%	9.5%
2016	1	2,500	2.3%	9,060	8.5%	$33.60	2.7%	12.2%
2017	13	37,748	35.4%	46,808	43.8%	$41.51	49.6%	61.7%
2018	5	34,311	32.1%	81,119	76.0%	$21.51	23.3%	85.1%
2019	2	5,899	5.5%	87,018	81.5%	$35.11	6.6%	91.6%
2020	0	0	0.0%	87,018	81.5%	$0.00	0.0%	91.6%
2021	0	0	0.0%	87,018	81.5%	$0.00	0.0%	91.6%
2022	1	2,850	2.7%	89,868	84.2%	$34.20	3.1%	94.7%
2023	0	0	0.0%	89,868	84.2%	$0.00	0.0%	94.7%
Thereafter	1	7,750	7.3%	97,618	91.4%	$21.50	5.3%	100.0%
Vacant	NAP	9,159	8.6%	106,777	100.0%	NAP	NAP
Total / Wtd. Avg.	29	106,777	100.0%			$32.39	100.0%

(1)	Based on rent roll as of August 12, 2013 and excludes the non-collateral anchor tenant Kohl’s.
(2)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The El Paseo I & II loan (the “El Paseo I & II Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 106,777 sq. ft., anchored retail shopping center located at 22205-22342 El Paseo in Rancho Santa Margarita, California (the “El Paseo I & II Property”) and has an original principal balance of $32.0 million. The El Paseo I & II Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest only period of 36 months. The El Paseo I & II Loan accrues interest at a fixed rate equal to 5.1830% and has a cut-off date balance of $32.0 million. Loan proceeds were used to retire existing debt for approximately $29.3 million, fund upfront reserves and pay closing costs. Based on the appraised value of $48.0 million as of June 20, 2013, the cut-off date LTV ratio is 66.7% and the remaining implied equity is $16.0 million. The most recent prior financing of the El Paseo I & II Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,000,000	100.0%	Loan Payoff	$29,266,829	91.5%
			Reserves	$1,927,499	6.0%
			Closing Costs	$805,672	2.5%
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Borrower / Sponsor.    The borrowers, Kahl & Goveia/El Paseo One, LLC and Kahl & Goveia/El Paseo Two, LLC are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, each with one independent director in its organizational structure.  The sponsors of the borrowers and the nonrecourse carve-out guarantors are Bruce M. Kahl and Joseph Goveia. The guarantors for the El Paseo I & II Loan have developed and acquired over 3.5 million sq. ft. of retail, office, medical and residential space, primarily in California.

The Property.    The El Paseo I & II Property is a 106,777 sq. ft. open air shopping center located in Rancho Santa Margarita, California. The El Paseo I & II Property was originally constructed in 2002 by the sponsors. As of August 12, 2013, the occupancy was 91.4% excluding the non-collateral anchor tenant and approximately 95.4% occupied including the non-collateral anchor tenant.

The El Paseo I & II Property is anchored by Kohl’s and Bed Bath & Beyond. Kohl’s owns its own store and is not collateral for the El Paseo I & II Loan. Bed Bath & Beyond reported year-end sales for 2012 of $213 PSF and an occupancy cost of 10.8%. In addition, the El Paseo I & II Property is occupied by a diverse roster of national tenants including Wood Ranch BBQ, Baja Fresh, Cold Stone Creamery and regional tenants including Togos, Sport Clips and Round Table Pizza.

Historical Sales PSF
	2009	2010	2011	2012
Bed Bath & Beyond	$182	$203	$210	$213

In-line Tenants(1)	$408	$421	$438	$433

(1)	Based on reporting in-line tenants.

Environmental Matters.    The Phase I environmental report dated June 24, 2013 recommended no further action at the El Paseo I & II Property.

The Market.    The El Paseo I & II Property is located in Rancho Santa Margarita which is about 50 miles southeast of Los Angeles, California and approximately five miles east of the Interstate 5 which is one of the main thoroughfares in California. According to the appraisal, within a three-mile radius the population is 76,283 and the average household income is $130,848. Additionally, within a five-mile radius the population increases to 166,972. The El Paseo I & II Property is located in the South Orange County submarket which accounts for 17.9 million sq. ft. of total retail space. Per the appraisal, the South Orange County retail submarket has a vacancy rate of 5.1% and the average annual rental rate is $29.88 PSF.

Competitive Set(1)
Name	El Paseo I & II Property(3)	Rancho Santa Margarita Marketplace	Plaza Antonio	Mercantile West	Mercantile East
Distance from Subject	NAP	< 1 mile	< 1 mile	7 miles	7 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built	2002	2000	1992	2004	2003
Total Occupancy(2)	91.4%	99%	93%	87%	99%
Size (Sq. Ft.)	106,777	388,653	169,725	149,517	284,703
Anchors / Major Tenants	Bed Bath & Beyond	Lowe’s, PetSmart, Aaron Bros.	Pavilions, CVS	Pavilions, CVS	Kohl’s, Dick’s Sporting Goods, Staples, HomeGoods, BevMo!, Tilly’s
(1) Source: Appraisal
(2) Occupancy for competitive properties are as of date of the appraisal whereas the El Paseo I & II Property’s occupancy is as of August 12, 2013.
(3) Excludes the non-collateral anchor tenant, Kohl’s.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 5/31/2013	U/W	U/W PSF
Base Rent(1)	$2,755,200	$2,807,886	$2,899,048	$3,161,414	$29.61
Value of Vacant Space	0	0	0	236,072	2.21
Gross Potential Rent	$2,755,200	$2,807,886	$2,899,048	$3,397,486	$31.82
Total Recoveries	840,101	719,710	794,274	1,024,528	9.60
Total Other Income	2,196	18,620	15,635	1,200	0.01
Less: Vacancy(2)	0	0	0	(317,297)	(2.97)
Effective Gross Income	$3,597,498	$3,546,216	$3,708,957	$4,105,917	$38.45
Total Operating Expenses	965,856	978,709	1,003,053	1,115,749	10.45
Net Operating Income	$2,631,642	$2,567,507	$2,705,904	$2,990,169	$28.00
TI/LC	0	0	0	49,517	0.46
Capital Expenditures	0	0	0	26,694	0.25
Net Cash Flow	$2,631,642	$2,567,507	$2,705,904	$2,913,957	$27.29

(1)	U/W Base Rent includes $117,881 in contractual step rent through December 31, 2014.
(2)	U/W Vacancy represents 7.2% of gross income.

Property Management.    The El Paseo I & II Property is managed by Kahl & Goveia Commercial Real Estate, a borrower affiliate.

Lockbox / Cash Management.    The El Paseo I & II Loan is structured with a soft, springing hard lockbox and springing cash management. The borrowers are required to collect and deposit rents and other payments into the lockbox account controlled by the lender.

The funds are swept from the lockbox account into an account controlled by the borrowers until the occurrence of a Sweep Event (as defined below). Upon the occurrence of a Sweep Event, the borrowers are required to deliver rent direction letters to all tenants to deposit directly into the lockbox account and all funds in the lockbox account will thereafter flow through the cash flow waterfall. A “Sweep Event” is triggered by any of the following, (i) DSCR falls below 1.15x based on leases in place and trailing twelve month expenses, (ii) there is an event of default under the loan documents, (iii) there is a default under the property management agreement or (iv) a Bruxie Judgement Failure Event as defined in the loan documents (i.e. certain adverse consequences associated with a tenant litigation against the borrowers or landlord). See “Risk Factors – Risks Related to the Mortgage Loans – Risks Related to Litigation and Condemnation” in the Free Writing Prospectus.

Initial Reserves.    At closing, the borrowers deposited (i) $148,911 into a tax reserve account, (ii) $4,239 into an insurance reserve account, (iii) $1,315,647 into a rollover reserve account with $297,915 for general tenant improvement and leasing commissions and  $1,017,732 for outstanding tenant improvement and leasing commissions, (iv) $4,563 into a required repairs reserve, (v) $175,000 into the BevMo! capital expenditure reserve, (vi) $18,200 into the Wood Ranch BBQ reserve and (vii) $260,940 into the free rent reserve.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $24,819, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $1,413, into an insurance reserve account, (iii) $2,225 into a capital expenditure account and (iv) $9,380 into a TI/LC reserve account, which amount is capped at $425,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

22205-22342 El Paseo Rancho Santa Margarita, CA 92688	Collateral Asset Summary – Loan No. 10 El Paseo I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.7% 1.38x 9.3%

CARTIFACT
El Paseo I & II
22205-22342 El Paseo
Rancho Santa Margarita, CA 92688
Tustin
Irvine
Lake Forest
Foothill Ranch
Portola Hills
CLEVELAND NATIONAL FOREST
JOHN WAYNE AIRPORT ORANGE COUNTY
Tustin Marine Corps Air Station
The District at Tustin Legacy
Irvine Spectrum
Wild Rivers Water Park
Verizon Wireless Ampitheatre
University of California Irvine
Concordia University
Mission Viejo
Mercado Del Lago
Plaza Antonio
Rancho Santa Margarita
Coto de Caza
Newport Beach
Newport Coast
Laguna Woods
Laguna Hills
Laguna Hills Mall
The Orchard Shopping Center
Olympiad Plaza
Ladera Ranch
Aliso Viejo
Mission Hospital Regional Medical Center
The Shops at Mission Viejo
Saddleback College
Soka University of America
Laguna Beach
PACIFIC OCEAN
Laguna Niguel
San Juan Capistrano
Dana Point
San Clemente
Los Angeles
Long Beach
Anaheim
Santa Ana
Pasadena
Ontario

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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2281 North Germantown Parkway Cordova, TN 38016	Collateral Asset Summary – Loan No. 11 Countrywood Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,738,177 70.5% 1.48x 10.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Inland Private Capital Corporation		Collateral:	Fee Simple
Borrower:	Countrywood DST		Location:	Cordova, TN
Original Balance:	$31,800,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$31,738,177		Total Sq. Ft.:	233,981
% by Initial UPB:	2.9%		Property Management:	Inland Continental Property
Interest Rate:	5.3810%			Management Corp.
Payment Date:	6th of each month		Underwritten NOI:	$3,338,812
First Payment Date:	August 6, 2013		Underwritten NCF:	$3,168,146
Maturity Date:	July 6, 2023		Appraised Value:	$45,000,000
Amortization:	360 months		Appraisal Date:	February 13, 2013
Additional Debt(1):	$700,000 Unsecured Subordinate
	Debt; Future Unsecured Subordinate		Historical NOI
	Debt Permitted		Most Recent NOI:	$3,163,568 (T-12 April 30, 2013)
Call Protection:	L(26), YM1(90), O(4)		2012 NOI:	$3,332,669 (December 31, 2012)
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	$3,383,333 (December 31, 2011)
			2010 NOI:	$4,452,886 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$93,728	$93,728	Current Occupancy:	94.2% (May 3, 2013)
Insurance(2):	$0	Springing	2012 Occupancy:	94.7% (December 31, 2012)
Replacement:	$0	$3,900	2011 Occupancy:	94.0% (December 31, 2011)
TI/LC:	$1,500,000	$17,549	2010 Occupancy:	93.6% (December 31, 2010)

(1)   The guarantor may provide additional unsecured subordinate debt to the borrower. $700,000 was funded at closing.
(2)   The borrower will be required to make monthly deposits of 1/12 of annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$136
Balloon Balance / Sq. Ft.:		$113
Cut-off Date LTV:		70.5%
Balloon LTV:		58.8%
Underwritten NOI DSCR:		1.56x
Underwritten NCF DSCR:		1.48x
Underwritten NOI Debt Yield:		10.5%
Underwritten NCF Debt Yield:		10.0%
Underwritten NOI Debt Yield at Balloon:		12.6%
Underwritten NCF Debt Yield at Balloon:		12.0%

TRANSACTION HIGHLIGHTS

▪
Strong Location/Market. The property is located within the East Memphis submarket in Cordova, Tennessee and is located directly across I-40 from the Wolfchase Galleria. The average 2012 household income within a five-mile radius is $75,859.

▪
Experienced Sponsorship. Inland Private Capital Corporation is part of the Inland Real Estate Group of Companies which has over $20.8 billion of assets under management in 48 states and more than 88.2 million sq. ft. of commercial real estate in its portfolio.

▪	National Retailer Presence. The property currently operates with a strong national tenant presence, with 16 national tenants comprising 88.5% of total NRA.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1536 Genesis Road Crossville, TN 38555	Collateral Asset Summary – Loan No. 12 Colinx Industrial Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,569,879 66.0% 1.37x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Industrial Warehouse
Sponsor:	Kopcan LLC		Collateral:	Fee Simple / Leasehold
Borrower:	Crossville Owner, LLC		Location:	Crossville, TN
Original Balance:	$30,600,000		Year Built / Renovated:	1997, 2003, 2007 / 2013
Cut-off Date Balance:	$30,569,879		Total Sq. Ft.(4):	881,575
% by Initial UPB:	2.8%		Property Management:	Self-managed
Interest Rate(1):	5.3200%		Underwritten NOI(8):	$3,159,433
Payment Date:	5th of each month		Underwritten NCF(8):	$2,806,803
First Payment Date:	September 5, 2013		“As-Is” Appraised Value:	$36,500,000
Anticipated Repayment Date(1):	August 5, 2023		“As-Is” Appraisal Date:	March 8, 2013
Maturity Date(1):	August 5, 2043		“As Stabilized” Appraised Value(9):	$46,300,000
Amortization:	360 months		“As Stabilized” Appraisal Date(9):	February 1, 2014
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)		Historical NOI
Lockbox / Cash Management(2):	Hard / Springing		Most Recent NOI:	$2,756,573 (T-12 May 31, 2013)
			2012 NOI:	$2,745,649 (December 31, 2012)
Reserves			2011 NOI:	$2,738,879 (December 31, 2011)
	Initial	Monthly
Taxes:	$216,667	$20,983	Historical Occupancy
Insurance:	$56,162	$4,680	Current Occupancy:	100.0% (September 5, 2013)
Replacement:	$0	$7,347	2012 Occupancy:	100.0% (December 31, 2012)
TI/LC(3):	$0	$22,040	2011 Occupancy:	100.0% (December 31, 2011)
Required Repairs:	$1,750	NAP
(1)   In the event that the loan is still outstanding on the Anticipated Repayment Date, the maturity date will be extended to be coterminous with the loan’s amortization period of August 5, 2043 and the interest rate will increase to 4.0000% plus the greater of (i) the then current 10-year swap yield and (ii) the initial interest rate.
(2)   A cash flow sweep period will be triggered upon the occurrence of: (i) an event of default, (ii) the borrower fails to maintain a DSCR of at least 1.15x at the end of each calendar quarter or (iii) the payment date prior to the Anticipated Repayment Date.
(3)   The borrower is required to deposit $22,040 monthly for TI/LC until completion of the construction project and $16,530 thereafter up to a cap of $793,418. If at any time the amount in the reserve falls below $250,000 then borrower is required to pay $16,530 on each payment date until the reserve contains $793,418.
(4)   The current leasable area is 672,350 sq. ft.; the borrower is in the process of expanding the building space by approximately 209,225 sq. ft., thus increasing the size of the property to 881,575 sq. ft. by May 2014. The borrower reserved $3.725 million at closing to be used for the initial work related to the 209,225 sq. ft. expansion. In addition, the borrower provided a letter of credit for $3,785,176 as security for the completion of the renovations and the debt, which may be used to pay the remaining renovation costs after the renovation reserve is depleted.
(5)   The expansion holdback reserve of $3,785,176 represents the renovation holdback for the work associated with the expansion space. Upon completion of the expansion, which is expected by May 2014, lender will release the amounts remaining in the holdback reserve to borrower.
(6)   Calculations as of the Anticipated Repayment Date.
(7)   LTVs are calculated using the “As Stabilized” appraised value. The “As-Is” cut-off date LTV is 83.8% and the “As-Is” Balloon LTV is 69.6%.
(8)   Underwritten NOI and underwritten NCF take into account the additional rent attributed to the expansion space.
(9)   The “As Stabilized” appraised value is based on the completion of the 209,225 sq. ft. expansion.

Expansion(4):	$3,725,000	$0
Expansion Holdback(5):	$3,785,176	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$35
Balloon Balance / Sq. Ft. (6):		$29
Cut-off Date LTV(7):		66.0%
Balloon LTV(6) (7):		54.9%
Underwritten NOI DSCR(8):		1.55x
Underwritten NCF DSCR(8):		1.37x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		9.2%
Underwritten NOI Debt Yield at Balloon(6):		12.4%
Underwritten NCF Debt Yield at Balloon(6):		11.0%

TRANSACTION HIGHLIGHTS

▪
Long-Term Lease and Tenant. The property has been 100.0% occupied since 2001 by Colinx LLC which is a joint venture formed in 2000 between five of the world’s largest bearings companies, each of which are members of Colinx LLC: SKF (A3/A- by Moody’s/S&P), Baldor, Gates, Schaeffler (S&P B+) and Timken (S&P BBB-).  Colinx LLC is the tenant under the lease and subleases its space to each of the five members of the joint venture. The tenant and sub-tenants have executed lease modifications to take the additional space and extend the lease term to 2027 upon completion of the expansion.

▪
Location. The property is located off the I-40, one of the major east-west freeways in the United States that runs from North Carolina to California, which allows for convenient ground transportation access to markets all over the country. Crossville, Tennessee is also in close proximity (four hour drive) to Charleston, South Carolina, which is the port responsible for over 60% of the imports for Colinx LLC and its customers.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

465 Park Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 13 The Ritz Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 14.6% 6.60x 28.5%

Mortgage Loan Information			Property Information
Loan Seller:	LCF		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Cooperative Multifamily
Credit Assessment	Aaa / AAA / AAA		Collateral(5):	Fee Simple / Leasehold
(Moody’s/S&P/KBRA)(1):			Location:	New York, NY
Sponsor:	The Ritz Tower, Inc.		Year Built / Renovated:	1926 / 2012
Borrower:	The Ritz Tower, Inc.		Total Units:	110
Original Balance:	$30,000,000		Property Management:	Self-managed
Cut-off Date Balance:	$30,000,000		Underwritten NOI(4):	$8,561,027
% by Initial UPB:	2.8%		Underwritten NCF(4):	$8,522,527
Interest Rate:	4.2440%		Appraised Value(4):	$205,000,000
Payment Date:	1st of each month		Appraisal Date:	July 2, 2013
First Payment Date:	October 1, 2013
Maturity Date:	September 1, 2023		Historical NOI
Amortization:	Interest Only		Most Recent NOI:	$1,577,114 (T-12 April 30, 2013)
Additional Debt(2):	Future Secured Subordinate Debt		2012 NOI:	$1,465,143 (January 31, 2013)
	Permitted		2011 NOI:	$938,178 (January 31, 2012)
Call Protection:	L(35), YM(81), O(4)		2010 NOI:	$1,103,563 (January 31, 2011)
Lockbox / Cash Management:	None / None
			Historical Occupancy
Reserves(3)			Current Occupancy:	100.0% (June 1, 2013)
	Initial	Monthly	2012 Occupancy:	100.0% (January 31, 2013)
Taxes:	$0	Springing	2011 Occupancy:	100.0% (January 31, 2012)
Insurance:	$0	Springing	2010 Occupancy:	100.0% (January 31, 2011)
Ground Rent:	$0	Springing
(1)   S&P does not assign credit estimates; however, the loan received credit enhancement consistent with an AAA rating.
(2)   Future secured subordinate debt is allowed, provided, among other things, the combined LTV is not greater than 25% and the subordinate lender executes a subordination and standstill agreement.
(3)   During the continuance of an event of default or failure to provide evidence of payment, the borrower will be required to deposit (i) 1/12 of the annual tax payment into the tax reserve, (ii) 1/12 of the annual insurance premiums into the insurance reserve and (iii) an amount equal to the monthly ground rent for the following month into the ground rent reserve.
(4)   The property is a cooperatively owned residential property. The Underwritten NOI, Underwritten NCF and Appraised Value are calculated based on numerous assumptions as if the property is operated as a multifamily rental property.
(5)   The borrower is a tenant-in-common with respect to the subject ground lease and has pledged such tenant-in-common interest as collateral.

Financial Information
Cut-off Date Balance / Unit:		$272,727
Balloon Balance / Unit:		$272,727
Cut-off Date LTV(4):		14.6%
Balloon LTV(4):		14.6%
Underwritten NOI DSCR(4):		6.63x
Underwritten NCF DSCR(4):		6.60x
Underwritten NOI Debt Yield(4):		28.5%
Underwritten NCF Debt Yield(4):		28.4%
Underwritten NOI Debt Yield at Balloon(4):		28.5%
Underwritten NCF Debt Yield at Balloon(4):		28.4%

TRANSACTION HIGHLIGHTS

▪	Strong Credit Metrics. The loan exhibits an Underwritten NOI Debt Yield of 28.5% and Underwritten NCF DSCR of 6.60x. Based on the appraised value of $205.0 million, the Cut-off Date LTV is 14.6%.
▪	Landmark Asset. The exterior of the building containing the property has been granted landmark status by the Landmarks Preservation Commission.
▪	Location. The property is located at the corner of Park Avenue and East 57th Street and is located two blocks from Central Park and two blocks from 5th Avenue, a major retail destination in the area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Illinois and Florida	Collateral Asset Summary – Loan No. 14 DP II Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,989,326 72.8% 1.45x 11.4%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Portfolio of five properties
Loan Purpose:	Refinance		Property Type(3):	Office / Industrial
Sponsor:	Clairvue Capital Partners II-TE 1, LP;		Collateral:	Fee Simple
	Clairvue Capital Partners II-TE 2, LP;		Location:	Various
	Clairvue Capital Partners II-T GS, LP;		Year Built / Renovated:	Various / NAP
	Clairvue Capital Partners II (Offshore)		Total Sq. Ft.:	649,586
	GS, LP; Steven J. Denholtz		Property Management:	Denholtz Management Corp.
Borrower:	Five Pak Tower Lane LLC; Five Pak		Underwritten NOI:	$3,292,142
	Church Road LLC; Five Pak Executive		Underwritten NCF:	$2,748,179
	Drive LLC; Five Pak Butterfield Road		Appraised Value:	$39,800,000
	LLC; Five Pak University Boulevard LLC		Appraisal Date:	April – May 2013
Original Balance:	$29,050,000
Cut-off Date Balance:	$28,989,326		Historical NOI
% by Initial UPB:	2.7%		Most Recent NOI:	$2,926,525 (T-12 April 30, 2013)
Interest Rate:	5.0830%		2012 NOI:	$2,688,716 (December 31, 2012)
Payment Date:	5th of each month		2011 NOI:	$2,146,395 (December 31, 2011)
First Payment Date:	August 5, 2013
Maturity Date:	July 5, 2018		Historical Occupancy
Amortization:	360 months		Current Occupancy:	81.6% (August 22, 2013)
Additional Debt:	None		2012 Occupancy:	82.8% (December 31, 2012)
Call Protection(1):	L(26), D(31), O(3)		2011 Occupancy:	71.1% (December 31, 2011)
Lockbox / Cash Management(2):	Hard / Springing
(1)   At any date after the lockout period ends, borrower may obtain the release of any individual property, provided, among other things, (i) the LTV ratio for the remaining properties does not exceed the lesser of the LTV ratio immediately preceding such release and the funding date LTV ratio, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and the funding date DSCR, and (iii) borrower defeases in an amount equal to the greater of 115% of the allocated loan amount for the release property or 100% of the net sales proceeds from the sale of the released property.
(2)   Cash management will be triggered upon: (i) an event of default or (ii) failure to maintain a DSCR of at least 1.25x at the end of each calendar quarter.
(3)   The mixed use portfolio consists of five properties that possess office and industrial components.  The property type composition of the portfolio by net rentable area is as follows: office (50.6%) and industrial (49.4%).

Reserves
	Initial	Monthly
Taxes:	$329,524	$65,905
Insurance:	$45,705	$11,426
TI/LC:	$1,152,790	$14,583
Replacement:	$0	$13,530
Required Repairs:	$805,250	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:		$45
Balloon Balance / Sq. Ft.:		$41
Cut-off Date LTV:		72.8%
Balloon LTV:		67.4%
Underwritten NOI DSCR:		1.74x
Underwritten NCF DSCR:		1.45x
Underwritten NOI Debt Yield:		11.4%
Underwritten NCF Debt Yield:		9.5%
Underwritten NOI Debt Yield at Balloon:		12.3%
Underwritten NCF Debt Yield at Balloon:		10.2%

TRANSACTION HIGHLIGHTS

▪
Diversity: The DP II Portfolio shows geographical and asset class diversity. The DP II Portfolio is comprised of two office buildings, the Butterfield Office Plaza and the University Corporate Center and three industrial properties. Four of the properties are located in the Chicago MSA and one property is located in the Orlando MSA. In addition, as of August 22, 2013, the properties collectively contained over 110 tenants.  There are no tenants that account for more than 4.6% of the total square footage or 8.1% of the total underwritten base rent.  The top 10 tenants in the portfolio comprise 25.6% of total square footage and 33.0% of the total underwritten base rent.

▪
Location: Four of the five properties are located in suburban Chicago within dense, in-fill locations with strong barriers to entry and within close proximity to Chicago O’Hare International Airport and major highways.  The University Corporate Center property is located in Winter Park, Florida, a burgeoning tech corridor in the Orlando suburbs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California	Collateral Asset Summary – Loan No. 15 Saratoga & WestShore	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,477,607 57.5% 1.57x 10.1%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Portfolio of two properties
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	Sand Hill Property Company		Collateral:	Fee Simple
Borrower:	SHP Westshore LLC;		Location(5):	Various, CA
	SHP Saratoga II LLC		Year Built / Renovated(5):	Various / NAP
Original Balance:	$25,500,000		Total Sq. Ft.(5):	139,111
Cut-off Date Balance:	$25,477,607		Property Management:	Sand Hill Property Management, LLC
% by Initial UPB:	2.4%		Underwritten NOI:	$2,562,387
Interest Rate:	4.7040%		Underwritten NCF:	$2,383,006
Payment Date:	5th of each month		Appraised Value(5):	$44,300,000
First Payment Date:	September 5, 2013		Appraisal Date:	April 22, 2013
Maturity Date:	August 5, 2018
Amortization(1):	360 months		Historical NOI
Additional Debt(2):	$4,995,609 Mezzanine Loan		Most Recent NOI:	$2,061,125 (T-12 March 31, 2013)
Call Protection(3):	L(25), D(32), O(3)		2012 NOI:	$1,976,906 (December 31, 2012)
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	$1,573,422 (December 31, 2011)

Reserves			Historical Occupancy
	Initial	Monthly	Current Occupancy(6):	95.8% (August 31, 2013)
Taxes:	$454,690	$53,493	2012 Occupancy:	91.3% (December 31, 2012)
Insurance:	$22,359	$2,795	2011 Occupancy:	87.0% (December 31, 2011)
Replacement:	$0	$2,300
(1)   The amortization term was calculated based on the combined amortization schedule for the Saratoga & WestShore loan and the related mezzanine loan. The amortization and payment schedule can be found in Annex H - Saratoga & WestShore Amortization Schedule of the Free Writing Prospectus.
(2)   The mezzanine loan has a five-year term, amortizes on a 30-year schedule and accrues interest at a fixed rate of 11.2500%.
(3)   At any date after the lockout period ends, the borrower may obtain the release of any individual property or the unimproved release parcel, provided, among other things per the loan documents, (i) certain LTV, DSCR and DY conditions are met, if applicable, and (ii) borrower defeases to lender the greater of 125% of the allocated loan amount for the Saratoga release parcel, the Saratoga Office Center property or the WestShore Office Park property or 100% of the net sales proceeds from the sale of the Saratoga release parcel, the Saratoga Office Center property or the WestShore Office Park property; no partial release amount is due in connection with a partial release of the unimproved parcel.
(4)   At closing, $500,000 was deposited into a reserve account held by Natixis (the “Roku Rollover Reserve”), which will be disbursed to borrower for approved tenant improvement costs and leasing commissions associated with retenanting the space currently demised to Roku, Inc. at the Saratoga Office Center property.
(5)   The Saratoga & WestShore loan is secured by the borrower’s fee simple interest in two office properties containing 139,111 sq. ft.: (i) the Saratoga Office Center property (90,366 sq. ft. built in 1985, located in Saratoga, California, appraised value of $31.2 million) and (ii) the WestShore Office Park property (48,745 sq. ft. built in 1984, located in Redwood City, California, appraised value of $13.1 million).
(6)   As of August 31, 2013, the WestShore Office Park property is 74.5% occupied and 88.0% leased. Pacific Autism Center just executed a five year lease for 3,430 sq. ft. (7.0% of the NRA) and is scheduled to take occupancy September 1, 2013. Zyme Solutions Inc. is negotiating the renewal/expansion of its lease at the WestShore Office Park property. Zyme Solutions Inc. plans to expand into the neighboring suite 240D for a total of 4,966 sq. ft. The tenant is currently doing its own TI work and is scheduled to occupy the space by September 1, 2013.

TI/LC(4):	$500,000	$12,650
Required Repairs:	$55,248	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$183	$219
Balloon Balance / Sq. Ft.:	$171	$204
Cut-off Date LTV:	57.5%	68.8%
Balloon LTV:	53.7%	64.2%
Underwritten NOI DSCR:	1.69x	1.20x
Underwritten NCF DSCR:	1.57x	1.11x
Underwritten NOI Debt Yield:	10.1%	8.4%
Underwritten NCF Debt Yield:	9.4%	7.8%
Underwritten NOI Debt Yield at Balloon:	10.8%	9.0%
Underwritten NCF Debt Yield at Balloon:	10.0%	8.4%

TRANSACTION HIGHLIGHTS
▪

Location. Saratoga, California is an affluent, well-established, predominantly residential community located in the west end of Silicon Valley at the base of the Santa Cruz Mountain Range. Saratoga provides a residential location for Silicon Valley workers and is oriented toward upper middle income residents. In 2011 Bloomberg Business Week reported that the average household income was $237,804 with an average household net worth of $1,516,018. Redwood City is home to the world headquarters of Oracle Corporation, as well as the headquarters of the Electronic Arts Company and Provident Credit Union. It has also become an emerging center of private equity and venture capital. Singapore Economic Development Board and TIF have their offices there, as do venture firms Gabriel Venture Partners, Rustic Canyon Partners and Woodside Fund.

▪
Cash Equity. The sponsor acquired the Saratoga Office Center property for $32.9 million in June 2006 and the WestShore Office Park property for $15.0 million in October 2007. As of loan closing, the sponsor has approximately $18.4 million of equity in the portfolio, adding back upfront reserves and immediate repairs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

117 West Wall Street Midland, TX 79701	Collateral Asset Summary – Loan No. 16 Doubletree Midland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 60.0% 2.55x 20.8%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Shafik A. Tejani; Noorali Karim		Collateral:	Fee Simple
Borrower:	Wall Street Hospitality, Ltd.		Location:	Midland, TX
Original Balance:	$22,500,000		Year Built / Renovated:	1973 / 2012-2013
Cut-off Date Balance:	$22,500,000		Total Rooms:	261
% by Initial UPB:	2.1%		Property Management:	MTP Hospitality Solutions, Inc.
Interest Rate:	5.2900%		Underwritten NOI:	$4,679,568
Payment Date:	5th of each month		Underwritten NCF:	$4,148,875
First Payment Date:	October 5, 2013		Appraised Value:	$37,500,000
Maturity Date:	September 5, 2023		Appraisal Date:	June 30, 2013
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(93), O(3)		Most Recent NOI:	$4,645,992 (T-12 June 30, 2013)
Lockbox / Cash Management(1):	Hard / Springing		2012 NOI:	$3,921,768 (December 31, 2012)
			2011 NOI:	$2,356,465 (December 31, 2011)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$444,087	$37,007	Current Occupancy:	59.9% (June 30, 2013)
Insurance:	$0	$16,464	2012 Occupancy:	64.9% (December 31, 2012)
FF&E(2):	$0	1/12 of 4% of previous	2011 Occupancy:	63.8% (December 31, 2011)
		calendar year gross
(1)   Cash management will be triggered upon the occurrence of one of the following events: (i) an event of default or (ii) the borrower fails to maintain a DSCR of at least 1.25x on a trailing twelve month basis at the end of the calendar quarter.
(2)   FF&E monthly reserve will be $44,250 through December 5, 2013 and 1/12 of 4% of previous calendar year gross revenues thereafter.

		revenues

Financial Information
Cut-off Date Balance / Room:		$86,207
Balloon Balance / Room:		$65,122
Cut-off Date LTV:		60.0%
Balloon LTV:		45.3%
Underwritten NOI DSCR:		2.88x
Underwritten NCF DSCR:		2.55x
Underwritten NOI Debt Yield:		20.8%
Underwritten NCF Debt Yield:		18.4%
Underwritten NOI Debt Yield at Balloon:		27.5%
Underwritten NCF Debt Yield at Balloon:		24.4%

TRANSACTION HIGHLIGHTS

▪	Sponsor. Shafik A. Tejani and Noorali Karim are local sponsors that currently own and manage five hotels with 593 total rooms. They currently have 79-room and 88-room hotels under construction.
▪
Location. The property is located in downtown Midland, Texas at 117 West Wall Street, less than five miles from Interstate 20 and within 10 miles of the Midland International Airport. The central business district contains 3.3 million sq. ft. of office space and no new hotels are planned for development within the central business district. Downtown Midland is a hub of oil and gas activity for exploration and production for the entire Permian Basin and a major center for exploration technology.  In addition to the oil and gas industry, the healthcare industry is important within this region. Midland Memorial Hospital is one of the area’s major employers. Midland Memorial Hospital opened its state-of-the-art medical office building in October 2007; tenants include the Allison Cancer Center, Diagnostic Imaging Associates and a variety of physician offices. In 2007, the hospital was named among the nation’s “Top 100 Performance Improvement Leaders” by Thomson Healthcare. The most recent unemployment data for Midland MSA is 3.0%, which is among the lowest in the United States.  Unemployment rates in this area have consistently been well below the state and national averages.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

300 Charles Street Baltimore, MD 21201	Collateral Asset Summary – Loan No. 17 Sheraton Baltimore Inner Harbor	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,477,090 45.0% 2.27x 18.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Willard Hackerman		Collateral(7):	Fee Simple
Borrower:	Hotel Reversionary Interest, Inc.; BH		Location:	Baltimore, MD
	Center LP, LLC; IHM Subtenant, LLC		Year Built / Renovated:	1985 / 2013
Original Balance:	$22,500,000		Total Rooms:	337
Cut-off Date Balance:	$22,477,090		Property Management:	Sheraton Operating Corporation
% by Initial UPB:	2.1%		Underwritten NOI:	$4,125,188
Interest Rate:	5.1800%		Underwritten NCF:	$3,357,936
Payment Date:	6th of each month		“As-is” Appraised Value:	$50,000,000
First Payment Date:	September 6, 2013		“As-is” Appraisal Date:	June 1, 2013
Maturity Date:	August 6, 2018		“As Stabilized” Appraised Value(8):	$54,000,000
Amortization:	360 months		“As Stabilized” Appraisal Date(8):	June 1, 2015
Additional Debt(1):	$62,906,555 Subordinate Loan
Call Protection:	L(10), YM1(46), O(4)		Historical NOI
Lockbox / Cash Management(2):	Soft / Springing		Most Recent NOI:	$3,255,615 (T-12 May 31, 2013)
			2012 NOI:	$3,400,916 (December 31, 2012)
Reserves			2011 NOI:	$3,302,941 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$3,172,825 (December 31, 2010)
Taxes(3):	$261,374	Springing
Insurance(4):	$0	Springing	Historical Occupancy
FF&E(5):	$0	Springing	Current Occupancy:	61.2% (May 31, 2013)
PIP(6):	$0	Springing	2012 Occupancy:	60.0% (December 31, 2012)
			2011 Occupancy:	63.7% (December 31, 2011)
Financial Information			2010 Occupancy:	64.1% (December 31, 2010)
Cut-off Date Balance / Room:		$66,698
(1)   The sponsor provided an unsecured subordinate loan to BH Center LP, LLC (one of the borrowers) in the amount of $62,906,555, payable solely from excess cash flow. A subordination and standstill agreement is in place in which the sponsor agreed that all rights and remedies as a holder of the unsecured note are subject and subordinated in all respects to the lender’s loan.
(2)   Cash management will be triggered during (i) the continuance of an event of default, (ii) a Low Debt Service Period or (iii) a Management Agreement Sweep Period. A “Low Debt Service Period” will occur if the DSCR falls below 1.25x until such time that the DSCR is at least 1.30x for two consecutive quarters. A “Management Agreement Sweep Period” means the earlier to occur of (a) 12 months prior to the expiration of the existing management agreement, until it is renewed or replaced with a new management agreement with a term of at least 10 years or (b) upon borrower notification to the lender of commencement of replacement of the existing management agreement until there are sufficient funds in the PIP reserve account to complete any required capital improvements required by a renewal or replacement of the management agreement as determined by the lender.
(3)   The borrower will be required to make monthly deposits of 1/12 of annual taxes into the tax reserve during (i) a Low Debt Service Period or (ii) a Management Agreement Sweep Period. Borrower is also be required to make additional deposits into the tax reserve if the amount on deposit in the tax reserve is insufficient to cover three months of estimated taxes.
(4)   The borrower will be required to make monthly deposits of 1/12 of annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.
(5)   If the manager is no longer depositing the required amounts into the reserve fund and borrower is requesting disbursements from the FF&E reserve, then the borrower will be required to make monthly deposits of 3.0% of prior month’s gross revenues (4.0% if the existing management agreement is no longer in effect).
(6)   The borrower will be required to deposit all excess cash into a PIP reserve during a Management Agreement Sweep Period.
(7)   Consists of both a fee simple interest and two leasehold interests. The leasehold interests are subordinate to the fee interest and each leasehold borrower joined in the fee mortgage.
(8)   The “As Stabilized” LTV ratio is 41.6% based on achieving a stabilized occupancy of 65.0% and ADR of $170.00.

Balloon Balance / Room:		$61,740
Cut-off Date LTV:		45.0%
Balloon LTV:		41.6%
Underwritten NOI DSCR:		2.79x
Underwritten NCF DSCR:		2.27x
Underwritten NOI Debt Yield:		18.4%
Underwritten NCF Debt Yield:		14.9%
Underwritten NOI Debt Yield at Balloon:		19.8%
Underwritten NCF Debt Yield at Balloon:		16.1%

TRANSACTION HIGHLIGHTS

▪
Location. The property is located within the Inner Harbor area of Baltimore proximate to Camden Yards (home of the Baltimore Orioles), M&T Stadium (home of the Baltimore Ravens), the Inner Harbor and Downtown Baltimore. The Baltimore Convention Center, offering over 1.2 million sq. ft. of meeting and exhibition space, is located immediately north of the property. Access to the area is provided by I-395, which is located immediately west of the property. Baltimore’s Penn Station, providing rail service via Amtrak as well as bus service, is located approximately two miles from the Inner Harbor and BWI Airport is located approximately 10 miles to the southwest.

▪
Hotel Amenities. Built in 1985 and undergoing renovations since 2010, the property offers approximately 20,000 sq. ft. of meeting space, fitness center, business center, indoor swimming pool, two restaurants (The Orioles Bar & Grille and Morton’s Steakhouse), a gift shop and Enterprise car rental. An adjacent seven-level parking garage offers 519 covered parking spaces and an adjacent parking lot provides an additional 82 surface parking spaces.

▪
Renovations. Since 2010, approximately $5.0 million in capital expenditures have been invested at the property. Complete renovations of the guest rooms began in 2012 and are anticipated to be completed by the end of 2013.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5307 Reflections Club Drive Tampa, FL 33634	Collateral Asset Summary – Loan No. 18 Bridgeview Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,500,000 68.3% 1.31x 9.4%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Garden Multifamily
Sponsor:	Louis J. Rogers			Collateral:	Fee Simple
Borrower:	CSRA Bridgeview Apartments, DST			Location:	Tampa, FL
Original Balance:	$21,500,000			Year Built / Renovated:	1986 / 2010
Cut-off Date Balance:	$21,500,000			Total Units:	348
% by Initial UPB:	2.0%			Property Management:	Capital Square Management, LLC
Interest Rate:	5.5400%			Underwritten NOI:	$2,013,363
Payment Date:	6th of each month			Underwritten NCF:	$1,926,363
First Payment Date(1):	October 6, 2013			Appraised Value:	$31,500,000
Maturity Date:	October 6, 2023			Appraisal Date:	August 2, 2013
Amortization(1):	Interest only for the first 25 months;
	360 months thereafter			Historical NOI
Additional Debt(2):	$6,000,000 Mezzanine Loan			Most Recent NOI:	$1,922,452 (T-12 June 30, 2013)
Call Protection(1):	L(24), D(94), O(3)			2012 NOI:	$1,904,727 (December 31, 2012)
Lockbox / Cash Management(3):	Soft / In Place			2011 NOI:	$1,925,017 (December 31, 2011)
				2010 NOI:	$1,716,222 (December 31, 2010)
Reserves
	Initial		Monthly	Historical Occupancy
Taxes:	$442,365		$31,597	Current Occupancy:	92.5% (August 1, 2013)
Insurance:	$34,647		$17,323	2012 Occupancy:	94.7% (December 31, 2012)
Replacement(4):	$261,000		Springing	2011 Occupancy:	95.7% (December 31, 2011)
Required Repairs:	$75,000		NAP	2010 Occupancy:	95.5% (December 31, 2010)
Shortfall Funds(5):	$0		Springing
(1)   The First Payment Date under the mortgage loan documents will be in November 2013. LCF will remit to the depositor on the closing date a payment in an amount equal to 30 days of interest for the interest accrual period relating to the first distribution date in October 2013 at the related interest rate on the principal balance of such mortgage loan as of the cut-off date. Such amount will be deposited into the distribution account and will be included in the funds available for the first distribution date in October 2013. The First Payment Date, interest only period and Call Protection have been adjusted to reflect this additional payment being made by LCF.
(2)   The mezzanine loan is coterminous with the Bridgeview Apartments mortgage loan with a current interest rate of 12.0000% and an additional accrual of 2.0000%. The mezzanine borrower is required to pay down the mezzanine loan by no less than $3.0 million within the first nine months of the mezzanine loan term, at which time the interest rate will become 13.0000% per annum. The mezzanine loan is interest only for the entire term.
(3)   The transaction is structured with a soft lockbox and in place cash management at closing.  Until the required mezzanine loan principal paydown, the mezzanine lender will sweep all excess cash flow.  After such initial mezzanine principal paydown, excess cash flow will be treated as set forth in footnote 5 below.  After the mezzanine loan is paid off in full, the mortgage loan will have a springing soft lockbox with springing cash management.
(4)   The borrower will be required to make monthly payments of $7,250 into the replacement reserve starting on the earlier of the payment date in November 2016 (year four of the loan term) or when the replacement reserve balance drops below $225,000.
(5)   After the occurrence of the required mezzanine principal pay down, all excess cash flow will be swept into the Shortfall Funds reserve where it will be applied to either capital expenditures and/or to the required monthly payments if there are insufficient funds in the cash management account to make the required monthly payments. If there is no event of default and once the mezzanine loan has been paid in full, the Shortfall Funds remaining will be returned to the borrower.
(6)   The total debt balloon balance calculations are net of the $3.0 million required pay down of the mezzanine loan.
(7)   Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.67x and 1.60x, respectively, for the mortgage loan and 1.26x and 1.20x, respectively, for the total debt. Total debt DSCRs are shown based on a $3.0 million mezzanine loan and a 13.0000% mezzanine loan interest rate.

Financial Information
	Mortgage Loan		Total Debt
Cut-off Date Balance / Unit:		$61,782	$79,023
Balloon Balance / Unit(6):		$54,175	$62,795
Cut-off Date LTV:		68.3%	87.3%
Balloon LTV(6):		59.9%	69.4%
Underwritten NOI DSCR(7):		1.37x	1.08x
Underwritten NCF DSCR(7):		1.31x	1.03x
Underwritten NOI Debt Yield:		9.4%	7.3%
Underwritten NCF Debt Yield:		9.0%	7.0%
Underwritten NOI Debt Yield at Balloon(6):		10.7%	9.2%
Underwritten NCF Debt Yield at Balloon(6):		10.2%	8.8%

TRANSACTION HIGHLIGHTS

▪
Location. The property is located 0.7 miles west of the Tampa International Airport and six miles northwest of the WestShore Business District in downtown Tampa. Interstate 275 is located approximately three miles southwest of the property.

▪	Cost Basis. After closing, the borrower has approximately $5.0 million of cash equity in the property.

▪
Mezzannine Loan. Terra Secured Income Fund, LLC, a wholly owned subsidiary of Terra Capital Partners, originated a mezzanine loan in the amount of $6.0 million. The mezzanine loan is subject to an intercreditor agreement.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

12300 Fleming Drive Houston, TX 77013	Collateral Asset Summary – Loan No. 19 Falls of Birchbrook	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,800,000 75.0% 1.59x 11.6%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Garden Multifamily
Sponsor:	Rao J. Polavarapu			Collateral:	Fee Simple
Borrower:	Falls of Birchbrook Apartments, Ltd.			Location:	Houston, TX
Original Balance:	$16,800,000			Year Built / Renovated:	1973 / 2011
Cut-off Date Balance:	$16,800,000			Total Units:	455
% by Initial UPB:	1.6%			Property Management:	NMJ, Inc.
Interest Rate:	5.4900%			Underwritten NOI:	$1,944,162
Payment Date:	6th of each month			Underwritten NCF:	$1,817,217
First Payment Date:	October 6, 2013			Appraised Value:	$22,400,000
Maturity Date:	September 6, 2023			Appraisal Date:	July 5, 2013
Amortization:	360 months
Additional Debt:	None			Historical NOI(2)
Call Protection:	L(24), D(92), O(4)			Most Recent NOI:	$2,024,849 (T-5 May 31, 2013 Ann.)
Lockbox / Cash Management(1):	Soft / Springing			2012 NOI:	$1,850,725 (December 31, 2012)
				2011 NOI:	$1,384,199 (December 31, 2011)
Reserves				2010 NOI:	$837,830 (December 31, 2010)
	Initial		Monthly
Taxes:	$115,493		$14,437	Historical Occupancy(2)
Insurance:	$107,465		$9,850	Current Occupancy:	96.7% (July 5, 2013)
Replacement:	$0		$10,576	2012 Occupancy:	94.9% (December 31, 2012)
Required Repairs:	$11,813		NAP	2011 Occupancy:	89.7% (December 31, 2011)
				2010 Occupancy:	81.3% (December 31, 2010)
Financial Information
(1)   Cash management will be triggered (i) during the continuance of an event of default or (ii) if the DSCR falls below 1.25x until such time that the DSCR is at least 1.30x for two consecutive calendar quarters.
(2)   Between 2009 and 2010, the property was substantially renovated. Average monthly rents have increased from $449 per occupied unit in 2010 to $690 per occupied unit as of July 31, 2013.

Cut-off Date Balance / Unit:		$36,923
Balloon Balance / Unit:		$30,829
Cut-off Date LTV:		75.0%
Balloon LTV:		62.6%
Underwritten NOI DSCR:		1.70x
Underwritten NCF DSCR:		1.59x
Underwritten NOI Debt Yield:		11.6%
Underwritten NCF Debt Yield:		10.8%
Underwritten NOI Debt Yield at Balloon:		13.9%
Underwritten NCF Debt Yield at Balloon:		13.0%

TRANSACTION HIGHLIGHTS

▪
Amenities and Improvements. The property includes a swimming pool, clubhouse, business center, fitness center, laundry facilities and 24-hour security via video surveillance and a security guard. Since acquiring the property in 2003, the sponsor has invested approximately $5.3 million in capital expenditures, including new roofs, siding and interior upgrades.

▪
Houston Location. The property is located approximately 15 miles southeast of Houston’s central business district within the Houston-Sugar Land-Baytown metropolitan statistical area (“MSA”), the sixth largest MSA in the United States with a population of approximately 6.3 million. The property benefits from access to Interstate 10, Texas Beltway 8, the Crosby Freeway (State Highway 90) and the East Loop Freeway (Interstate 610). Major employers in the Houston area include BP, Shell and Chevron Phillips, among others. As of May 2013, unemployment in the Houston-Sugar Land-Baytown MSA was 6.4%, lower than both the Texas and overall United States rates of 6.5% and 7.3%, respectively.

▪
Experienced Sponsorship. Rao J. Polavarapu has over 30 years of commercial real estate experience. In 1997, Mr. Polavarapu started Falls Apartment Group, which now includes 11 apartment projects in Houston totaling 3,531 units. Since 1999, Mr. Polavarapu has successfully directed over $10.3 million in apartment renovations. He also owns 100% of NMJ, Inc., the manager of the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

314 Barnett Shoals Road Athens, GA 30605	Collateral Asset Summary – Loan No. 20 Aspen Heights Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,650,000 69.4% 1.47x 9.2%

Mortgage Loan Information				Property Information
Loan Seller:	LCF			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Student Housing Multifamily
Sponsor:	Vesper Holdings, LLC			Collateral:	Fee Simple
Borrower:	Vesper Athens LLC			Location:	Athens, GA
Original Balance:	$16,650,000			Year Built / Renovated:	2012 / NAP
Cut-off Date Balance:	$16,650,000			Total Units:	372
% by Initial UPB:	1.5%			Property Management:	Campus Apartments Management,
Interest Rate:	4.5600%				LLC
Payment Date:	6th of each month			Underwritten NOI:	$1,536,783
First Payment Date:	September 6, 2013			Underwritten NCF:	$1,494,241
Maturity Date:	August 6, 2023			Appraised Value:	$24,000,000
Amortization:	Interest only for first 60 months; 360			Appraisal Date:	May 15, 2013
	months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted			Historical NOI(4)
Call Protection:	L(25), D(91), O(4)			Most Recent NOI:	$1,394,680 (T-9 April 30, 2013 Ann.)
Lockbox / Cash Management(2):	Soft / Springing			2012 NOI:	NAV
				2011 NOI:	NAP
Reserves				2010 NOI:	NAP
	Initial		Monthly
Taxes:	$188,124		$17,102	Historical Occupancy(4)
Insurance:	$54,827		$4,984	Current Occupancy:	99.7% (August 31, 2013)
Replacement:	$0		$2,646	2012 Occupancy:	NAV
Required Repairs:	$29,150		NAP	2011 Occupancy:	NAP
				2010 Occupancy:	NAP
Financial Information
(1)   Future mezzanine debt is permitted in connection with a sale of the property and assignment and assumption of the loan, provided, among other things, (i) the combined LTV is not greater than 72.0% (or 75.0% when the mezzanine borrower is the sole member of a third party permitted transferee), (ii) the combined DSCR is not less than 1.29x and (iii) the combined balance of the mortgage loan and the new mezzanine loan does not exceed $20.5 million.
(2)   Cash management will be triggered upon an event of default or if the DSCR is less than 1.20x.
(3)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.00x and 1.94x, respectively.
(4)   The Historical NOI and Historical Occupancy information is limited as the property first opened for the 2012-2013 academic year.

Cut-off Date Balance / Unit:		$44,758
Balloon Balance / Unit:		$40,997
Cut-off Date LTV:		69.4%
Balloon LTV:		63.5%
Underwritten NOI DSCR(3):		1.51x
Underwritten NCF DSCR(3):		1.47x
Underwritten NOI Debt Yield:		9.2%
Underwritten NCF Debt Yield:		9.0%
Underwritten NOI Debt Yield at Balloon:		10.1%
Underwritten NCF Debt Yield at Balloon:		9.8%

TRANSACTION HIGHLIGHTS

▪
New Construction / Class A Property. The property is a 372-bed, cottage style student housing property completed in 2012. The Class-A property features community amenities including a pool and spa, tanning salon, fitness center and a game room. The unit amenities include balconies/patios, full kitchens and in-unit washer/dryers.

▪	Strong Leasing. The property opened for the 2012-2013 academic year and exhibited a 82.3% physical occupancy in its first nine months. The property is 99.7% leased for the 2013-2014 academic year.

▪
Experienced Sponsorship and Management. Vesper Holdings, LLC owns a diverse portfolio comprised of retail, parking, office and multifamily properties. Vesper Holdings, LLC’s portfolio includes 11 student housing / multifamily properties located in Michigan, Kansas, Oklahoma, Georgia and Texas. Campus Apartments Management, LLC is one of the nation’s largest developers, owners and managers of student housing with more than 32,000 beds in 24 states serving over 70 colleges and universities across the United States.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Natixis Securities Americas LLC and Wells Fargo Securities, LLC or any other underwriter (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2013-LC13 (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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